As filed with the Securities and Exchange Commission on December 16, 2011
1940 Act File No. 811-22379

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM N-2
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒
Amendment No. 2 ☒
PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(Exact Name of Registrant as Specified in Charter)
c/o Partners Group (USA) Inc.
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
 (Address of Principal Executive Offices)
(212) 908-2600
 (Registrant’s Telephone Number)
Brooks Lindberg
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
 (Name and Address of Agent for Service)

Copy to:
Joshua B. Deringer, Esq. Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996 215-988-2700

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Partners Group Private Equity (TEI), LLC

LIMITED LIABILITY COMPANY UNITS

Partners Group Private Equity (TEI), LLC (the “Fund”) is a limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  The Fund is designed for investment primarily by U.S. tax-exempt and tax-deferred investors.  The Fund’s investment objective will be to seek attractive long-term capital appreciation by investing in a globally diversified portfolio of private equity investments.  The Fund seeks to achieve its objective by investing all or substantially all of its assets in the Partners Group Private Equity (Offshore), LDC (the “Offshore Fund”), a Cayman Islands limited duration company with the same investment objective as the Fund.  The Offshore Fund in turn invests all or substantially all of its assets in Partners Group Private Equity (Master Fund), LLC (the “Master Fund”), a recently formed Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company.  The Master Fund and the Offshore Fund have the same investment objective as the Fund.  The Offshore Fund serves solely as an intermediate entity through which the Fund invests in the Master Fund.  The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the Fund’s investable assets.

The Master Fund has the same investment objective as the Fund.  The Master Fund’s investments are expected to include: (i) direct investments in the equity and/or debt of operating companies; (ii) primary and secondary investments in private equity funds managed by third-party managers; and (iii) listed private equity investments, such as business development companies.  The Fund cannot guarantee that its investment objective will be achieved or that the Master Fund’s portfolio design and risk monitoring strategies will be successful.  Investing in the Fund involves a high degree of risk.  See “GENERAL RISKS,” “SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “INVESTMENT RELATED RISKS,” “RISKS SPECIFIC TO SECONDARY INVESTMENTS” and “LIMITATIONS OF RISK DISCLOSURE” beginning on page 18.

This confidential private placement memorandum (the “Memorandum”) applies to the offering of units of limited liability company interests (“Units”) in the Fund.  The Units will generally be offered at the net asset value per Unit as of the first day of each calendar month.  No person who is admitted as a member of the Fund (a “Member”) will have the right to require the Fund to redeem its Units. This Memorandum is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “ELIGIBLE INVESTORS.”  If you purchase Units of the Fund, you will become bound by the terms and conditions of the Limited Liability Company Agreement of the Fund (the “LLC Agreement”).  A copy of the LLC Agreement is attached as Appendix A to this Memorandum.

Units are speculative and illiquid securities involving substantial risk of loss.  Units will not be listed on any securities exchange and it is not anticipated that a secondary market for Units will develop.  Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement.  Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at a Member’s option nor will they be exchangeable for units or shares of any other fund.  As a result, an investor may not be able to sell or otherwise liquidate his or her Units.  Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

This Memorandum concisely provides information that you should know about the Fund before investing.  You are advised to read this Memorandum carefully and to retain it for future reference.  Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated December 16, 2011, has been filed with the SEC.  You can request a copy of the SAI and annual and semi-annual reports of the Fund without charge by writing to the Fund, c/o Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling the Fund at 1-877-748-7209.  The SAI is incorporated by reference into this Memorandum in its entirety.  The table of contents of the SAI appears on page 53 of this Memorandum.  You can obtain the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov).  The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense. This is a private offering made only pursuant to the exemptions provided by Rule 506 under Section 4(2) of the Securities Act of 1933, as amended.

You should not construe the contents of this Memorandum as legal, tax or financial advice.  You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund. You should rely only on the information contained in this Memorandum and the SAI.  The Fund has not authorized anyone to provide you with different information.  You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below.

The date of this Memorandum is December 16, 2011

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Partners Group Private Equity (TEI), LLC

LIMITED LIABILITY COMPANY UNITS

FOR ALL NON-U.S. INVESTORS GENERALLY.  IT IS THE RESPONSIBILITY OF ANY PERSONS WISHING TO SUBSCRIBE FOR UNITS IN THE FUND TO INFORM THEMSELVES OF AND TO OBSERVE ALL APPLICABLE LAWS AND REGULATIONS OF ANY RELEVANT JURISDICTIONS.  PROSPECTIVE INVESTORS SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES WITHIN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE, DOMICILE AND PLACE OF BUSINESS WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSAL OF THE UNITS, AND ANY FOREIGN EXCHANGE RESTRICTIONS THAT MAY BE RELEVANT THERETO.

FOR INVESTORS IN ARGENTINA.  THE FUND HAS NOT MADE, AND WILL NOT MAKE, ANY APPLICATION TO OBTAIN AN AUTHORIZATION FROM THE COMISIÓN NACIONAL DE VALORES (“CVN”) FOR THE PUBLIC OFFERING OF THE FUND IN ARGENTINA.  THE CVN HAS NOT APPROVED THE FUND, THE OFFERING NOR ANY DOCUMENT RELATING TO THE OFFERING OF THE FUND.  ARGENTINE INSURANCE COMPANIES MAY NOT PURCHASE UNITS IN THE FUND.

FOR INVESTORS IN AUSTRIA.  THE FUND MAY ONLY BE OFFERED IN THE REPUBLIC OF AUSTRIA IN COMPLIANCE WITH THE PROVISIONS OF THE AUSTRIAN CAPITAL MARKET ACT AND THE AUSTRIAN INVESTMENT FUNDS ACT AND ANY OTHER LAWS APPLICABLE IN THE REPUBLIC OF AUSTRIA GOVERNING THE OFFER AND SALE OF THE FUND IN THE REPUBLIC OF AUSTRIA.  THE UNITS ARE NOT REGISTERED OR OTHERWISE AUTHORIZED FOR PUBLIC OFFER UNDER THE CAPITAL MARKET ACT OR THE AUSTRIAN INVESTMENT FUNDS ACT OR ANY OTHER RELEVANT SECURITIES LEGISLATION IN AUSTRIA.  THE FUND MAY ONLY BE OFFERED OR SOLD TO QUALIFIED INVESTORS AND/OR TO A RESTRICTED NUMBER OF INVESTORS IN THE REPUBLIC OF AUSTRIA IN ACCORDANCE WITH SECTION 3 PARAGRAPH 1 OF THE CAPITAL MARKET ACT.  THE RECIPIENTS OF THIS DISCLOSURE DOCUMENT AND OTHER SELLING MATERIAL IN RESPECT TO THE PROGRAM HAVE BEEN INDIVIDUALLY SELECTED AND IDENTIFIED BEFORE THE OFFER BEING MADE AND ARE TARGETED EXCLUSIVELY ON THE BASIS OF A PRIVATE PLACEMENT.  ACCORDINGLY, THE FUND MAY NOT BE, AND IS NOT BEING, OFFERED OR ADVERTISED PUBLICLY OR OFFERED SIMILARLY UNDER EITHER THE CAPITAL MARKET ACT OR THE AUSTRIAN INVESTMENT FUNDS ACT OR ANY OTHER RELEVANT SECURITIES LEGISLATION IN AUSTRIA.  THIS OFFER MAY NOT BE MADE TO ANY OTHER PERSONS THAN THE RECIPIENTS TO WHOM THIS DOCUMENT IS PERSONALLY ADDRESSED.

FOR INVESTORS IN BERMUDA.  THE UNITSS BEING OFFERED HEREBY ARE BEING OFFERED ON A PRIVATE BASIS TO INVESTORS WHO SATISFY THE CRITERIA OUTLINED IN THIS MEMORANDUM.  THIS MEMORANDUM IS NOT SUBJECT TO, AND HAS NOT RECEIVED APPROVAL FROM, EITHER THE BERMUDA MONETARY AUTHORITY OR THE REGISTRAR OF COMPANIES AND NO STATEMENT TO THE CONTRARY, EXPLICIT OR IMPLICIT, IS AUTHORIZED TO BE MADE IN THIS REGARD.

FOR INVESTORS IN BRAZIL. THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE A PUBLIC OFFER OR DISTRIBUTION OF SECURITIES IN BRAZIL AND NO REGISTRATION OR FILING WITH RESPECT TO THE UNITS REFERENCED HEREIN HAS BEEN MADE WITH THE COMISSÃO DE VALORES MOBILIÁRIOS (CVM).  NO PUBLIC OFFER OF THE UNITS REFERENCED HEREIN MAY BE MADE IN BRAZIL WITHOUT THE APPLICABLE REGISTRATION AT THE CVM.

FOR INVESTORS IN THE BRITISH VIRGIN ISLANDS.  THERE ARE NO LIMITATIONS OR RESTRICTIONS ON THE OFFERING OF THE UNITS TO A BRITISH VIRGIN ISLANDS INTERNATIONAL BUSINESS COMPANY OUTSIDE OF THE BRITISH VIRGIN ISLANDS. THIS MEMORANDUM SHALL NOT BE A SOLICITATION TO AND NO PURCHASE OF THE UNITS SHALL BE MADE BY ANY INDIVIDUAL WITHIN THE BRITISH VIRGIN ISLANDS UNLESS THE PURCHASE IS A RESULT OF AN APPROACH MADE BY THE INDIVIDUAL WITHOUT ANY SOLICITATION BEING MADE.

FOR INVESTORS IN THE CAYMAN ISLANDS.  THE FUND WILL NOT BE OFFERED TO THE PUBLIC IN THE CAYMAN ISLANDS.

FOR INVESTORS IN COLOMBIA.

(I)	THE ISSUANCE OF UNITS IN THE FUND, AS WELL AS TRADING AND PAYMENTS IN RESPECT TO THE FUND, WILL OCCUR OUTSIDE COLOMBIA.
(II)
THIS MATERIAL IS FOR THE SOLE AND EXCLUSIVE USE OF THE RECIPIENT ACTING ON ITS OWN BEHALF AND/OR ON BEHALF OF ANY INDEPENDENT PATRIMONY IT ADMINISTERS BY VIRTUE OF LAW, AND CANNOT BE UNDERSTOOD AS BEING ADDRESSED TO, OR BE USED BY, ANY DIFFERENT THIRD PARTY.

(III)
THE FUND HAS NOT BEEN AND WILL NOT BE OFFERED IN COLOMBIA THROUGH A PUBLIC OFFERING PURSUANT TO COLOMBIAN LAWS AND REGULATIONS AND NEITHER WILL BE REGISTERED IN THE COLOMBIAN REGISTRY OF SECURITIES AND ISSUERS ON THE COLOMBIAN STOCK EXCHANGE.

(IV)
THE RECIPIENT ACKNOWLEDGES THE COLOMBIAN LAWS AND REGULATIONS (SPECIFICALLY FOREIGN EXCHANGE AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT MADE IN CONNECTION WITH THE FUND AND REPRESENTS THAT IT IS THE SOLE PARTY LIABLE FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS.

(V)	THE RECIPIENT SHALL CONFIRM THAT THE INVESTMENT IN THE FUND IS A PERMITTED INVESTMENT FOR THE RECIPIENT UNDER ITS CORPORATE BYLAWS AND/OR PARTICULAR APPLICABLE INVESTMENT REGIME.

FOR INVESTORS IN COSTA RICA.  THIS MEMORANDUM AND THE UNITS DESCRIBED HEREIN HAVE NOT BEEN FILED BEFORE, OR APPROVED BY, SUGEVAL FOR DISTRIBUTION AMONG THE COSTA RICAN PUBLIC.  ITS DELIVERY IS NOT INTENDED TO BE AND SHOULD NOT BE CONSTRUED AS A PUBLIC OFFERING OF SECURITIES UNDER COSTA RICAN LAW.

FOR INVESTORS IN DENMARK.  THIS MEMORANDUM HAS NOT BEEN FILED WITH OR APPROVED BY THE DANISH FINANCIAL SUPERVISORY AUTHORITY OR ANY OTHER REGULATORY AUTHORITY IN THE KINGDOM OF DENMARK.

THE UNITS HAVE NOT BEEN OFFERED OR SOLD AND MAY NOT BE OFFERED OR SOLD OR DELIVERED DIRECTLY OR INDIRECTLY IN DENMARK, UNLESS IN COMPLIANCE WITH CHAPTER 6 AND 12 OF THE DANISH ACT ON TRADING IN SECURITIES AND THE DANISH EXECUTIVE ORDERS NO. 306 AND NO. 307 OF 28 APRIL 2005 ON THE FIRST PUBLIC OFFER OF CERTAIN SECURITIES ISSUES PURSUANT HERETO.

FOR INVESTORS IN EL SALVADOR.  THERE IS NO INTENTION TO ESTABLISH A PUBLIC OFFER TO EL SALVADOR´S RESIDENTS OR TO REGISTER THE UNITS AS A FOREIGN INVESTMENT FUND AT THE SECURITIES SUPERINTENDENCE OF EL SALVADOR (SUPERINTENDENCIA DE VALORES). ANY COMMUNICATION AND/OR DOCUMENTATION RELATED TO THE INTERESTS ARE ONLY INTENDED FOR THE EXCLUSIVE USE OF THE RECIPIENT, THE PERSON TO WHOM IT HAS BEEN DIRECTLY SENT, AND IT IS NOT INTENDED TO BE A GENERAL OR INDETERMINATE COMMUNICATION.

FOR RESIDENTS OF FINLAND.  ONLY PROFESSIONAL INVESTORS AS SET FORTH IN THE FINNISH SECURITIES MARKETS ACT MAY INVEST IN THE UNITS DESCRIBED IN THIS MEMORANDUM AND, ACCORDINGLY, ONLY PERSONS FALLING INTO THIS CLASS OF INVESTORS MAY RECEIVE THIS MEMORANDUM.  THIS MEMORANDUM HAS BEEN PREPARED FOR PRIVATE INFORMATION PURPOSES OF INTERESTED INVESTORS ONLY.  IT MAY NOT BE USED FOR AND SHALL NOT BE DEEMED A PUBLIC OFFERING OF THE UNITS.  THE RAHOITUSTARKASTUS HAS NOT AUTHORIZED ANY OFFERING OF THE SUBSCRIPTION OF THE UNITS; ACCORDINGLY, THE UNITS MAY NOT BE OFFERED OR SOLD IN FINLAND OR TO RESIDENTS THEREOF EXCEPT AS PERMITTED BY FINNISH LAW.  THIS MEMORANDUM IS STRICTLY FOR PRIVATE USE BY ITS HOLDER AND MAY NOT BE PASSED ON TO THIRD PARTIES.

FOR INVESTORS IN FRANCE.  EXCEPT PURSUANT TO ANY AVAILABLE AUTHORIZATION OR CONSENT FROM THE AUTORITÉ DES MARCHÉS FINANCIERS IN RELATION TO THE FUND, UNITS IN SUCH FUND ARE NOT BEING AND MAY NOT BE OFFERED OR SOLD IN FRANCE AND THIS DISCLOSURE DOCUMENT, OR ANY INFORMATION CONTAINED IN THIS DOCUMENT OR ANY OFFERING MATERIAL RELATING TO SHARES IN THE PROGRAM, MAY NOT BE DISTRIBUTED OR CAUSED TO BE DISTRIBUTED IN FRANCE.

FOR INVESTORS IN GERMANY.  THE FUND IS NEITHER REGISTERED FOR PUBLIC DISTRIBUTION WITH THE FEDERAL FINANCIAL SUPERVISORY AUTHORITY (BUNDESANSTALT FÜRFINANZDIENSTLEISTUNGSAUFSICHT – ‘BAFIN’) ACCORDING TO THE GERMAN INVESTMENT ACT NOR LISTED ON A GERMAN EXCHANGE.  NO SALES PROSPECTUS PURSUANT TO THE GERMAN SECURITIES PROSPECTUS ACT OR GERMAN SALES PROSPECTUS ACT OR GERMAN INVESTMENT ACT HAS BEEN FILED WITH THE BAFIN.  CONSEQUENTLY, UNITS MUST NOT BE DISTRIBUTED WITHIN THE FEDERAL REPUBLIC OF GERMANY BY WAY OF A PUBLIC OFFER, PUBLIC ADVERTISEMENT OR IN ANY SIMILAR MANNER AND THIS DISCLOSURE DOCUMENT AND ANY OTHER DOCUMENT RELATING TO THE FUND, AS WELL AS INFORMATION OR STATEMENTS CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN THE FEDERAL REPUBLIC OF GERMANY OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OF THE FUND TO THE PUBLIC IN THE FEDERAL REPUBLIC OF GERMANY OR ANY OTHER MEANS OF PUBLIC MARKETING.

NO VIEW ON TAXATION IS EXPRESSED HEREIN.  PROSPECTIVE INVESTORS IN GERMANY ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES THAT MAY ARISE FROM AN INVESTMENT IN THE FUND.

FOR INVESTORS IN GREECE.  THE FUND HAS NOT BEEN APPROVED BY THE GREEK CAPITAL MARKET COMMISSION FOR DISTRIBUTION AND MARKETING IN GREECE.  THIS MEMORANDUM AND THE INFORMATION CONTAINED HEREIN DO NOT AND SHALL NOT BE DEEMED TO CONSTITUTE AN INVITATION TO THE PUBLIC IN GREECE TO PURCHASE UNITS IN THE FUND.  THE UNITS HAVE NOT BEEN AND WILL NOT BE DISTRIBUTED OR SOLD BY ANY FORM OF GENERAL SOLICITATION OR GENERAL ADVERTISING TO THE PUBLIC IN GREECE.  THE UNITS MAY NOT BE DISTRIBUTED, OFFERED OR IN ANY WAY SOLD IN GREECE EXCEPT AS PERMITTED BY GREEK LAW.  THE FUND DOES NOT HAVE A GUARANTEED PERFORMANCE AND PAST RETURNS DO NOT GUARANTEE FUTURE ONES.

FOR INVESTORS IN HONG KONG.  THE CONTENTS OF THIS MEMORANDUM HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG.  YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER.  IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS DOCUMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

THE UNITS MAY NOT BE OFFERED OR SOLD IN HONG KONG BY MEANS OF THIS MEMORANDUM OR ANY OTHER DOCUMENT OTHER THAN TO PROFESSIONAL INVESTORS AS DEFINED IN THE HONG KONG SECURITIES AND FUTURES ORDINANCE, OR IN OTHER CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC FOR THE PURPOSES OF THE HONG KONG COMPANIES ORDINANCE.

THIS MEMORANDUM IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE UNITS DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISORS OF THE PROSPECTIVE INVESTOR RECEIVING THIS MEMORANDUM).

FOR INVESTORS IN ISRAEL.  THE UNITS OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AND MAY NOT BE OFFERED IN ISRAEL TO MORE THAN 35 OFFEREES AS SUCH TERM IS DEFINED BY ISRAELI LAW.

FOR INVESTORS IN ITALY.  UNITS IN THE FUND MAY NOT BE OFFERED OR PLACED IN ITALY TO ANY PERSON OR ENTITY, REGARDLESS OF QUALIFICATIONS.

FOR INVESTORS IN LUXEMBOURG.  UNITS IN THE FUND ARE NOT, AND MAY NOT BE, DISTRIBUTED TO THE PUBLIC IN OR FROM LUXEMBOURG AND THE DOCUMENTATION RELATING TO THE FUND MAY NOT BE MADE AVAILABLE TO THE PUBLIC IN OR FROM LUXEMBOURG.

FOR INVESTORS IN MEXICO.  THE FUND HAS NOT BEEN AND WILL NOT BE REGISTERED IN THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES).  THEREFORE, UNITS IN THE FUND MAY NOT BE OFFERED OR SOLD IN THE UNITED MEXICAN STATES (“MEXICO”) BY ANY MEANS EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING (OFERTA PUBLICA) WITHIN THE MEANING OF THE SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES) AND ITS REGULATIONS.  ALL APPLICABLE PROVISIONS OF THE SECURITIES MARKET LAW MUST BE COMPLIED WITH IN RESPECT TO ANYTHING DONE IN RELATION TO THE FUND IN, FROM OR OTHERWISE INVOLVING MEXICO.

FOR INVESTORS IN MONACO.  UNITS IN THE FUND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, TO THE PUBLIC IN MONACO OTHER THAN BY AN AUTHORIZED INTERMEDIARY.  NEITHER THIS MEMORANDUM, WHICH HAS NOT BEEN SUBMITTED TO THE CLEARANCE PROCEDURE OF THE MONEGASQUE AUTHORITIES, INCLUDING THE COMMISSION DE CONTROLE, NOR ANY OFFERING MATERIAL RELATING TO THE OFFER OF THE UNITS, MAY BE RELEASED OR ISSUED TO THE PUBLIC IN MONACO IN ACCORDANCE WITH ANY SUCH OFFER.  THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES UNDER THE SECURITIES LAWS OF MONACO.

FOR INVESTORS IN THE NETHERLANDS.  THE UNITS MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE NETHERLANDS, OTHER THAN

(I)	WITH A MINIMUM DENOMINATION OF €50,000 OR THE EQUIVALENT IN ANOTHER CURRENCY;
(II)	FOR A MINIMUM CONSIDERATION OF €50,000 PER INVESTOR OR THE EQUIVALENT IN ANOTHER CURRENCY;
(III)	TO FEWER THAN 100 INDIVIDUALS OR LEGAL ENTITIES OTHER THAN QUALIFIED INVESTORS; OR
(IV)	SOLELY TO QUALIFIED INVESTORS,

ALL WITHIN THE MEANING OF ARTICLE 1:12 OF THE NETHERLANDS FINANCIAL SUPERVISION ACT (WET OP HET FINANCIEEL TOEZICHT) AND ARTICLE 4 OF THE FINANCIAL SUPERVISION ACT EXEMPTION REGULATION VRIJSTELLINGSREGELING WFT).

IF THE UNITS WILL BE OFFERED OR SOLD IN RELIANCE ON THE EXEMPTIONS REFERRED TO IN (I) AND (II) ABOVE, THE FOLLOWING ADDITIONAL REQUIREMENTS APPLY:

(A)	THE FIRST DRAWDOWN AMOUNT PER INVESTOR MUST BE AT LEAST €50,000 OR THE EQUIVALENT IN ANOTHER CURRENCY (EXCLUSIVE OF ANY COSTS), PAYABLE AS A LUMP SUM;
(B)	ANY SUBSEQUENT DRAWDOWN MAY BE IN AN AMOUNT LESS THAN €50,000 OR THE EQUIVALENT IN ANOTHER CURRENCY;

(C)	THE AMOUNT INVESTED BY EACH INVESTOR MAY NEVER BE LESS THAN €50,000 OR THE EQUIVALENT IN ANOTHER CURRENCY (EXCLUSIVE OF A DECREASE OF THE VALUE OF THE AMOUNT INVESTED),

ALL IN ACCORDANCE WITH THE INTERPRETATION OF THE NETHERLANDS AUTHORITY FOR THE FINANCIAL MARKETS (STICHTING AUTORITEIT FINANCIËLE MARKTEN) DATED 11 JANUARY 2007 ON THE DENOMINATION AND PACKAGE EXCEPTIONS/EXEMPTIONS (COUPURE EN PAKKET UITZONDERINGEN/VRIJSTELLINGEN AANBIEDEN EFFECTEN AAN HET PUBLIEK EN AANBIEDEN DEELNEMINGSRECHTEN).

IN RESPECT OF THE OFFER, THE FUND AND ITS ADVISER (BEHEERDER) TO THE EXTENT IT PERTAINS TO THE FUND DO NOT REQUIRE A LICENSE AS A COLLECTIVE INVESTMENT SCHEME PURSUANT TO THE NETHERLANDS FINANCIAL SUPERVISION ACT AND ARE NOT SUBJECT TO MARKET CONDUCT SUPERVISION OF THE NETHERLANDS AUTHORITY FOR THE FINANCIAL MARKETS AND PRUDENTIAL SUPERVISION OF THE DUTCH CENTRAL BANK (DE NEDERLANDSCHE BANK N.V.).

FOR INVESTORS IN NORWAY.  THE FUND FALLS OUTSIDE THE SCOPE OF THE NORWEGIAN INVESTMENT FUND ACT AND, THEREFORE, IS NOT SUBJECT TO SUPERVISION FROM THE FINANCIAL SUPERVISORY AUTHORITY OF NORWAY (KREDITTILSYNET).  THE UNITS ARE NOT SUBJECT TO THE NORWEGIAN SECURITIES TRADING ACT.  THE CONTENTS OF THIS MEMORANDUM HAVE NOT BEEN APPROVED OR REGISTERED WITH THE OSLO BØRS (THE OSLO STOCK EXCHANGE) NOR THE NORWEGIAN COMPANY REGISTRY.  EACH INVESTOR SHOULD CAREFULLY CONSIDER INDIVIDUAL TAX QUESTIONS BEFORE INVESTING IN THE FUND. THIS MEMORANDUM SHOULD NOT IN ANY WAY BE COPIED OR OTHERWISE DISTRIBUTED BY THE RECIPIENT.

FOR INVESTORS IN OMAN.  THIS MEMORANDUM SHALL NOT BE DEEMED A PUBLIC OFFERING OF THE UNITS IN OMAN. THE UNITS, THIS MEMORANDUM OR ANY OTHER OFFERING MATERIAL RELATING TO THE UNITS MAY NOT BE DISTRIBUTED TO THE PUBLIC IN OMAN AND MAY ONLY BE MADE AVAILABLE ON A LIMITED BASIS PRIVATELY TO INVESTORS WITH THE PRIOR APPROVAL OF THE ADVISER. ALL APPLICATIONS FOR INVESTMENT SHOULD BE RECEIVED, AND ANY ALLOTMENTS MADE, FROM OUTSIDE OMAN.

FOR INVESTORS IN PANAMA.  UNITS IN THE FUND SHALL NOT BE OFFERED TO THE PUBLIC BY PUBLIC MEANS OF COMMUNICATION (NEWSPAPER, MASS MAILING, ETC.) IN PANAMA.  THE LOCAL BROKER-DEALER SHALL NOT ACTIVELY SOLICIT PURCHASE/SALE ORDERS TO POTENTIAL INVESTORS DOMICILED IN PANAMA.  THE POTENTIAL INVESTOR IS INFORMED THAT THESE SECURITIES ARE NOT REGISTERED WITH THE NSC.  ANY APPLICATION MUST BE EXECUTED OUTSIDE OF PANAMA BY A BROKER-DEALER LICENSED TO OPERATE IN A JURISDICTION RECOGNIZED BY THE NSC.  THE RELATIONSHIP BETWEEN THE FOREIGN BROKER-DEALER AND THE PANAMANIAN BROKER-DEALER MUST BE NOTIFIED TO THE NSC.

FOR INVESTORS IN POLAND.  THE UNITS DESCRIBED IN THIS MEMORANDUM AND THE RELATED DOCUMENTS MAY NOT BE DISTRIBUTED BY THE WAY OF PUBLIC OFFERING OR SOLD, DIRECTLY OR INDIRECTLY, TO THE PUBLIC IN THE REPUBLIC OF POLAND.  THIS MEMORANDUM HAS NOT BEEN SUBMITTED FOR APPROVAL OR NOTIFIED TO THE POLISH SECURITIES AND EXCHANGE COMMISSION (KOMISJA PAPIERÓW WARTOSCIOWYCH I GIELD) OR ANY OTHER PUBLIC AUTHORITY IN THE REPUBLIC OF POLAND IN ANY WAY.  THEREFORE, THIS MEMORANDUM IS NEITHER A PROSPECTUS NOR DOES IT CONSTITUTE TERMS AND CONDITIONS OF ISSUE AND TRADE (WARUNKI EMISJI I OBROTU) OR TERMS AND CONDITIONS OF TRADE (WARUNKI OBROTU) PURSUANT TO THE LAW ON THE PUBLIC TRADING OF SECURITIES (USTAWA O PUBLICZNYM OBROCIE PAPIERAMI WARTOSCIOWYMI), ITS BY-LAWS OR THE ACT ON THE INVESTMENT FUNDS (USTAWA O FUNDUSZACH INWESTYCYJNYCH).  THERE IS NO POLISH LANGUAGE COUNTERPART OR TRANSLATION OF THIS MEMORANDUM AND THE RELATED DOCUMENTS AND AT THE SAME TIME SUCH DOCUMENTS DO NOT CONSTITUTE A PUBLIC OFFERING IN THE REPUBLIC OF POLAND AND SHOULD NOT BE REGARDED AS SUCH.  IN PARTICULAR, THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE UNITS IN THE REPUBLIC OF POLAND AND NO STEPS MAY BE TAKEN THAT WOULD CONSTITUTE OR RESULT IN A PUBLIC OFFERING OF THE INTERESTS IN THE REPUBLIC OF POLAND.  THIS MEMORANDUM HAS BEEN PREPARED FOR PRIVATE INFORMATION PURPOSES ONLY, IS STRICTLY FOR PRIVATE USE BY ITS HOLDER AND MAY NOT BE PASSED ON TO THIRD PARTIES.  ANY DIRECT OR INDIRECT SALE OF UNITS TO RESIDENTS OF POLAND SHALL BE MADE IN COMPLIANCE WITH ALL APPLICABLE REQUIREMENTS.

FOR INVESTORS IN SINGAPORE.  THE OFFER OR INVITATION TO ACQUIRE UNITS IN THE FUND, WHICH IS THE SUBJECT OF THIS PRIVATE PLACEMENT MEMORANDUM, DOES NOT RELATE TO A COLLECTIVE INVESTMENT SCHEME WHICH IS AUTHORISED UNDER SECTION 286 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”) OR RECOGNISED UNDER SECTION 287 OF THE SFA. THE FUND IS NOT AUTHORIZED OR RECOGNIZED BY THE MONETARY AUTHORITY OF SINGAPORE (THE “MAS”) AND THE UNITS ARE NOT ALLOWED TO BE OFFERED TO THE RETAIL PUBLIC.  THIS PRIVATE PLACEMENT MEMORANDUM AND ANY OTHER DOCUMENT OR MATERIAL ISSUED IN CONNECTION WITH THE OFFER OR SALE IS NOT A PROSPECTUS AS DEFINED IN THE SFA. ACCORDINGLY, STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENT OF PROSPECTUSES WOULD NOT APPLY. YOU SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR YOU.

THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MAS.  ACCORDINGLY, THIS PRIVATE PLACEMENT MEMORANDUM AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF UNITS MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY UNITS BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 304 OF THE SFA, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 305(1), OR ANY PERSON PURSUANT TO SECTION 305(2), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 305, OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE UNITS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 305 BY A RELEVANT PERSON WHICH IS:

(A)
A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE UNITS PURSUANT TO AN OFFER MADE UNDER SECTION 305 EXCEPT:

(I)	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON DEFINED IN SECTION 305(5) OF THE SFA, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 305A(3)(I)(B) OF THE SFA;
(II)	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
(III)	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
(IV)	AS SPECIFIED IN SECTION 305A(5) OF THE SFA.

WHERE THE SECURITIES ARE OFFERED PURSUANT TO SECTIONS 274 AND/OR 275 OF THE SFA.

THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MAS. ACCORDINGLY, THIS PRIVATE PLACEMENT MEMORANDUM AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF UNITS MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY UNITS BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275, OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE UNITS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS:

(A)
A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE UNITS PURSUANT TO AN OFFER MADE UNDER SECTION 275 EXCEPT:

(I)	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(I)(B) OF THE SFA;
(II)	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
(III)	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

(IV)	AS SPECIFIED IN SECTION 276(7) OF THE SFA.

FOR INVESTORS IN SPAIN.  IN THE CONTEXT OF THE SERVICE AGREEMENT BETWEEN MERRILL LYNCH ESPANOLA AGENCIA DE VALORES, S.A. ("MLESA") AND MERRILL LYNCH CAPITAL MARKETS ESPANA, S.V., S. A. ("MLCM") OR IN THE CONTEXT OF YOUR RELATIONSHIP WITH ANY OTHER RELEVANT MERRILL LYNCH ENTITY, YOU HAVE REQUESTED INFORMATION REGARDING THE FUND WHICH IS HEREBY DELIVERED TO YOU IN ENGLISH. IN LINE WITH MERRILL LYNCH’S PREVIOUS ADVICE TO YOU, YOU HAVE REPRESENTED TO HAVE A GOOD COMMAND OF THE ENGLISH LANGUAGE.  THIS NOTWITHSTANDING, YOU SHOULD BE AWARE OF THE FOLLOWING:

(I)	THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK;
(II)	THE FUND MAY INVEST IN DERIVATIVES;
(III)	THE FUND IS SUBJECT TO LIMITED LIQUIDITY AND RESTRICTIONS ON TRANSFERS; AND
(IV)	THE FUND IS SUBJECT TO SUBSTANTIAL FEES AND EXPENSES.

SHOULD YOU REQUIRE ANY ADDITIONAL CLARIFICATION AS REGARDS THE FUND, PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR.

FOR RESIDENTS OF SWEDEN.  THIS MEMORANDUM HAS NOT BEEN, NOR WILL BE, FILED, REGISTERED OR APPROVED BY THE SWEDISH FINANCIAL SUPERVISORY AUTHORITY.

FOR INVESTORS IN SWITZERLAND. THE FUND HAS NOT BEEN APPROVED BY THE SWISS FINANCIAL MARKET SUPERVISORY AUTHORITY FINMA AS FOREIGN COLLECTIVE INVESTMENT SCHEMES PURSUANT TO ARTICLE 120 OF THE SWISS COLLECTIVE INVESTMENT SCHEMES ACT OF 23 JUNE 2006 (“CISA”). ACCORDINGLY, UNITS IN THE FUND MAY NOT BE PUBLICLY OFFERED IN OR FROM SWITZERLAND AND NEITHER THIS DISCLOSURE DOCUMENT NOR ANY OTHER MATERIALS RELATING TO THE FUND MAY BE MADE AVAILABLE THROUGH A PUBLIC OFFERING IN OR FROM SWITZERLAND.  UNITS IN THE FUND MAY ONLY BE OFFERED AND THIS DISCLOSURE DOCUMENT MAY ONLY BE DISTRIBUTED IN OR FROM SWITZERLAND TO QUALIFIED INVESTORS (AS DEFINED IN CISA AND ITS IMPLEMENTING ORDINANCE) OTHERWISE THAN THROUGH A PUBLIC OFFERING IN OF FROM SWITZERLAND.

FOR RESIDENTS OF TURKEY.  NO INFORMATION IN THIS MEMORANDUM IS PROVIDED FOR THE PURPOSE OF OFFERING, MARKETING AND SALE BY ANY MEANS OF ANY CAPITAL MARKET INSTRUMENTS IN THE REPUBLIC OF TURKEY. THEREFORE, THIS DOCUMENT MAY NOT BE CONSIDERED AS AN OFFER MADE OR TO BE MADE TO RESIDENTS OF THE REPUBLIC OF TURKEY.

THE OFFERED UNITS HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE TURKISH CAPITAL MARKET BOARD (THE “CMB”) UNDER THE PROVISIONS OF THE CAPITAL MARKET LAW (LAW NO. 2499) (THE “CAPITAL MARKET LAW”).  ACCORDINGLY NEITHER THIS MEMORANDUM NOR ANY OTHER OFFERING MATERIAL RELATED TO THE OFFERING MAY BE UTILIZED IN CONNECTION WITH ANY OFFERING TO THE PUBLIC WITHIN THE REPUBLIC OF TURKEY WITHOUT THE PRIOR APPROVAL OF THE CMB.  HOWEVER, ACCORDING TO ARTICLE 15 (D) (II) OF THE DECREE NO.32 THERE IS NO RESTRICTION ON THE PURCHASE OR SALE OF THE OFFERED UNITS BY RESIDENTS OF THE REPUBLIC OF TURKEY, PROVIDED THAT SUCH RESIDENTS PURCHASE OR SELL SUCH OFFERED UNITS IN THE FINANCIAL MARKETS OUTSIDE OF THE REPUBLIC OF TURKEY, AND SUCH SALE AND PURCHASE IS MADE THROUGH A BANK AND/OR LICENSED BROKERAGE INSTITUTIONS IN THE REPUBLIC OF TURKEY.

FOR RESIDENTS OF THE UNITED ARAB EMIRATES.  THE INFORMATION CONTAINED IN THIS MEMORANDUM DOES NOT CONSTITUTE A PUBLIC OFFER OF SECURITIES IN THE UNITED ARAB EMIRATES IN ACCORDANCE WITH THE COMMERCIAL COMPANIES LAW (FEDERAL LAW NO. 8 OF 1984), BANKING LAW (FEDERAL LAW NO. 10 OF 1980) OR OTHERWISE.  FURTHER, THE INFORMATION CONTAINED IN THIS MEMORANDUM IS NOT INTENDED TO LEAD TO THE CONCLUSION OF ANY CONTRACT OF WHATSOEVER NATURE WITHIN THE TERRITORY OF THE UNITED ARAB EMIRATES.

FOR INVESTORS IN THE UNITED KINGDOM.  THIS DISCLOSURE DOCUMENT AND THE RELATED MARKETING MATERIAL (THIS "MATERIAL") IS NOT AVAILABLE FOR GENERAL DISTRIBUTION IN, FROM OR INTO THE UNITED KINGDOM BECAUSE THE FUND IS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME WHOSE PROMOTION IS RESTRICTED BY SECTIONS 238 AND 240 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000.  WHEN DISTRIBUTED IN, FROM OR INTO THE UNITED KINGDOM, THIS MATERIAL IS ONLY INTENDED FOR PERSONS HAVING PROFESSIONAL EXPERIENCE OF INVESTING IN UNREGULATED SCHEMES, HIGH NET WORTH COMPANIES, PARTNERSHIPS, ASSOCIATIONS OR TRUSTS AND PERSONNEL OF ANY OF THE FOREGOING  WHO ARE INVOLVED IN THE PARTICIPATION OF THE FOREGOING IN UNREGULATED SCHEMES (EACH WITHIN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001), EXISTING CUSTOMERS OF MERRILL LYNCH, PERSONS OUTSIDE THE EUROPEAN ECONOMIC AREA RECEIVING IT NON-ELECTRONICALLY AND ANY OTHER PERSONS TO WHOM IT MAY BE COMMUNICATED LAWFULLY.  NO OTHER PERSON SHOULD ACT OR RELY ON IT.  OTHER PERSONS DISTRIBUTING THIS MATERIAL IN, FROM OR INTO THE UNITED KINGDOM MUST SATISFY THEMSELVES THAT IT IS LAWFUL TO DO SO.

THIS DOCUMENT IS APPROVED FOR ISSUE IN THE UNITED KINGDOM BY MERRILL LYNCH INTERNATIONAL BANK LIMITED (“MLIB”).  MLIB IS REGULATED BY THE FINANCIAL REGULATOR, IRELAND AND REGULATED FOR THE CONDUCT OF UK BUSINESS BY THE FINANCIAL SERVICES AUTHORITY.  REGISTERED OFFICE: TREASURY BUILDING, LOWER GRAND CANAL STREET, DUBLIN 2, IRELAND.  BRANCH OFFICE: 2 KING EDWARD STREET, LONDON EC1A 1HQ, UNITED KINGDOM.

FOR INVESTORS IN URUGUAY.  THE FUND HAS NOT BEEN REGISTERED UNDER THE URUGUAYAN SECURITIES MARKET LAW OR RECORDED IN THE URUGUAYAN CENTRAL BANK.  NO ACTION MAY BE TAKEN IN URUGUAY THAT WOULD RENDER THE OFFERING OF UNITS IN THE FUND A PUBLIC OFFERING IN URUGUAY ABSENT SUCH REGISTRATION OR RECORDING.  NO URUGUAYAN REGULATORY AUTHORITY HAS APPROVED THE FUND OR PASSED ON THE SOLVENCY OF ITS ADVISER.  IN ADDITION, ANY RESALE OF UNITS IN THE FUND MUST BE MADE IN A MANNER THAT WILL NOT CONSTITUTE A PUBLIC OFFERING IN URUGUAY.

FOR INVESTORS IN VENEZUELA.  THE UNITS HAVE NOT BEEN REGISTERED WITH THE NATIONAL SECURITIES COMMISSION (“CNV”) AND THUS CANNOT BE PUBLICLY OFFERED.

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum, the SAI, and the LLC Agreement.

The Fund
The Fund is a Delaware limited liability company that is registered under the Investment Company Act, as a non-diversified, closed-end management investment company.  The Fund invests all or substantially all of its assets in ownership interests in the Offshore Fund, a Cayman Islands limited duration company with the same investment objective as the Fund.  The Offshore Fund will in turn invest all or substantially all of its assets in ownership interests in the Master Fund (“Master Fund Interests”).  The Master Fund is a Delaware limited liability company registered under the Investment Company Act as a non-diversified, closed-end management investment company.

The Offshore Fund is interposed between the Fund and the Master Fund and serves as an intermediate entity so that any income generated by the Master Fund generally will not ultimately be recognized by Members as unrelated business taxable income (“UBTI”).  The Offshore Fund is treated as a corporation under the taxation laws of the United States.  Any income received by the Offshore Fund will be distributed to the Fund as dividend income.  UBTI should therefore generally not flow through the Offshore Fund to the Members of the Fund.  As a result, income earned by a Member from its investment in the Fund generally should not constitute UBTI provided that the Member does not itself incur indebtedness to finance its investment in the Fund.  See “CERTAIN TAX CONSIDERATIONS”.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Investment Objective and Strategies
The Fund’s investment objective is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.  The Fund seeks to achieve its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn will invest all or substantially all of its assets in the Master Fund.  The Master Fund and the Offshore Fund have the same investment objective as the Fund.  The Offshore Fund will serve solely as an intermediate entity through which the Fund will invest in the Master Fund.  The Offshore Fund will make no independent investment decisions and will have no investment or other discretion over the Fund’s investable assets.

The Master Fund’s investments (the “Master Fund Investments”) are expected to include: (i) direct investments in the equity and/or debt of operating companies; (ii) primary and secondary investments in private equity funds (“Portfolio Funds”) managed by third-party managers (“Portfolio Fund Managers”); and (iii) listed private equity vehicles, such as business development companies (including derivatives tied to the returns of such vehicles) (“Listed Private Equity”).  For purposes of this Memorandum, (i) Listed Private Equity vehicles that are structured as commingled investment pools are deemed to be Portfolio Funds and (ii) the investment managers of such vehicles, along with the lead investors of direct private equity investments, are deemed to be Portfolio Fund Managers.

Asset allocation and investment selection will be guided by the Adviser’s global relative value analysis, which takes into account changes in the market environment.

The Adviser manages the Master Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments. The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors.  To forecast portfolio cash flows, the Adviser utilizes a proprietary quantitative model that incorporates historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s investment professionals. See “INVESTMENT PROCESS OVERVIEW—Portfolio Planning.”

The Adviser uses a range of techniques to reduce the risk associated with the Master Fund’s investment strategy. These techniques may include, without limitation:

• Diversifying investments and commitments across several “vintage years” (i.e., the year in which a Portfolio Fund begins investing);

• Actively managing cash and liquid assets; and

• Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Master Fund’s assets on the Master Fund's behalf.

The Master Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.  Over time, during normal market conditions, it is generally not expected that the Master Fund will hold more than 20% of its net assets in cash or cash equivalents for extended periods of time.  To the extent permitted by the Investment Company Act, the Fund and/or the Master Fund may borrow for investment purposes.

There can be no assurance that the investment objective of the Fund, the Offshore Fund or the Master Fund will be achieved or that the Master Fund’s portfolio design and risk monitoring strategies will be successful.

See “INVESTMENT POLICIES.”

Risk Factors
An investment in the Fund involves substantial risks and special considerations.  A discussion of the risks associated with an investment in the Fund can be found under “GENERAL RISKS,” “SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “INVESTMENT RELATED RISKS,” “RISKS SPECIFIC TO SECONDARY INVESTMENTS” and “LIMITATIONS OF RISK DISCLOSURE.”

Management
The Fund's Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Fund.  The Master Fund’s Board of Managers (the “Master Fund Board”) which currently has the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund on behalf of the Master Fund’s members.  The Offshore Fund will have two members: the Fund (which serves as its managing member) and the Adviser (which holds only a nominal non-voting interest).  The managing member of the Offshore Fund will delegate the day-to-day management, as well as general oversight responsibilities of the Offshore Fund, to the Fund.  Therefore, the Board of the Fund effectively makes all decisions on behalf of the Offshore Fund.  See “MANAGEMENT OF THE FUND AND THE MASTER FUND—The Boards of Managers.”  To the extent permitted by applicable law, the Board and the Master Fund Board may each delegate any of its rights, powers and authority to, among others, the officers of the applicable Fund, any committee of such board, or, in the case of the Master Fund Board, the Adviser.

The Adviser
Pursuant to an investment management agreement (the “Investment Management Agreement”), Partners Group (USA) Inc., an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Master Fund’s investment adviser (the “Adviser”).

Fund Administration
Each of the Fund and the Master Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services.  Each of the Fund and the Master Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses.  See “—Fees and Expenses” below.

Fees and Expenses
The Fund bears its own and the Offshore Fund's operating expenses, (including, without limitation, its offering expenses), and, through its investment in the Master Fund (via the Offshore Fund), a pro rata portion of the operating expenses of the Master Fund.  A more detailed discussion of the Fund’s expenses can be found under “FUND AND MASTER FUND EXPENSES.”

Investment Management Fee.  Through its investment in the Master Fund (via the Offshore Fund), the Fund bears a proportionate share of the investment management fee  (the “Investment Management Fee”) paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund.  The Master Fund will pay the Adviser a monthly Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Master Fund's net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.  The Investment Management Fee is paid to the Adviser out of the Master Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.  For purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value is calculated prior to any reduction for any fees and expenses of the Master Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month.  See “INVESTMENT MANAGEMENT FEE.”

Incentive Allocation.  At the Master Fund, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each person, including the Fund (through its investment in the Offshore Fund), that has invested in Master Fund Interests over (ii) the then balance, if any, of that person’s Loss Recovery Account (as defined below) will be debited from such person’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund maintained solely for the purpose of being allocated the Incentive Allocation (the “Incentive Allocation Account”).

The Master Fund will maintain a memorandum account for each person that has invested in Master Fund Interests, including the Fund (through its investment in the Offshore Fund) (each, a “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Master Fund by the amount of the relevant member’s allocable share of the net losses of the Master Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of such member’s allocable share of the net profits of the Master Fund for the quarter. Members in the Fund will benefit from the Loss Recovery Account established for the Fund in proportion to their holdings of Units.

Servicing Fee.  The Fund pays the Adviser or one of its affiliates, in its capacity as the servicing agent (the “Servicing Agent”), a monthly servicing fee (the “Servicing Fee”), equal to 0.70% on an annualized basis of the Fund’s net asset value as of each month-end.  The Servicing Fee is paid to the Servicing Agent out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund.  For purposes of determining the Servicing Fee due to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses (of the Fund and the Master Fund) for that month, including, without limitation, the Servicing Fee payable for that month. See “FUND SERVICING AGENT.”

Administration Fee.  The Fund pays the Administrator a monthly administration fee of $3,500, or $42,000 on an annualized basis (the “Fund Administration Fee”).  In addition, the Master Fund pays the Administrator a quarterly administration fee of up to 0.08% on an annualized basis of the net assets of the Master Fund (prior to reduction for any Investment Management Fee or Incentive Allocation) (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”).  Each of the Administration Fees is paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and therefore decreases the net profits or increases the net losses of the Fund.  The Fund and the Master Fund also reimburse the Administrator for certain out-of-pocket expenses and pay the Administrator a fee for transfer agency services.  See “ADMINISTRATION.”

Distributions
It is expected that distributions of cash will generally not be made to Members.  However, the Board has the right to cause distributions to be made in cash or in-kind to the Members in its sole discretion.  Whether or not these distributions are made, however, each Member will generally be liable each year for applicable federal, state and local income taxes on the Member’s allocable share of the Fund’s taxable income, including income that flows up to the Fund from pass-through entities in which the Master Fund has invested.  See “Taxes” below.

Eligible Investors
Each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).  To qualify, a natural person must generally have (i) a net worth, or joint net worth with that person’s spouse, in excess of $2,000,000, or (ii) a net worth of $1,000,000 (excluding the value of that person’s primary residence) and have at least $1,000,000 of his or her assets under the investment management of Partners Group or its affiliates, and a company must generally have total assets in excess of $5,000,000.

In addition, Units are generally being offered only to investors that are either (i) U.S. persons for U.S. federal income tax purposes, and that are exempt from U.S. federal income taxation (including tax-deferred accounts that are not subject to U.S. federal income taxation) (such persons being referred to in this Memorandum as tax-exempt or tax-deferred investors) or (ii) non-U.S. persons that meet eligibility standards as defined by the Fund pursuant to applicable law in the relevant jurisdictions.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.”  Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to any additional purchase.

Purchasing Units
The minimum initial investment in the Fund by any investor is $50,000 and the minimum additional investment in the Fund by any investor is $10,000.  However, the Fund, in its sole discretion, may accept investments below these minimums.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.

Subscriptions may be subject to a placement fee of up to 3.50% of the subscription amount.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors.  Pending any closing, funds received from prospective investors will be placed in an escrow account with UMB Fund Services, Inc., the Fund’s escrow agent.  On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.  Any interest earned with respect to such escrow account will be paid to the Master Fund and allocated pro-rata among Members.

A prospective investor must submit a completed subscription document on or prior to the acceptance date set by the Fund and notified to prospective investors.  The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Units at any time.  The Fund also reserves the right to suspend or terminate offerings of Units at any time.  Additional information regarding the subscription process is set forth under “PURCHASING UNITS.”

The Initial Closing
The Initial Closing occurred on May 1, 2010.  The purchase price of Units sold on the Initial Closing was $1,000 per Unit and thereafter the purchase price will be based on the net asset value per Unit as of the date such Units are purchased.  Fractions of Units will be issued to one one-thousandth of a Unit.

Repurchases of Units
No Member will have the right to require the Fund to redeem its Units.  The Fund from time to time may offer to repurchase Units pursuant to written tenders by the Members.  However, because all or substantially all of the Fund’s assets will be invested in the Master Fund (through its investment in the Offshore Fund), the Fund will generally find it necessary to liquidate a portion of the Offshore Fund’s Master Fund Interest in order to satisfy repurchase requests.  Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest (via the Offshore Fund) only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

The Adviser anticipates recommending to the Master Fund Board that, under normal market circumstances, the Master Fund conduct repurchase offers of no more than 5% of the Master Fund’s net quarterly on or about each January 1, April 1, July 1 and October 1.

The Master Fund will make repurchase offers, if any, to all holders of Master Fund Interests, including the Fund through its investment in the Offshore Fund.  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund via the Offshore Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers.

Subject to the conditions described above, any repurchases of Units will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Master Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed, the Fund will repurchase only a pro rata portion of the amount tendered by each Member.

In determining whether the Master Fund should offer to repurchase Master Fund Interests from members of the Master Fund pursuant to repurchase requests, the Master Fund Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors.  The Board may consider similar factors when determining whether the Fund should offer to repurchase Units from Members of the Fund.

Under certain circumstances, the Board may offer to repurchase Units at a discount to their prevailing net asset value.  In addition, the Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units.  See “REPURCHASES OF UNITS.”

A Member who tenders some but not all of its Units for repurchase will be required to maintain a minimum capital account balance of $25,000.  Such minimum capital account balance requirement may be waived by the Board, in its sole discretion.  The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis.  An early repurchase fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.  See “REPURCHASES OF UNITS.”

Transfer Restrictions
A Member may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Units only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).  Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.  In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Member and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.  See “TRANSFERS OF UNITS.”

Taxes
Each of the Fund and the Master Fund has received an opinion of counsel that, for federal income tax purposes, it will be treated as a partnership and not as an association taxable as a corporation, and also that based on a “facts and circumstances” analysis, it will not be treated as a publicly traded partnership taxable as a corporation.  As partnerships, the Fund and the Master Fund will not be subject to U.S. federal income tax.  The Offshore Fund will be treated as a foreign corporation for U.S. federal income tax purposes, and will be subject to U.S. federal income tax and branch profits tax with respect to any income effectively connected to a U.S. trade or business as well as a 30% withholding tax on dividends and certain other passive income from U.S. sources.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “CERTAIN TAX CONSIDERATIONS.”

Prospective investors should consult their own tax advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase, ownership and disposal of Units and/or the filing requirements, if any, associated with the purchase, ownership and disposal of Units.

ERISA Plans and Other Tax-Exempt Entities
Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts, and Keogh plans, may purchase Units.  The Fund’s assets should not be considered “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

None of the Master Fund, the Portfolio Funds or the Portfolio companies are expected to generate unrelated business taxable income (“UBTI”) for a tax-exempt Member of the Fund.  However, a tax-exempt Member may recognize UBTI if it incurs indebtedness to finance its investment in the Fund.

Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the Fund.  See “CERTAIN TAX CONSIDERATIONS.”

Reports to Members
Members will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.  Members also will be sent reports regarding the Fund’s operations each quarter.  In addition, the Fund will distribute a Schedule K-1 to Members in respect of each tax year, which will contain certain annual tax information. See “REPORTS TO MEMBERS.”

Fiscal and Tax Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on December 31.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the LLC Agreement.

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Members can expect to bear directly or indirectly.  Members will indirectly bear fees and expenses through the Fund’s investment in the Offshore Fund and Master Fund, which are reflected in the following chart and in the example below.

MEMBER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of subscription amount) (1)	3.50%
Maximum Early Repurchase Fee (as a percentage of repurchased amount) (2)	2.00%

ANNUAL EXPENSES (as a percentage of net asset value, except as noted)
Investment Management Fee (3)	1.25%
Servicing Fee (4)	0.70%
Other Expenses	0.51%
Acquired Fund (Portfolio Fund) Fees and Expenses (5)	0.87%

Total Annual Expenses (6)	3.32%

(1)	Investors may be charged a placement fee of up to 3.50% of the subscription amount. See “PLACEMENT AGENT.”

(2)
A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of the Units (on a “first in - first out” basis).  An early repurchase fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member.  In addition, under certain circumstances the Board may offer to repurchase Units at a discount to their prevailing net asset value.  See “REPURCHASES OF UNITS.”

(3)
The Investment Management Fee is payable by the Master Fund, but will be borne indirectly by Members as a result of the Fund’s investment in the Master Fund (through the Offshore Fund).  The Investment Management Fee is equal to 1.25% on an annualized basis of the greater of (i) the Master Fund's net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.  For purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Master Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month.  See “INVESTMENT MANAGEMENT FEE” for additional information.  In addition, at the end of each calendar quarter of the Master Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Allocation equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each person, including the Fund (through its investment in the Offshore Fund), that has invested in Master Fund Interests over (ii) the then balance, if any, of that person’s  Loss Recovery Account.

(4)	See “FUND SERVICING AGENT” for additional information.

(5)
Members also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Master Fund as an investor in the Portfolio Funds.  Generally, asset-based fees payable in connection with Portfolio Fund investments will range from 1% to 2.5% (annualized) of the commitment amount of the Master Fund’s investment, and performance or incentive fees or allocations are typically 20% of a Portfolio Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers.  Historically, a substantial majority of the direct investments made by the Adviser and its affiliates on behalf of their clients have been made without any “acquired fees”, i.e. free of the management fees and performance/incentive fees or allocations that are typically charged by Portfolio Fund Managers.

(6)
The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction-related expenses, extraordinary expenses, the Incentive Allocation and any acquired fund fees and expenses) do not exceed 3.00% on an annualized basis (the “Expense Limit”).  For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit.  The Expense Limitation Agreement has an initial two-year term, provided that it may be terminated by the Adviser or the Fund at any time that the Fund would not exceed the Expense Limit without giving effect to any Waiver.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly.  “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund and the Master Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, escrow agent and custodian.  For a more complete description of the various fees and expenses of the Fund and the Master Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND SERVICING AGENT,” “FUND AND MASTER FUND EXPENSES,” “REPURCHASES OF UNITS,” and “PURCHASING UNITS.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds.  The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown.  The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies.  The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Units.

EXAMPLE

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Placement Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$67	$134	$202	$384

The example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses.  Actual expenses may be greater or less than those shown.  Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Allocation.

FINANCIAL HIGHLIGHTS

Per Unit Operating Performances (1)	Period from April 1, 2011 through September 30, 2011 (unaudited)	Period from Commencement of Operations – May 1, 2010 through March 31, 2011

NET ASSET VALUE, BEGINNING OF PERIOD	$1,147.98	$1,000.00 (2)

INCOME FROM INVESTMENT OPERATIONS
Net investment loss	(0.92)	(4.73)
Net realized and unrealized gain on investments	39.04	152.71

Net Increase in Members’ Equity from Operations	38.12	147.98

DISTRIBUTIONS TO MEMBERS
Net change in Members’ Equity due to distributions to Members	-	-

NET ASSET VALUE, END OF PERIOD	$1,186.10	$1,147.98

TOTAL NET ASSET VALUE RETURN (3)(4)	3.32%	14.80%

RATIOS AND SUPPLEMENTAL DATA
Net Assets, end of period in thousands (000’s)	94,769	54,195
Net investment loss to average net assets, excluding Incentive Allocation	(0.60)%	(0.94)%
Ratio of gross expenses to average net assets, excluding Incentive Allocation (5)	2.68%	3.59%
Ratio of expense waiver to average net assets	0.25%	(0.59)%
Ratio of net expenses to average net assets, excluding Incentive Allocation (6)	2.93%	3.00%
Ratio of Incentive Allocation to average net assets	0.22%	1.69%
Portfolio Turnover	4.87%	5.71%

(1) Selected data for a unit of membership interest outstanding throughout the period.
(2) The net asset value for the beginning period May 1, 2010 (Commencement of operations) through March 31, 2010 represents the initial contribution per unit of $1,000.
(3) Total return based on per unit net asset value reflects the changes in net asset value based on the effects of the performance of the Fund during the period and assumes distributions, if any, were reinvested.
(4) Not annualized.
(5) Annualized.
(6) Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by the Adviser.
(7) Effective May 1, 2010, the Fund is voluntarily capped at 3.0%.  For a more complete description of the Expense Limitation Agreement, see “FUND AND MASTER FUND EXPENSES.”

USE OF PROCEEDS

The proceeds from the sale of Units of the Fund, not including the amount of any placement fees and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in Master Fund Interests (through the Offshore Fund) as soon as practicable after receipt of such proceeds by the Fund.  The Fund expects that such proceeds will be invested by the Master Fund in accordance with the Fund’s, the Offshore Fund's and the Master Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds by the Master Fund, consistent with market conditions and the availability of suitable investments.  Such proceeds will be invested together with any interest earned in the Fund’s escrow account prior to the closing of the applicable offering.  See “PURCHASING UNITS—Purchase Terms.”  Delays in investing the Master Fund’s assets may occur (i) because of the time typically required to complete private equity transactions (which may be considerable), (ii) because certain Portfolio Funds selected by the Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by the Master Fund.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s and the Master Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds.  In addition, subject to applicable law, each of the Fund, the Offshore Fund or the Master Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity.  The Fund may be prevented from achieving its objective during any period in which the Master Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVE AND STRATEGIES

Investment Objective

The Fund seeks to provide investors with attractive long-term capital appreciation by investing in a diversified private equity portfolio. In particular, the Fund’s objective is to earn superior risk-adjusted returns by systematically overweighting the vehicles, segments and opportunities that the Adviser believes offer the most attractive relative value at a given point in time.  The Adviser believes that this investment strategy will capitalize on the diverse, dynamic nature of the private equity industry, resulting in a favorable return pattern relative to funds of funds and vehicles that focus solely on a narrow segment of the market, such as listed private equity.

It is intended that the Fund will provide Members (through the Fund’s investment in the Master Fund) with asset allocation services and access to private equity investments that are typically only available to large institutional investors, thereby offering an opportunity to increase the efficiency of portfolios that currently lack private equity exposure.

Investment Strategies

The principal elements of the Adviser’s investment strategy include (i) allocating the assets of the Master Fund across the broad private equity market; (ii) seeking to secure access to attractive investment opportunities; (iii) selecting the investments that are believed to offer superior relative value; (iv) seeking to manage the Master Fund’s investment level and liquidity; and (v) seeking to manage risk through ongoing monitoring of the portfolio.

•
Asset Allocation. Just as in public equity markets, asset allocation across private equity market segments is a cornerstone of long-term portfolio performance. The Master Fund’s portfolio plan will seek to benefit from long-term diversification of investments through exposure to different geographic markets, investment types and vintage years.

•
Access. In many segments of the private equity market, it is not enough to identify promising investments – access is required. The Fund will seek to provide Members with access to investments that are generally unavailable to the investing public due to resource requirements, regulatory restrictions and high investment minimums.

•
Relative Value Analysis. Changing market conditions can dramatically affect the attractiveness of different segments within the overall private equity market. Based on its ongoing review of developments in the private equity industry, the Adviser will attempt to identify and overweight the segments that it believes offer the most attractive investment opportunities.

•
Risk Management. The long-term nature of private equity investments requires a commitment to ongoing risk management. The Adviser seeks to maintain close contact with its portfolio companies and investment partners, and to monitor the performance of individual investments by tracking operating information and other pertinent details.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Portfolio Fund will be successful, that the various Portfolio Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objective.

PRIVATE EQUITY MARKET OVERVIEW

Private Equity Asset Class

Private equity is a common term for investments that are typically made in non-public companies through privately negotiated transactions.  Private equity investments may be structured using a range of financial instruments, including common and preferred equity, convertible securities, subordinated debt and warrants or other derivatives, depending on the strategy of the investor and the financing requirements of the company.

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. In such funds, investors usually commit to provide up to a certain amount of capital as and when requested by the fund’s manager or general partner.  The general partner then makes private equity investments on behalf of the fund, typically according to a pre-defined investment strategy.  The fund’s investments are usually realized, or “exited” after a four to seven year holding period through a private sale, an initial public offering (IPO) or a recapitalization, and the proceeds are distributed to the fund’s investors.  The funds themselves typically have a duration of ten to twelve years.

The private equity market is diverse and can be divided into several different segments, each of which may exhibit distinct characteristics based on combinations of various factors.  These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year.

Investments in private equity have increased significantly over the last 20 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency.  It is now common for large pension funds, endowments and other institutional investors to dedicate several percentage points of their overall portfolios to private equity.

Private Equity Investment Types

•
Direct investments. Direct investments generally involve taking an interest in securities issued by an operating company. Such investments are usually structured such that the investor group collectively holds a controlling interest. Direct investments may vary in duration, but usually are exited within two to six years.

In contrast to traditional private equity fund investments (which require a commitment to a largely unknown portfolio), direct investments represent opportunities to invest in specific situations involving particular companies and industries. Accordingly, direct investors can benefit from the sourcing, negotiation and structuring skills of the lead investor, while maintaining the ability to independently analyze each investment opportunity.

•
Secondary investments. Secondary investments (secondaries) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund’s fundraising period.  Secondary investments play an important role in a diversified private equity portfolio. Because secondaries allow investors to avoid some of the fees charged by underlying fund managers, secondaries may exhibit little or none of the J-curve characteristics associated with primary investments (as described below). In addition, secondaries typically provide earlier distributions than primaries, and may also provide valuable arbitrage opportunities for sophisticated investors. The ability to source and value potential investments is crucial for success in secondary investing, and the nature of the process typically requires significant resources. As a result, generally only very large and experienced investors are active secondary market participants.

•
Primary investments. Primary investments (primaries) are interests or investments in newly established private equity funds. Most private equity groups raise new funds only every two to four years, and many top-performing funds may be closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading firms are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in several individual operating companies (typically ten to thirty) during a defined investment period. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential for investment success.

Primary investments typically exhibit a value development pattern, commonly known as the “J-curve”, in which the net asset value typically declines moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions. Primary investments are usually ten to twelve years in duration.

•
Listed private equity. Listed private equity companies are typically regulated vehicles listed on a public stock exchange that invest in private equity transactions or funds. Such vehicles may take the form of corporations, business development companies, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, buyout or venture capital investments. Listed private equity may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Listed private equity investments usually have an indefinite duration.

Listed private equity occupies a small niche within the public equity universe, and there are few professional investors who focus on and actively trade such vehicles. As a result, relatively little market research is performed on listed private equity companies, only limited public data may be available regarding these vehicles and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies, and may offer opportunities to specialists that can value the underlying private equity investments.

Listed private equity vehicles are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, listed private equity transactions are significantly easier to execute than other types of private equity investments, giving investors an opportunity to more efficiently adjust the investment level of their portfolios.

Private Equity Financing Stages

In the private equity asset class, the term “financing stage” is used to describe investments (or funds that invest) in companies at a certain stage of development. The different financing stages have distinct risk, return and correlation characteristics, and play different roles within a diversified private equity portfolio. Broadly speaking, private equity investments can be broken down into three financing stages: buyout, venture capital and special situations. These categories may be further subdivided based on the investment strategies that are employed.

•
Buyouts. Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions – particularly in the large-cap segment. Overall, debt financing typically makes up 50-70% of the price paid for a company.

•
Venture capital. Investments in new and emerging companies are usually classified as venture capital. Such investments are often in technology and healthcare-related industries. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. Venture capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors.

•
Special situations. A broad range of investments including mezzanine, distressed debt, energy/utility investing and turnarounds may be classified as special situations.  Many of the Master Fund’s special situations investments will be in mezzanine direct investments, which are typically comprised of subordinated debt or preferred stock, possibly in combination with warrants on the company’s common stock. The Master Fund’s special situations investments are also expected to include senior loans acquired in the secondary market, particularly from distressed investors. The value drivers and cash flow characteristics of special situations investments are frequently distinct from those of other private equity investments, complementing a buyout and venture capital portfolio.

INVESTMENT PROCESS OVERVIEW

Portfolio Planning

The investment process begins with portfolio planning, which is designed to provide a framework for the Master Fund’s long-term diversification across various dimensions of the global private equity market, such as: (i) direct, secondary, primary, and listed private equity investments; (ii) buyout, venture capital, mezzanine, distressed investments and other special situations; and (iii) investments focused in North America, Europe, Asia and/or Emerging Markets. The portfolio plan also provides for diversification over vintage years and with respect to individual investments. It is expected that through such diversification, the Master Fund may be able to achieve more consistent returns and lower volatility than would generally be expected if its portfolio were more concentrated.

Because of the distinct cash flow characteristics associated with different types of private equity investments, the portfolio plan and commitment strategy are closely related and must be concurrently defined. The process is based on both quantitative and qualitative factors, and utilizes a proprietary forecasting model that the Adviser’s affiliates have developed and refined over several years. The model draws on industry data from Thomson Reuters and internal information. This information is supplemented by a qualitative assessment of the risk and return potential of different private equity market segments, based on input from the investment professionals of the Adviser and its affiliates.

With the model, the Adviser seeks to define ranges of possible outcomes using Monte-Carlo simulations and scenario analyses, based on its estimations of private equity probability distributions. Based on its analysis, the Adviser establishes a corresponding commitment strategy. Over time, the commitment strategy may be adjusted based on the Adviser’s analysis of the private equity market, the Master Fund’s existing portfolio at the relevant time or other pertinent factors.

Relative Value Analysis

The second step of the investment process is to analyze changing market conditions and their effect on the relative attractiveness of different segments within the overall private equity market. This relative value analysis is based on general economic developments, such as business cycles, credit spreads, equity multiples, IPO opportunities, deregulation, and changes in tax or securities law. In addition, variables specific to specific industry sectors and the overall private equity market are typically evaluated.. Based on the outcome of this review, the Adviser will attempt to identify the market segments that it believes offer the most attractive investment opportunities at the relevant time.

The Adviser’s relative value analysis is intended to serve as a guide for tactical capital allocation decisions within the framework of the portfolio plan. Due to the long-term nature of private equity investments, it is generally not practical to dramatically re-allocate a portfolio over a short period of time. Accordingly, the actual allocation of the Master Fund Investments may deviate significantly from the general relative value views of the Adviser at a particular point in time.

Investment Selection

In the final step of the investment process, the Adviser seeks to invest the Master Fund’s capital allocated to each segment in the highest quality investments available. Opportunities are typically sourced through a network of existing relationships with private equity managers and investors across the globe, and then individually evaluated by the Adviser’s and its affiliates’ investment professionals using a structured selection process. See “DUE DILIGENCE AND SELECTION OF INVESTMENTS.” As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks, current information from the Adviser’s and its affiliates’ existing private equity portfolios, and against each other. This comparative analysis can provide insight into the specific investments that offer the greatest value at different points in time in the various segments of the private equity market.

DUE DILIGENCE AND SELECTION OF INVESTMENTS

The Adviser follows a structured five-step process to source, evaluate, select and monitor investments for the Master Fund. The Adviser’s investment professionals are involved throughout the process, and draw on the significant investment resources and insight available through the Adviser’s affiliates, who employ more than 500 people across a worldwide network of offices. See “MANAGEMENT OF THE FUND AND THE MASTER FUND—Partners Group.”  The Adviser’s investment committee is responsible for the portfolio plan and for final investment decisions.

(1) Deal generation. The Adviser typically identifies prospective investments from multiple sources, the most important of which is a global network of relationships across the private equity industry. Built through the investment activities of its affiliated companies, this network has historically proven to be a rich source of deal flow. In particular, the Adviser believes the broad scope of its private equity investment activities provides a competitive advantage for deal generation, enabling it to access attractive opportunities in local markets around the world.

(2) Pre-selection. The initial screening process for investment opportunities is typically based on a placement memorandum or an introductory meeting. For opportunities that pass the firm’s minimum requirements, a summary and a qualitative analysis of the opportunity are documented in a “first check”. A due diligence deal team is assigned to further analyze opportunities that pass this initial hurdle.

(3) Due diligence. The due diligence process involves a detailed analysis of various aspects of each opportunity, including both qualitative and quantitative assessments. Various proprietary tools are used to better understand market trends, potential return scenarios and/or the historical or anticipated sources of value creation for an investment.  Evaluations are generally based on information such as interviews with key personnel, on-site visits, reference calls and/or track record analysis.  The conclusions of this due diligence review are documented in a “preliminary investment recommendation”. The investment committee may decline the opportunity, request additional information, or approve subject to tax and legal due diligence.

(4) Tax and legal assessment. In conjunction with the commercial due diligence process, the tax treatment and legal terms of the investment are considered. Based on this analysis and the findings of external professional advisers, the Adviser’s and/or its affiliates’ internal legal and investment teams seek to negotiate the terms and conditions of the investment. After resolving all open issues and negotiating terms, a final “investment recommendation” is prepared and presented to the investment committee, which finally approves or declines the investment.

(5) Portfolio monitoring. Post-investment, the Adviser seeks to monitor the Master Fund’s portfolio through regular interaction with the companies and managers represented in the portfolio. This interaction facilitates on-going portfolio analysis and a proactive approach to addressing any new opportunities or issues that may arise.

INVESTMENT POLICIES

Portfolio and Liquidity Management

The Adviser manages the Master Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level.

Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments.  The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors. To forecast portfolio cash flows, the Adviser utilizes a proprietary quantitative model that incorporates historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and its affiliates’ investment professionals. See “INVESTMENT PROCESS OVERVIEW—Portfolio Planning.”

The Adviser intends to use a range of techniques to reduce the risk associated with the Master Fund’s investment strategy. These techniques may include, without limitation:

•	Diversifying investments and commitments across several vintage years;

•	Actively managing cash and liquid assets; and

•	Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

The Master Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.  Over time, during normal market conditions, it is generally not expected that the Master Fund will hold more than 20% of its net assets in cash or cash equivalents for extended periods of time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Master Fund’s assets on the Master Fund's behalf.

There can be no assurance that the objectives of the Master Fund with respect to liquidity management will be achieved or that the Master Fund’s portfolio design and risk management strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under “GENERAL RISKS,” “SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “INVESTMENT RELATED RISKS,” “RISKS SPECIFIC TO SECONDARY INVESTMENTS” and “LIMITATIONS OF RISK DISCLOSURE.”

Borrowing by the Fund and the Master Fund

Each of the Fund and the Master Fund may borrow money to pay operating expenses, including, without limitation, investment management fees, or to fund repurchases of Units or Master Fund Interests, as applicable.  In addition, the Master Fund may borrow money to purchase portfolio securities or for other portfolio management purposes.  Such borrowing may be accomplished through credit facilities or derivative instruments or by other means.  The use of borrowings for investment purposes involves a high degree of risk.  Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The Master Fund is subject to the same limitation with respect to borrowing.  In determining the amount of the Fund’s asset coverage, the Fund is required to “look through” to the borrowings of the Master Fund.  The Investment Company Act also provides that each of the Fund and the Master Fund may not declare distributions, or purchase its Units or Master Fund Interests, respectively (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable.  The foregoing requirements do not apply to Portfolio Funds in which the Master Fund invests unless such Portfolio Funds are registered under the Investment Company Act.  The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money.  The Master Fund Board may make similar modifications with respect to the Master Fund.  The rights of any lenders to the Fund or the Master Fund to receive payments of interest or repayments of principal will be senior to those of the Members and the Master Fund’s members, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Fund or the Master Fund.

Hedging Techniques

From time to time in its sole discretion, the Adviser may employ various hedging techniques in an attempt to reduce certain potential risks to which the Master Fund’s portfolio may be exposed.  These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts.  The Master Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.

To the extent that the Master Fund’s potential exposure in a transaction involving options, rate caps, floors or collars, or futures or forward contracts is covered by the segregation of cash or liquid assets or otherwise, the Fund and the Master Fund believe that such instruments do not constitute senior securities under the Investment Company Act and, accordingly, will not treat them as being subject to the borrowing restrictions of the Fund and the Master Fund.

There are certain risks associated with the use of such hedging techniques.  See “INVESTMENT RELATED RISKS—Derivative Instruments” and “INVESTMENT RELATED RISKS—Currency Risk.”

Temporary and Defensive Strategies

The Master Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions.  Any such temporary or defensive positions could prevent the Master Fund and the Fund from achieving their investment objective.  In addition, the Master Fund may, in the Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Master Fund or other operational needs, or otherwise in the sole discretion of the Adviser.  Subject to applicable law, the Fund may hold cash, cash equivalents, certain other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Fund or other operational needs.  See “USE OF PROCEEDS.”

Withdrawal from the Master Fund

In the event that the Board determines that it is in the best interest of the Fund, the Board may elect to withdraw all of the Fund’s assets from the Master Fund.  Following any such withdrawal, or the dissolution of the Master Fund, the Board may elect, subject to any necessary approval of the Members pursuant to the Investment Company Act, to invest in another pooled investment entity, retain the Adviser to manage the Fund’s assets in accordance with its investment objective, or dissolve the Fund.  Any withdrawal by the Fund of its Master Fund Interest will be subject to the Master Fund’s determination to repurchase Master Fund Interests.  See “REPURCHASES OF UNITS.”  The Fund’s investment performance may be adversely affected by a withdrawal of its assets from the Master Fund.

GENERAL RISKS

The following are certain risk factors that relate to the operations and terms of the Fund and the Master Fund.  These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund.

The Units are speculative and illiquid securities involving substantial risk of loss.  An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and are capable of assuming the risks of an investment in the Fund.

Master-Feeder Structure

The Fund and the Master Fund are part of a “master-feeder” structure.  The Master Fund expects to accept investments from other investors, including other investment vehicles that are managed or sponsored by the Adviser, or an affiliate thereof, which may or may not be registered under the Investment Company Act.  Because each feeder fund may be subject to different investment minimums, feeder-specific expenses and other terms, one feeder fund may offer access to the Master Fund on more attractive terms, or could experience better performance, than the Fund.  In addition, because the Fund incurs expenses that may not be incurred by other investors investing directly or indirectly in the Master Fund, such investors may experience better performance than investors in the Fund.  Substantial repurchase requests by members of the Master Fund in a concentrated period of time could require the Master Fund to raise cash by liquidating certain of its investments more rapidly than might otherwise be desirable.  This may limit the ability of the Adviser to successfully implement the investment program of the Master Fund and could have a material adverse impact on the Fund.  Moreover, regardless of the time period over which substantial repurchase requests are fulfilled, the resulting reduction in the Master Fund’s asset base could make it more difficult for the Master Fund to generate profits or recover losses.  Members will not receive notification of such repurchase requests and, therefore, may not have the opportunity to redeem their Units prior to or at the same time as the members of the Master Fund that are requesting to have their Master Fund Interests repurchased.  If other investors in the Master Fund, including other investment vehicles that are managed or sponsored by the Adviser or an affiliate thereof, request to have their Master Fund Interests repurchased, this may reduce the amount of the Fund’s Master Fund Interest that may be repurchased by the Master Fund and, therefore, the amount of Units that may be repurchased by the Fund.  See “REPURCHASES OF UNITS.”

Closed-End Fund; Liquidity Limited to Periodic Repurchases of Units

Each of the Fund and the Master Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle.  You should not invest in this Fund if you need a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.  In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds.  In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities.  In contrast, the majority of the Fund and the Master Fund’s investments will be illiquid.

The Fund does not intend to list its Units for trading on any national securities exchange.  There is no secondary trading market for Units, and none is expected to develop.  Units are, therefore, not readily marketable.  Because the Fund is a closed-end investment company, its Units are not redeemable at the option of Members and they are not exchangeable for units of any other fund.  Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Units at their net asset value (after all applicable fees), or, in certain circumstances, at a discount, and the Adviser intends to recommend that, in normal market circumstances, the Board and the Master Fund Board conduct repurchase offers of no more than 5% of the applicable fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1, Units are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies. In addition, the Fund will generally only complete repurchases to the extent that the Master Fund offers to repurchase Master Fund Interests.  It is possible that the Master Fund may be unable to repurchase the entire Master Fund Interest that the Fund tenders (through the Offshore Fund) due to the illiquidity of the Master Fund Investments or if the Fund and the other investors in the Master Fund request the Master Fund to repurchase more Master Fund Interests than the Master Fund is then offering to repurchase. There can be no assurance that the Fund will conduct repurchase offers in any particular period and Members may be unable to tender Units for repurchase for an indefinite period of time.

There will be a substantial period of time between the date as of which Members must submit a request to have their Units repurchased and the date they can expect to receive payment for their Units from the Fund.  Members whose Units are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Units are valued for purposes of such repurchase.  Members will have to decide whether to request that the Fund repurchase their Units without the benefit of having current information regarding the value of Units on a date proximate to the date on which Units are valued by the Fund for purposes of effecting such repurchases.  See “REPURCHASES OF UNITS.”

In considering whether to repurchase Units during periods of financial market stress, the Board and the Master Fund Board may offer to repurchase Units and Master Fund Interests, respectively, at a discount to their prevailing net asset value that appropriately reflects market conditions, subject to applicable law. Further, repurchases of Units, if any, may be suspended, postponed or terminated by the Board under certain circumstances.  See “REPURCHASES OF UNITS—Periodic Repurchases.”  An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Units and the underlying investments of the Fund.  Also, because Units are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members unless called for under the provisions of the Investment Company Act.

Payment In-Kind For Repurchased Units

The Fund generally expects to distribute to the holder of Units that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase.  See “REPURCHASES OF UNITS—Periodic Repurchases.”  However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Units.  The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund.  For example, it is possible that the Master Fund may receive securities from a Portfolio Fund that are illiquid or difficult to value.  In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Master Fund, which may include a distribution in-kind to the Master Fund’s members, including the Offshore Fund, followed, in turn, by a distribution in-kind to the Fund and finally to the Fund’s Members.  In the event that the Fund makes such a distribution of securities, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Non-Diversified Status

The Fund and the Master Fund are “non-diversified” management investment companies.  Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s or the Master Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer.  Consequently, if one or more Master Fund Investments are allocated a relatively large percentage of the Master Fund’s assets, losses suffered by such Master Fund Investments could result in a higher reduction in the Master Fund’s, and therefore the Fund’s, capital than if such capital had been more proportionately allocated among a larger number of Master Fund Investments.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund.  For example, the regulatory and tax environment for leveraged investors and for private equity funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or private equity funds may materially adversely affect the ability of the Fund and the Master Fund to pursue its investment strategies or achieve its investment objective.  The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act significantly revises and expands the rulemaking, supervisory and enforcement authority of U.S. federal bank, securities and commodities regulators.  The implementation of the Dodd-Frank Act requires the adoption of various regulations and the preparation of reports by various agencies over a period of time. It is unclear how these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Fund and the Master Fund or investments made by the Fund or the Master Fund. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly reduce the profitability of the Fund or the Master Fund. The implementation of the Dodd-Frank Act could adversely affect the Fund by increasing transaction and/or regulatory compliance costs. In addition, greater regulatory scrutiny may increase the Fund’s and the Adviser’s exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

Certain tax risks associated with an investment in the Fund are discussed in “CERTAIN TAX CONSIDERATIONS.”

Substantial Repurchases

Substantial requests for the Fund or the Master Fund to repurchase Units or Master Fund Interests, respectively, could require the Master Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base.  This could have a material adverse effect on the value of the Units.  See “GENERAL RISKS—Master-Feeder Structure.”

Dilution from Subsequent Offerings of Units and Master Fund Interests

The Fund may accept additional subscriptions for Units as determined by the Board, in its sole discretion.  Additional purchases will dilute the indirect interests of existing Members in the Master Fund Investments prior to such purchases, which could have an adverse impact on the existing Members’ interests in the Fund if subsequent Master Fund Investments underperform the prior investments.  In addition, the Master Fund generally offers Master Fund Interests and accepts additional investments in Master Fund Interests as determined by the Master Fund Board, in its sole discretion.  Such additional investments in the Master Fund may dilute the indirect interests of existing members of the Master Fund, including the Fund, in the Master Fund Investments made prior to such purchases, which could have an adverse impact on the Master Fund Interests of the existing members of the Master Fund, including the Fund, if subsequent Master Fund Investments underperform the prior investments.  Further, in certain cases Portfolio Fund Managers may structure performance-based compensation similarly to the Fund, with such compensation being paid only if gains exceed prior losses (i.e. if the value surpasses a previous “high-water mark”).  New sales of Units will dilute the benefit of such compensation structures to existing Members.

Valuations Subject to Adjustment

The valuations reported by the Portfolio Fund Managers, based upon which the Master Fund determines its month-end net asset value and the net asset value of each Master Fund Interest, including the Fund’s Master Fund Interest (held through its investment in the Offshore Fund), may be subject to later adjustment or revision.  For example, fiscal year-end net asset value calculations of the Portfolio Funds may be revised as a result of audits by their independent auditors.  Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Master Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Members under certain circumstances as described in “REPURCHASES OF UNITS—Periodic Repurchases” and “CAPITAL ACCOUNTS AND ALLOCATIONS—Reserves.”  As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to the net asset value of a Portfolio Fund or direct private equity investment adversely affect the Master Fund’s net asset value, and therefore the Fund’s net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value higher than the adjusted amount.  Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value lower than the adjusted amount.  The same principles apply to the purchase of Units.  New Members may be affected in a similar way.

Reporting Requirements

Members who beneficially own Units that constitute more than 5% or 10% of the Fund’s Units are subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  These include requirements to file certain reports with the SEC.  The Fund has no obligation to file such reports on behalf of such Members or to notify Members that such reports are required to be made.  Members who may be subject to such requirements should consult with their legal advisors.

Investment in the Offshore Fund

The Offshore Fund is not registered under the Investment Company Act, and is not subject to the investor protections offered thereby. The Fund, as an investor in the Offshore Fund, will not have the protections offered to an investor in registered investment companies.  The Fund will control the Offshore Fund.

Changes in United States and/or Cayman Islands Law

If there are changes in the laws of the United States and/or the Cayman Islands, under which the Fund and Offshore Fund, respectively, are organized, so as to result in the inability of the Fund and/or the Offshore Fund to operate as set forth in this Memorandum, there may be substantial effect on the Members.  For example, if Cayman Islands law changes such that the Offshore Fund must conduct business operations within the Cayman Islands, or pay taxes, investors in the Fund would likely suffer decreased investment returns.  If Cayman Islands law, which limits the duration of a limited duration company to 30 years, were to change such that, at the end of 30 years, the Fund could not replace the Offshore Fund with another identical limited duration company, the structure of the Fund would be affected, potentially adversely.  Such changes could also result in the inability of the Fund to operate on a going-forward basis, resulting in the Fund being liquidated.

Regulatory Change

The Fund’s structure is consistent with a position taken by the staff of the SEC with respect to a non-affiliated investment company allowing a structure whereby the Fund will invest in the Master Fund via the Offshore Fund.  To the extent that the views of the SEC staff, which do not represent the views of the SEC itself, were to change, the structure of the Fund’s investment in the Master Fund could be adversely affected.

On January 5, 2011, Congressman Doggett introduced in the House of Representatives the ‘‘International Tax Competitiveness Act of 2011.”  If enacted as proposed, the International Tax Competitiveness Act of 2011 will adversely affect the Fund.  One provision contained in the bill would treat as a U.S. corporation any foreign corporation the assets of which consist primarily of assets being managed on behalf of investors, if the decisions about how to invest the assets are made in the United States.  That would probably cause the Offshore Fund to become subject to U.S. federal corporate income tax on its worldwide income.  If such a provision is enacted, the Fund will probably cease to be a tax-efficient vehicle for its shareholders.  As proposed, however, the provision would be effective only for taxable years beginning on or after two years from the date of enactment, so there would be some time available initially in which the structure of the Fund might be changed in response to the change in law.  That provision was also part of the March 2, 2009, “Stop Tax Haven Abuse Act” introduced by Senator Levin and Congressman Doggett in the U.S. Senate and House of Representatives.  The Stop Tax Haven Abuse Act was co-sponsored by three other Senators and fifty-nine other Congressmen, including thirteen members of the House Ways and Means Committee – the committee with initial jurisdiction over Federal tax legislation, however the International Tax Competitiveness Act of 2011 has no co-sponsors.  For more information regarding the tax considerations applicable to an investment in the Fund, see “CERTAIN TAX CONSIDERATIONS.”

INVESTMENT RELATED RISKS

This section discusses the types of investments that may be made, directly or indirectly, by the Portfolio Funds, the Master Fund and the Fund, and some of the risks associated with such investments.  It is possible that a Portfolio Fund or the Master Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks.

Limited Operating History of Master Fund Investments

Many of the Master Fund Investments may have limited operating histories and the information the Master Fund will obtain about such investments may be limited.  As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such Master Fund Investment will be limited.  Moreover, even to the extent a Master Fund Investment has a longer operating history, the past investment performance of any of the Master Fund Investments should not be construed as an indication of the future results of such investments, the Master Fund or the Fund, particularly as the investment professionals responsible for the performance of such investments may change over time.  This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the Portfolio Fund Managers that is not, and cannot be, independently verified.  Further, the results of other funds or accounts managed by the Adviser, which have or have had an investment objective similar to or different from that of the Fund and the Master Fund may not be indicative of the results that the Fund and the Master Fund may achieve.

Unspecified Investments; Dependence on the Adviser

The Adviser has complete discretion to select the Master Fund Investments as opportunities arise. The Fund, and, accordingly, Members, must rely upon the ability of the Adviser to identify and implement Master Fund Investments consistent with the Fund’s investment objective.  Members will not receive or otherwise be privy to due diligence or risk information prepared by or for the Adviser in respect of the Master Fund Investments.  Through the Fund’s interest in the Master Fund, the Fund’s assets are indirectly invested in the Master Fund Investments.  The Adviser has the authority and responsibility for asset allocation, the selection of Master Fund Investments and all other investment decisions for the Master Fund.  The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund and the Master Fund. Members will have no right or power to participate in the management or control of the Fund, the Master Fund or the Master Fund Investments, or the terms of any such investments.  There can be no assurance that the Adviser will be able to select or implement successful strategies or achieve their respective investment objectives.

Concentration of Investments

There are no limitations imposed by the Adviser as to the amount of Master Fund assets that may be invested in (i) any one Portfolio Fund, (ii) in Portfolio Funds managed by a particular Portfolio Fund Manager or its affiliates, (iii) indirectly in any single industry or (iv) in any issuer. In addition, a Portfolio Fund’s investment portfolio may consist of a limited number of companies and may be concentrated in a particular industry area or group. Accordingly, the Master Fund’s investment portfolio may at times be significantly concentrated, both as to managers, industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Master Fund’s investment portfolio.

Nature of Portfolio Companies

The Master Fund Investments will include direct and indirect investments in various companies, ventures and businesses (“Portfolio Companies”). This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Master Fund Investments may also include Portfolio Companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

Defaulted Debt Securities and Other Securities of Distressed Companies

The Master Fund Investments may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial, highly significant risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Control Positions

The Master Fund (in the case of direct investments) and the Portfolio Funds may take control positions in Portfolio Companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses.

Leverage

The Portfolio Fund Managers and (subject to applicable law) the Fund and the Master Fund may employ leverage through borrowings or derivative instruments, and are likely to directly or indirectly acquire interests in companies with highly leveraged capital structures. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of a Master Fund Investment will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund, the Master Fund or the Portfolio Funds in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

Derivative Instruments

Some or all of the Portfolio Fund Managers and (subject to applicable law) the Master Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Master Fund or the Portfolio Fund Managers could present significant risks, including the risk of losses in excess of the amounts invested.

Economic, Political and Legal Risks

The Master Fund Investments will include direct and indirect investments in a number of countries, including less developed countries, exposing investors to a range of potential economic, political and legal risks, which could have an adverse effect on the Fund and the Master Fund. These may include but are not limited to declines in economic growth, inflation, deflation, currency revaluation, nationalization, expropriation, confiscatory taxation, governmental restrictions, adverse regulation, social or political instability, negative diplomatic developments, military conflicts, and terrorist attacks.

Prospective investors should note that the private equity markets in countries where the Master Fund Investments are made may be significantly less developed than those in the United States. Certain investments may be subject to extensive regulation by national governments and/or political subdivisions thereof, which could prevent the Master Fund or the Portfolio Funds from making investments they otherwise would make, or cause them to incur substantial additional costs or delays that they otherwise would not suffer. Such countries may have different regulatory standards with respect to insider trading rules, restrictions on market manipulation, shareholder proxy requirements and/or disclosure of information. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for investors, including the Master Fund and the Portfolio Funds. Any such laws or regulations may change unpredictably based on political, economic, social, and/or market developments.

Currency Risk

The Master Fund’s portfolio will include direct and indirect investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Master Fund Investments are denominated against the U.S. dollar may result in a decrease the Master Fund’s and the Fund’s net asset value. The Adviser may or may not elect to hedge the value of investments made by the Master Fund against currency fluctuations, and even if the Adviser deems hedging appropriate, it may not be possible or practicable to hedge currency risk exposure. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Risks Relating to Accounting, Auditing and Financial Reporting, etc.

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Master Fund Investments (both direct and indirect) may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States.  Although the Fund and the Master Fund will be using United States generally accepted accounting principles (“U.S. GAAP”), the assets, liabilities, profits and losses appearing in published financial statements of the Master Fund Investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP.  Accordingly, the net asset value of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments.

In addition, certain of the Master Fund Investments may be in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Master Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Master Fund and the Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the net asset value of the Fund.

SPECIAL RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS

This section discusses certain risks related to the fact that the Master Fund invests in Portfolio Funds.

Investments in the Portfolio Funds Generally; Dependence on the Portfolio Fund Managers

Because the Master Fund invests in Portfolio Funds, a Member’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Master Fund assets that are invested in each Portfolio Fund.  The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest.  Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund Managers are described under “INVESTMENT RELATED RISKS” below.  Through the Fund’s interest in the Master Fund (through the Offshore Fund), the Fund’s assets are indirectly invested in the Master Fund Investments.  The success of the Fund depends upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives. Members will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments. In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to the Master Fund.  There can be no assurance that the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Portfolio Funds Not Registered

The Fund and the Master Fund are registered as investment companies under the Investment Company Act.  The Investment Company Act is designed to afford various protections to investors in pooled investment vehicles.  For example, the Investment Company Act imposes limits on the amount of leverage that a registered investment company can assume, restricts layering of costs and fees, restricts transactions with affiliated persons, and requires that the investment company’s operations be supervised by a board of managers, a majority of whose members are independent of management.  Each of the Fund and the Master Fund is itself subject to these restrictions.  However, most of the Portfolio Funds in which the Master Fund invests are not subject to the provisions of the Investment Company Act.  Many Portfolio Fund Managers may not be registered as investment advisers.  As an indirect investor in the Portfolio Funds managed by Portfolio Fund Managers that are not registered as investment advisers, the Fund will not have the benefit of certain of the protections of the Advisers Act.

The Portfolio Funds generally are exempted from regulation under the Investment Company Act because they permit investment only by investors who meet very high thresholds of investment experience and sophistication, as measured by net worth.  The Fund’s investment qualification thresholds are generally lower.  As a result, the Fund provides an avenue for investing in Portfolio Funds that would not otherwise be available to certain investors.  This means that investors who would not otherwise qualify to invest in largely unregulated vehicles will have the opportunity to make such an investment through the Fund.

In addition, the Portfolio Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies, in accordance with certain SEC rules.  A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company.  The Portfolio Funds in which the Master Fund will invest may maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies, or may not use a custodian to hold their assets.  Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any brokerage firm used to hold Portfolio Fund assets could have a greater adverse effect on the Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies.  There is also a risk that a Portfolio Fund Manager could convert assets committed to it by the Master Fund to its own use or that a custodian could convert assets committed to it by a Portfolio Fund Manager to its own use.  There can be no assurance that the Portfolio Fund Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Portfolio Fund Managers will be protected.

Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s indirect investments in the Portfolio Funds than might normally be available through investments in registered investment company vehicles.

Portfolio Funds Are Generally Non-Diversified

While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits.  Portfolio Funds may at certain times hold large positions in a relatively limited number of investments.  Portfolio Funds may target or concentrate their investments in particular markets, sectors, or industries.  Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.  As a result, the net asset values of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the net asset values of the Master Fund and the Fund.

Portfolio Funds’ Securities Are Generally Illiquid

The securities of the Portfolio Funds in which the Master Fund invests or plans to invest will generally be illiquid.  Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays.  Similarly, the Master Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Master Fund is unable to sell Portfolio Fund interests, the Master Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Master Fund and the Fund.

Portfolio Fund Operations Not Transparent

The Adviser does not control the investments or operations of the Portfolio Funds.  A Portfolio Fund Manager may employ investment strategies that differ from its past practices and are not fully disclosed to the Adviser and that involve risks that are not anticipated by the Adviser.  Some Portfolio Fund Managers may have a limited operating history and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund.  Furthermore, there is no guarantee that the information given to the Administrator and reports given to the Adviser with respect to the Master Fund Investments will not be fraudulent, inaccurate or incomplete.

Valuation of the Master Fund’s Interests in Portfolio Funds

The valuation of the Master Fund’s investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Fund Managers of such Portfolio Funds which valuations are generally not audited.  A majority of the securities in which the Portfolio Funds invest will not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers.  In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund Manager’s compensation or its ability to raise additional funds.  No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund, the accuracy of the valuations provided by the Portfolio Funds, that the Portfolio Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Master Fund.  As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts.  The Adviser has established a committee (the “Valuation Committee”) to oversee the valuation of the Fund’s and Master Fund’s investments pursuant to procedures adopted by the Board and the Master Fund Board.  The members of the Valuation Committee may face conflicts of interest in overseeing the valuation of the Fund’s and the Master Fund’s investments, as the value of the Fund’s and the Master Fund’s investments will affect the Adviser’s compensation.  Moreover, neither the Valuation Committee nor the Adviser will generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Portfolio Fund Managers.

A Portfolio Fund Manager’s information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error.  In any case, the Master Fund may not uncover errors for a significant period of time.  Even if the Adviser elects to cause the Master Fund to sell its interests in such a Portfolio Fund, the Master Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time.  In such a case, the Portfolio Fund Manager’s valuations of such interests could remain subject to such fraud or error, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero.

Members should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Master Fund and the Fund if the Portfolio Fund Manager’s, the Adviser’s or the Master Fund’s judgments regarding valuations should prove incorrect.  Persons who are unwilling to assume such risks should not make an investment in the Fund.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Portfolio Funds may be limited or unavailable, an investor who meets the conditions imposed by a Portfolio Fund may be able to invest directly with the Portfolio Fund.  By investing in Portfolio Funds indirectly through the Fund, the Offshore Fund and the Master Fund, the investor bears asset-based and performance-based fees charged by the Fund and/or the Master Fund, in addition to any asset-based fees and performance-based fees and allocations at the Portfolio Fund level.  Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things, offering expenses, operating costs, sales charges, brokerage transaction expenses, management fees, servicing fees, administrative and custody fees, and tender offer expenses) and, indirectly, similar expenses of the Offshore Fund, the Master Fund, and the Portfolio Funds.  Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Portfolio Fund directly or in a closed-end fund which did not invest through Portfolio Funds.

Each Portfolio Fund generally will be subject to a performance-based fee or allocation irrespective of the performance of other Portfolio Funds and the Master Fund and the Fund generally.  Accordingly, a Portfolio Fund Manager to a Portfolio Fund with positive performance may receive performance-based compensation from the Portfolio Fund, and thus indirectly from the Fund and its Members, even if the overall performance of the Master Fund and the Fund is negative.  Generally, fees payable to Portfolio Fund Managers of the Portfolio Funds will range from 1% to 2.5% (annualized) of the commitment amount of the Master Fund’s investment, and performance-based fees or allocations are typically 20%, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers.  The performance-based compensation received by a Portfolio Fund Manager also may create an incentive for that Portfolio Fund Manager to make investments that are riskier or more speculative than those that it might have made in the absence of such performance-based compensation.

Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Inability to Vote

To the extent that the Master Fund owns less than 5% of the voting securities of each Portfolio Fund, it may be able to avoid that any such Portfolio Fund is deemed an “affiliated person” of the Master Fund for purposes of the Investment Company Act (which designation could, among other things, potentially impose limits on transactions with the Portfolio Funds, both by the Master Fund and other clients of the Adviser).  To limit its voting interest in certain Portfolio Funds, the Master Fund may enter into contractual arrangements under which the Master Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund.  These voting waiver arrangements may increase the ability of the Master Fund and other clients of the Adviser to invest in certain Portfolio Funds.  However, to the extent the Master Fund contractually forgoes the right to vote the securities of a Portfolio Fund, the Master Fund will not be able to vote on matters that require the approval of such Portfolio Fund’s investors, including matters which may be adverse to the Master Fund’s and the Fund’s interests.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in certain situations where the Master Fund owns less than 5% of the voting securities of a Portfolio Fund.  If the Master Fund is considered to be affiliated with a Portfolio Fund, transactions between the Master Fund and such Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Master Fund has entered into a voting waiver arrangement.

Consortium or Offsetting Investments

The Portfolio Fund Managers may invest in consortia, which could result in increased concentration risk where multiple Portfolio Funds in the Master Fund’s portfolio each invest in a particular underlying company. In other situations, Portfolio Funds may hold economically offsetting positions.  To the extent that the Portfolio Fund Managers do, in fact, hold such offsetting positions, the Master Fund’s, and therefore the Fund’s, portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions.  In addition, Portfolio Fund Managers are compensated based on the performance of their portfolios.  Accordingly, there often may be times when a particular Portfolio Fund Manager may receive incentive compensation in respect of its portfolio for a period even though the Master Fund’s and the Fund’s net asset values may have decreased during such period.  Furthermore, it is possible that from time to time, various Portfolio Fund Managers selected by the Adviser may be competing with each other for investments in one or more markets.

Limitations on Ability to Invest in Portfolio Funds

Certain Portfolio Fund Managers’ investment approaches can accommodate only a certain amount of capital.  Portfolio Fund Managers typically endeavor not to undertake to manage more capital than such Portfolio Fund Manager’s approach can accommodate without risking a potential deterioration in returns.  Accordingly, each Portfolio Fund Manager has the right to refuse to manage some or all of the Master Fund’s assets that the Adviser may wish to allocate to such Portfolio Fund Manager.  Further, continued sales of Master Fund Interests, including as a result of additional sales of Units by the Fund, would dilute the indirect participation of existing Members with such Portfolio Fund Manager.

In addition, it is expected that the Master Fund will be able to make investments in particular Portfolio Funds only at certain times, and commitments to Portfolio Funds may not be accepted (in part or in their entirety).  As a result, the Master Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds.  To the extent that the Master Fund’s assets are not invested in Portfolio Funds, the Fund and the Master Fund may be unable to meet their investment objectives.

Indemnification of Portfolio Funds and Portfolio Fund Managers

The Master Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Portfolio Funds or direct investments.  If the Master Fund were required to make payments (or return distributions) in respect of any such indemnity, the Master Fund and the Fund could be materially adversely affected.

Termination of the Master Fund’s Interest in a Portfolio Fund

A Portfolio Fund may, among other things, terminate the Master Fund’s interest in that Portfolio Fund (causing a forfeiture of all or a portion of such interest) if the Master Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Master Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

RISKS SPECIFIC TO SECONDARY INVESTMENTS

General Risks of Secondary Investments

The overall performance of the Master Fund’s secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information.  Certain secondary investments may be purchased as a portfolio, and in such cases the Master Fund may not be able to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive.  Where the Master Fund acquires a Portfolio Fund interest as a secondary investment, the Master Fund will generally not have the ability to modify or amend such Portfolio Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired.  In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Contingent Liabilities Associated with Secondary Investments

Where the Master Fund acquires a Portfolio Fund interest as a secondary investment, the Master Fund may acquire contingent liabilities associated with such interest.  Specifically, where the seller has received distributions from the relevant Portfolio Fund and, subsequently, that Portfolio Fund recalls any portion of such distributions, the Master Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Fund.  While the Master Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Master Fund would have such right or prevail in any such claim.

Risks Relating to Secondary Investments Involving Syndicates

The Master Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Master Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

LIMITS OF RISKS DISCLOSURE

The above discussions and the discussions in the SAI relating to various risks associated with the Fund and Units, the Offshore Fund, the Master Fund, and the Portfolio Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund.  Prospective investors should read this entire Memorandum, the SAI, and the LLC Agreement and should consult with their own advisers before deciding whether to invest in the Fund.  In addition, as the Fund’s and the Master Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund, the Offshore Fund, the Master Fund or any Portfolio Fund will be successful, that the various Portfolio Funds selected will produce positive returns or that the Fund, the Offshore Fund and the Master Fund will achieve their investment objective.

MANAGEMENT OF THE FUND AND THE MASTER FUND

The Boards of Managers

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members.  The Master Fund Board, which currently has the same composition as the Board, has overall responsibility for the management and supervision of the business operations of the Master Fund on behalf of the Master Fund’s members.  The Offshore Fund will have two members: the Fund (which will serve as its managing member) and the Adviser (which will hold only a nominal non-voting interest).  The managing member of the Offshore Fund will delegate the day-to-day management, as well as general oversight responsibilities of the Offshore Fund, to the Fund.  Therefore, the Board effectively will make all decisions on behalf of the Offshore Fund.

A majority of Managers of each of the Board and Master Fund Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Managers”).  To the extent permitted by the Investment Company Act and other applicable law, the Board and the Master Fund Board may each delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of such board, service providers or, in the case of the Master Fund, the Adviser.  See “BOARDS OF MANAGERS AND OFFICERS” in the Fund’s SAI for the identities of the Managers and executive officers of the Fund and the Master Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board and Master Fund Board.

The Adviser

Pursuant to the Investment Management Agreement, Partners Group (USA) Inc., an investment adviser registered under the Advisers Act, serves as the Master Fund’s Adviser.

The Adviser and its affiliates serve as investment advisers to other funds that have investment programs which are similar to the investment program of the Fund and the Master Fund, and the Adviser and/or its affiliates may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund and the Master Fund.  See “CONFLICTS OF INTEREST.”

Partners Group

The Adviser is an affiliate of Partners Group AG (“Partners Group”), a global private markets asset manager. The parent company of the Adviser and Partners Group is listed on the SIX Swiss Exchange, with a public market capitalization of approximately 4.3 billion Swiss Francs (approximately 4.8 billion U.S. Dollars) as of November 10, 2011.

As of June 30, 2011, Partners Group and its affiliates managed over 33 billion U.S. Dollars in direct, secondary and primary private market assets for a wide variety of institutional investors worldwide.  The firm employs a broad team of more than 500 people, representing more than 50 nationalities and speaking more than 30 languages. The team is represented through offices in New York, San Francisco, São Paulo, London, Guernsey, Paris, Luxembourg, Munich, Dubai, Singapore, Beijing, Seoul, Tokyo and Sydney, along with Partners Group’s headquarters in Zug, Switzerland. Through various funds and customized investment programs, Partners Group and its affiliates manage more than 200 direct investments, have committed in more than 900 fund investments and are represented on more than 230 partnership advisory boards. These activities have fostered relationships with leading private markets managers around the globe. The Adviser believes that the Fund and the Master Fund will benefit from the experience and resources available through its affiliation with Partners Group.

Adviser Management Team

The personnel who currently have primary responsibility for management of the Master Fund are:

Jared Barlow

Jared Barlow is a portfolio manager focusing on secondaries. His responsibilities include the origination, due diligence, evaluation and monitoring of secondary investments. Prior to joining Partners Group, he worked for Silicon Valley Bank (SVB) in Palo Alto, California, performing M&A advisory services for clients in the technology sector. Previously, he worked in the financial advisory services division at PricewaterhouseCoopers focusing on forensic accounting. He holds a Bachelor of Science in accounting from Brigham Young University. He is also a CFA charterholder.

Robert Collins

Robert Collins is a portfolio manager and serves as Chief Financial Officer of the Fund. He also has business development responsibilities whereby he manages a number of Partners Group's key client relationships in the U.S. Prior to joining Partners Group, he was an investment banker at UBS Warburg, LLC and PaineWebber Inc. where he originated, structured and executed private equity transactions across a variety of industries. He began his career in equity research at Smith Barney. He holds an MBA from the Johnson Graduate School of Management at Cornell University, where he was a Roy H. Park Leadership Fellow, and a Bachelor of Arts economics and history from Tulane University. He is a CFA charterholder and a member of the New York Society Security Analysts.

Scott Essex

Scott Essex is a portfolio manager focusing on direct debt investments. His responsibilities include the origination, due diligence, evaluation and monitoring of private debt investment opportunities and assets. In addition, he is the primary relationship manager for private debt and mezzanine managers in the U.S. and represents Partners Group on several fund advisory boards. Prior to joining Partners Group, he was a Vice President with GE Capital Markets, Inc. where he originated, structured, underwrote, priced and executed leveraged debt transactions. to GE, he worked in mergers and acquisitions in the London corporate finance department of Lazard & Co., one the world's preeminent financial advisory firms. He holds an MBA with distinction from the McDonough School of Business at Georgetown University, and a Bachelor of Science in business administration from the University of Vermont.

Jennifer Haas

Jennifer Haas is a portfolio manager focusing on primaries. Her responsibilities include the origination, due diligence, evaluation and monitoring of primary investments. In particular, she leads venture capital and energy-related investment activities and represents Partners Group on several fund advisory boards. Prior to joining Partners Group, she was responsible for U.S. and European private equity fund investments for Horsley Bridge Partners, a global fund of funds focused on the venture capital and growth equity industries. Prior to Horsley Bridge, she worked in investment banking in the Vector Healthcare Group at Prudential Securities, a leading financial adviser to private and public companies in the healthcare industry. She holds an MBA from INSEAD and a Bachelor of Arts in the political economy of industrial societies from the University of California, Berkeley.

Scott Higbee

Scott Higbee is a portfolio manager with overall responsibility for the Adviser's activities in the Americas. He serves as President of the Adviser and the Fund. He has been instrumental in building the firm’s industry network and private equity portfolio, building relationships with various U.S. partnerships. He also has business development responsibilities whereby he manages a number of Partners Group's key client relationships in the U.S. and Canada. Prior to joining Partners Group, he worked PricewaterhouseCoopers as senior associate in the firm’s capital markets practice in New York where he served several broker/dealer and private equity clients. He holds an MBA and a Bachelor of Science in accounting from the Marriott School of Management at Brigham Young University.

David Layton

David Layton is a portfolio manager focusing on direct equity investments. His responsibilities include the origination, due diligence and monitoring of direct and fund investment opportunities. He serves as a director of several Partners Group portfolio companies and he represents Partners Group on the advisory boards of several private equity funds. He holds a Bachelor of Science from the Marriott School of Management at Brigham Young University.

Nan Leake

Nan Leake is a portfolio manager focusing on real asset and real estate activities. Prior to joining Partners Group, she was a senior consultant at Pension Consulting Alliance, a global leader in real estate asset management, where she served several of the firm’s key clients in all aspects of real estate investing. Previously, she was owner and President of Arcadian Construction & Development, Inc., a firm specializing in residential property development and construction, and Principal for business development, acquisitions, investment underwriting and portfolio management of Property Investment Advisors, Inc., a firm dedicated to mezzanine debt investments. In addition, she was a senior real estate investment officer with the Virginia Retirement System. She earned a Bachelor of Arts in biology from the University of Virginia and was a licensed Class A general contractor.

Brooks Lindberg

Brooks Lindberg is a portfolio manager and serves as the Chief Compliance Officer of the Fund. He leads Partners Group's structuring services team and is materially involved in developing and structuring the firm's transactions and investment products. In this capacity he has structured a variety of private equity, debt and real estate funds, separate accounts and specialized investment vehicles for leading investors and distribution partners in the U.S. and Europe. Prior to joining Partners Group, he worked for Paradigm Properties, a Florida-based real estate company, where he was involved in project management for various large multifamily developments. He holds an MBA from the Marriott School of Management at Brigham Young University, where he was named a Hawes Scholar, and a Bachelor of Science in business administration from the University of Florida.

Investment Management Agreement

The Investment Management Agreement became effective as of January 1, 2009, and continued in effect for an initial two-year term.  Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Master Fund, or a majority of the Master Fund Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval.  See “VOTING.”  At a meeting of the Master Fund Board held on November 19, 2010, by unanimous vote, the Master Fund Board, including a majority of the Independent Managers of the Master Fund, approved the continuance of the Investment Management Agreement.  The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon 60 days’ written notice to the Master Fund by either the Master Fund Board or the Adviser.  A discussion regarding the basis for the Master Fund Board’s approval of the Investment Management Agreement is available in the Master Fund’s annual report for the period ended March 31, 2011.

The Investment Management Agreement provides that, in the absence of willful misfeasance or gross negligence of its obligations to the Master Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Master Fund.  The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Master Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund and/or the Master Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance or gross negligence of its obligations to the Master Fund.  Such indemnification includes losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund or the Master Fund to the extent that such losses relate to the Fund or the Master Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement.  The Master Fund has the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).

INVESTMENT MANAGEMENT FEE

Through its investment in the Master Fund via the Offshore Fund, the Fund bears a proportionate share of the investment management fee (the “Investment Management Fee”) paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund.  Pursuant to the Investment Management Agreement, the Master Fund pays the Adviser a monthly Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Master Fund's net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.  The Investment Management Fee is paid to the Adviser out of the Master Fund’s assets and decreases the net profits or increases the net losses of the Master Fund that are credited to or debited against each Master Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net asset value means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund; provided that for purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Master Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month.  The Investment Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within fifteen business days after the end of the month.

A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the placement of Units or Master Fund Interests, including brokers or dealers that may be affiliated with the Adviser.

In addition, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each person, including the Fund, that has invested in Master Fund Interests over (ii) the then balance, if any, of that person’s Loss Recovery Account (as defined below) will be debited from such person’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund maintained solely for the purpose of being allocated the Incentive Allocation (the “Incentive Allocation Account”).

The Master Fund will maintain a memorandum account for each person that has invested in Master Fund Interests, including the Fund (through its investment in the Offshore Fund) (each, a “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Master Fund by the amount of the relevant member’s allocable share of the net losses of the Master Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of such member’s allocable share of the net profits of the Master Fund for the quarter.  Members in the Fund will benefit from the Loss Recovery Account established for the Fund in proportion to their holdings of Units.

PLACEMENT AGENT

Foreside Fund Services, LLC (the “Placement Agent”), whose principal business address is Three Canal Plaza, Portland, Maine 04101, acts as placement agent to the Fund on a best-efforts basis, subject to various conditions, pursuant to a placement agent agreement (the “Placement Agent Agreement”) between the Fund and the Placement Agent.  The Placement Agent also serves as the Master Fund's placement agent.

Units are offered with a maximum placement fee of 3.50% of the subscription amount.  The placement fee will be deducted out of the investor’s subscription amount, and will not constitute part of an investor’s capital contribution to the Fund or part of the assets of the Fund.  The Placement Agent may elect to reduce, otherwise modify or waive the Placement Fee with respect to any Member.  No placement fee is expected to be charged with respect to investments by the Adviser, its affiliates, and its directors, principals, officers and employees and others in the Placement Agent’s sole discretion.

The Placement Agent is also responsible for selecting and entering into sub-placement agent agreements with brokers and dealers in connection with the offering of Units and for negotiating the terms of any such arrangements, pursuant to which the Placement Agent may pay some or all of any placement fee to such third parties.

Neither the Placement Agent nor any other party is obligated to purchase any Units from the Fund.  There is no minimum aggregate number of Units required to be purchased.

The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into sub-placement agent agreements with the Placement Agent) from time to time in connection with the sale of Units and/or the services provided to Unit holders.  These payments will be made out of the Advisers’ and/or its affiliates’ own assets and will not represent an additional charge to the Fund.  The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units over other investment options.

Pursuant to the Placement Agent Agreement, the Placement Agent is solely responsible for the costs and expenses incurred in connection with (i) its qualification as a broker-dealer under state or federal laws, and (ii) the promotion of the offering of Units.  The Placement Agent Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities.

ADMINISTRATION

Each of the Fund and the Master Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 803 W Michigan, Milwaukee, WI 53233, to provide administrative services, and to assist with operational needs.  The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator, and to the Master Fund pursuant to an administration agreement between the Master Fund and the Administrator (each such agreement, an “Administration Agreement”, and together, the “Administration Agreements”).  The Administrator is responsible directly or through its agents for, among other things, providing the following services to each of the Fund and the Master Fund, as applicable;  (1) maintaining a list of members and generally performing all actions related to the issuance and repurchase of interests of such fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the net asset value of the Fund and the Master Fund in accordance with U.S. generally accepted accounting principles and procedures defined in consultation with the Adviser; (5) overseeing the preparation of semi-annual and annual financial statements of the fund in accordance with U.S. generally accepted accounting principles, quarterly reports of the operations of the fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the fund.  The Administrator may from time to time delegate its responsibilities under each of the Administration Agreements to one or more parties selected by the Administrator, including its affiliates or affiliates of the Adviser.

In consideration for these services, the Fund pays the Administrator a monthly administration fee of $3,500, or $42,000 on an annualized basis (the “Fund Administration Fee”).  In addition, the Master Fund pays the Administrator a quarterly administration fee of up to 0.08% on an annualized basis of the net assets of the Master Fund (prior to reduction for any Investment Management Fee or Incentive Allocation) as of each month-end (the “Master Fund Administration Fee”, and together with the Fund Administration Fee, the “Administration Fees”).  The Fund bears a proportionate share of the Master Fund Administration Fee as a result of the Fund’s investment in the Master Fund (through the Offshore Fund).  Each of the Administration Fees is paid to the Administrator out of the assets of the Fund or the Master Fund, as applicable, and therefore decreases the net profits or increases the net losses of the Fund.  The Administrator is also be reimbursed by the Fund or the Master Fund, as applicable, for out-of-pocket expenses relating to services provided to such fund, and receives a fee for transfer agency services.  The Administration Fees and the other terms of the Administration Agreements may change from time to time as may be agreed to by the applicable fund and the Administrator.

Each Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the fund that is a party thereto, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to such fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for such fund.  Each Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the fund that is a party thereto of the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to such fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to such fund.

FUND SERVICING AGENT

The Adviser or one of its affiliates serves as the Fund's fund servicing agent (in such capacity, the “Servicing Agent”).  Pursuant to the terms of a Fund Servicing Agreement that has been approved by the Board (the “Servicing Agreement”), the Servicing Agent is responsible, either directly or through one of its affiliates or agents, for, among other things, providing various services not required to be performed by the Administrator or other service providers engaged by the Fund, which may include the following: (1) providing the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund and Member services; (2) as agreed from time to time with the Board in accordance with Rule 38a-1 under the Investment Company Act, making available the services of appropriate compliance personnel and resources relating to compliance policies and procedures of the Fund; (3) providing the Fund with office space and office equipment and services including telephone service, heat, utilities, stationery supplies and similar items; (4) assisting in the establishment of Member accounts and providing ongoing account maintenance services to Members, including handling inquiries from Members regarding the Fund; (5) assisting in communicating with Members and providing information about the Fund, Units owned by Members, repurchase offers and other activities of the Fund; (6) assisting in enhancement of relations and communication between Members and the Fund; (7) handling Member inquiries and calls relating to administrative matters; (8) assisting in the maintenance of the Fund’s records with respect to the Members; (9) assisting the Fund in providing or procuring accounting services for the Fund and Member capital accounts; (10) assisting in the administration of meetings of the Board and its committees and the Members; (11) assisting in administering subscriptions and tender offers, including assistance in the preparation of regulatory filings and the transmission of cash between Members and the Fund, and the Fund and the Master Fund (or any successor thereto designated by the Fund); (12) assisting in arranging for, at the Fund’s expense, the preparation of all required tax returns; (13) assisting in the periodic updating of the Fund’s Confidential Private Placement Memorandum and statement of additional information, the preparation of proxy statements to Members, and the preparation of reports filed with regulatory authorities; (14) periodically reviewing the services performed by the Fund’s service providers, and making such reports and recommendations to the Board concerning the performance of such services as the Board reasonably requests; (15) to the extent requested by the Board or officers of the Fund, negotiating changes to the terms and provisions of the Fund’s custody, administration and escrow agreements; (16) providing information and assistance as requested in connection with the registration of the Fund’s Units in accordance with state securities requirements; (17) providing assistance in connection with the preparation of the Fund’s periodic financial statements and annual audit as reasonably requested by the Board or officers of the Fund or the Fund’s independent accountants; and (18) supervising other aspects of the Fund’s operations and providing other administrative services to the Fund.

In consideration for these services, the Fund pays the Servicing Agent a monthly servicing fee (the “Servicing Fee”), equal to 1/12th of 0.70% of the Fund’s net asset value as of each month-end.  For purposes of determining the Servicing Fee due to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses (of the Fund and the Master Fund) for that month, including, without limitation, the Servicing Fee payable for that month.  The Servicing Fee is paid to the Servicing Agent out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund.  The Servicing Agent may delegate all or a portion of its responsibilities to one or more sub-servicing agents and may pay a fee to any such agent.  Any such fee shall be paid from the Servicing Agent’s own account, and not that of the Fund.

The Servicing Agreement provides that, in the absence of willful misfeasance or gross negligence of its obligations to the Fund, the Servicing Agent and any partner, director, officer or employee of the Servicing Agent, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund.  The Servicing Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Servicing Agent, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense (including pursuant to certain indemnity claims of sub-servicing agents) to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance or gross negligence of its obligations to the Fund.

CUSTODIAN

UMB Bank, N.A. (the “Custodian”), an affiliate of the Administrator, serves as the primary custodian of the assets of the Fund and the Master Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder.  Assets of the Fund and the Master Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd., Kansas City, MO 64106.

FUND AND MASTER FUND EXPENSES

Each of the Fund, the Offshore Fund and the Master Fund will pay all of its expenses, or reimburse the Adviser or its affiliates to the extent they have previously paid such expenses on behalf of the Fund, the Offshore Fund or the Master Fund. The expenses of the Fund (whether borne directly, or indirectly through, and in proportion to, the Fund’s interest in the Master Fund (through its investment in the Offshore Fund)) include, but are not limited to, any fees and expenses in connection with the offering and issuance of Units and Master Fund Interests; all fees and expenses reasonably incurred in connection with the operation of the Fund and the Master Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate actions, travel associated with due diligence and monitoring activities and enforcing the Fund’s and the Master Fund’s rights in respect of the Master Fund Investments; quotation or valuation expenses; the Investment Management Fee, the Servicing Fee and the Administration Fees; brokerage commissions; interest and fees on any borrowings by the Fund and Master Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Master Fund), including foreign counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units and Master Fund Interests; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund and the Master Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s or the Master Fund’s transactions with any custodian or other agent engaged by the Fund or the Master Fund, as applicable; bank service fees; costs and expenses relating to any amendment of the LLC Agreement, the Master Fund LLC Agreement or other organizational documents of the Fund or the Master Fund; expenses of preparing, amending, printing, and distributing Memorandums, SAIs, and any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to Members or the Master Fund’s members, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ or Master Fund members’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; member recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board and Master Fund Board who are not employees of the Adviser or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund or the Master Fund.  The Fund or the Master Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund, the Offshore Fund or Master Fund, as applicable, outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity (including, without limitation, pursuant to the indemnification obligations described under “SUMMARY OF THE LLC AGREEMENT—Limitation of Liability; Indemnification”); expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Adviser will bear all of its own routine overhead expenses, including rent, utilities, salaries, office equipment and communications expenses.  In addition, the Adviser is responsible for the payment of the compensation and expenses of those members of the Master Fund Board and officers of the Master Fund affiliated with the Adviser, and making available, without expense to the Master Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Adviser and its affiliates may be entitled to receive topping, break-up, monitoring, directors’ organizational, set-up, advisory, investment banking, syndication and other similar fees in connection with the purchase, monitoring or disposition of Master Fund Investments or from unconsummated transactions.  Any such fees earned in respect of the Master Fund Investments shall be for the benefit of the Master Fund.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction-related expenses, extraordinary expenses, the Incentive Allocation and any acquired fund fees and expenses) do not exceed 3.00% on an annualized basis (the “Expense Limit”).  For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit.  The Expense Limitation Agreement has an initial two-year term, provided that it may be terminated by the Adviser or the Fund at any time that the Fund would not exceed the Expense Limit without giving effect to any Waiver.

The Portfolio Funds will bear various fees and expenses in connection with their operations.  These fees and expenses are similar to those incurred by the Fund and the Master Fund.  In addition, the Portfolio Funds will pay asset-based fees to their Portfolio Fund Managers and generally may pay performance-based fees or allocations to their Portfolio Fund Managers, which effectively reduce the investment returns of the Portfolio Funds.  These expenses, fees, and allocations are in addition to those incurred by the Fund directly, or indirectly through its investment in the Master Fund (via the Offshore Fund).  As an indirect investor in the Portfolio Funds through its investment in the Master Fund (via the Offshore Fund), the Fund will indirectly bear a portion of the expenses and fees of the Portfolio Funds.

The Fund’s and the Master Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s capital account.

VOTING

Each Member will have the right to cast a number of votes, based on the value of such Member’s Units, at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the total number of votes eligible to be cast by all Members.  Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The voting rights of members of the Master Fund will be substantially similar to those of the Members of the Fund.  Whenever the Fund, as a member of the Master Fund, is requested to vote on matters pertaining to the Master Fund, the Fund will seek voting instructions from Members and will vote its Master Fund Interest for or against such matters proportionately to the instructions to vote for or against such matters received from Members.  In the event that the Fund does not receive voting instructions from Members, the portion of the Fund’s Master Fund Interest allocable to such Members will be voted in the same proportions as the portion with respect to which it has received voting instructions.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest.

Affiliates

The Adviser and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund.  In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund.  The Adviser and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; which may compete with the Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund in certain transactions.  In addition, the Adviser, its affiliates and their respective clients may themselves invest in securities that would be appropriate for the Master Fund or the Portfolio Funds and may compete with the Portfolio Funds for investment opportunities.  By acquiring an Interest, each Member will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Although the Adviser and its affiliates will seek to allocate investment opportunities among the Master Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser or its affiliates will be appropriate for the Master Fund or will be referred to the Master Fund.  The Adviser and its affiliates are not obligated to refer any investment opportunity to the Master Fund.

The directors, partners, trustees, managers, members, officers and employees of the Adviser and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Adviser or its affiliates).  As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund or Master Fund.  To reduce the possibility that the Fund or Master Fund will be materially adversely affected by the personal trading described above, each of the Fund, the Master Fund and the Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund or the Master Fund.  The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

OUTSTANDING SECURITIES

As of the date of this Memorandum there were 91,861 outstanding Units of the Fund.

REPURCHASES OF UNITS

No Right of Redemption

No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem its Units.  No public market exists for Units, and none is expected to develop.  Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

Periodic Repurchases

The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Adviser and its affiliates, pursuant to written tenders by Members.  However, because all or substantially all of the Fund’s assets will be invested in the Master Fund (through its investment in the Offshore Fund), the Fund will generally find it necessary to liquidate a portion of its Master Fund Interest (via the Offshore Fund) in order to satisfy repurchase requests.  Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer for Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

The Adviser anticipates recommending to the Master Fund Board that, under normal market circumstances, the Master Fund conduct repurchase offers of no more than 5% of the Master Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.

The Master Fund will make repurchase offers, if any, to all holders of Master Fund Interests, including the Fund (through its investment in the Offshore Fund).  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund’s corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund's repurchase offers.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Units.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Master Fund conducts a repurchase offer.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether the Master Fund should offer to repurchase interests therein from its members pursuant to written requests, the Master Fund Board will consider the recommendation of the Adviser.  The Master Fund Board or the Board also may consider the following factors, among others, in determining whether to repurchase Master Fund Interests or Units and the amount of Master Fund Interests or Units therein to be repurchased:

•
In the case of the Board, whether the Master Fund is making a contemporaneous repurchase offer for Master Fund Interests, and the aggregate value of the Master Fund Interests the Master Fund is offering to repurchase;

•	whether any members of the applicable fund have requested to tender interests in such fund to the fund;

•	the working capital and liquidity requirements of the applicable fund;

•	the relative sizes of the repurchase requests and the applicable fund;

•	the past practice of the applicable fund in repurchasing interests in such fund;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	the anticipated tax consequences of any proposed repurchases of interests in the applicable fund; and

•
in the case of the Master Fund Board, the Master Fund’s investment plans, the liquidity of its assets (including fees and costs associated with liquidating Master Fund Investments), and the availability of information as to the value of its interests in underlying Portfolio Funds and other investments.

As described above, in certain circumstances the Board or the Master Fund Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s or the Master Fund’s net assets.  In particular, during periods of financial market stress, the Master Fund Board may determine that some or all of the Master Fund Investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

As an alternative, during such periods the Board and the Master Fund Board may offer to repurchase Units and Master Fund Interests, respectively, at a discount to their prevailing net asset value that appropriately reflects market conditions, subject to applicable law (a “Discount Repurchase Offer”).  Any such Discount Repurchase Offer will be made contemporaneously by the Fund and the Master Fund, and the benefit of any Units or Master Fund Interests repurchased at a discount will be for the account of the Fund and the Master Fund, respectively.

Procedures for Repurchase of Units

Following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units.  The Master Fund is expected to employ substantially similar procedures in connection with the repurchase of Master Fund Interests.

The Board will determine that the Fund will offer to repurchase Units pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Members.  The amount due to any Member whose Units are repurchased will be equal to the value of the Member’s capital account (or portion thereof being repurchased) based on the Fund’s net asset value as of the Valuation Date (as defined below), after reduction for all fees and expenses of the Fund (and indirectly, of the Master Fund) for all periods through the Valuation Date (including, without limitation, the Investment Management Fee, Servicing Fee, Administration Fees, any Incentive Allocation and any Early Repurchase Fee (as defined below)), any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased (including pursuant to a Discount Repurchase Offer, if applicable).  If the Board determines that the Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information Members should consider in deciding whether and how to participate in such repurchase opportunity.  The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion.  The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Fund upon a repurchase of Units will be made in the form of the Promissory Note (as defined below).  The Fund does not generally expect to distribute securities (other than the Promissory Note) as payment for repurchased Units except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Master Fund has received distributions from Portfolio Funds in the form of securities that are transferable to the Master Fund’s members.  Securities which are distributed in-kind in connection with a repurchase of Units may be illiquid.  Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.  See “CALCULATION OF NET ASSET VALUE; VALUATION.”

In light of liquidity constraints associated with many of the Master Fund Investments and the fact that the Master Fund may have to liquidate interests in such investments to pay for Master Fund Interests being repurchased in order to fund the repurchase of Units and due to other considerations applicable to the Fund and the Master Fund, the Fund expects to employ the following additional repurchase procedures:

•
The value of Units being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is approximately 65 days, but in no event earlier than 60 days, after the Expiration Date (the “Valuation Date”), and any such repurchase will be effected as of the day after the Valuation Date (the “Repurchase Date”).  As discussed above, and subject to the considerations described above, it is expected that there will be a Repurchase Date on or about each January 1, April 1, July 1 and October 1.

•
As promptly as practicable after the Expiration Date, the Fund will give to each Member whose Units have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date in the manner specified above, of the repurchased Units.  The Promissory Notes will be held by the Administrator on behalf of each such Member. The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which such Valuation Date occurred.

•
The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for, among other things, the following payments.  The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 95% of the estimated aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above.  The Initial Payment will be made on or before the fifteenth business day after the Repurchase Date, provided that if the Fund (through the Offshore Fund) has requested the repurchase of all or a portion of its Master Fund Interest in order to satisfy the Initial Payment, the Initial Payment may be postponed until ten business days after the Fund has received at least 95% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”).  Similarly, when the Fund and other members of the Master Fund request the repurchase of a portion of their Master Fund Interests, the Master Fund is entitled to postpone the payment in respect of any promissory note delivered thereto until ten business days after the Master Fund has received at least 95% of the aggregate amount anticipated to be received through pending liquidations of Master Fund Investments in order to fund repurchases of Master Fund Interests.

•
The second and final payment in respect of the Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (i) the aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which the Valuation Date of such repurchase occurred, over (ii) the Initial Payment.  It is anticipated that the annual audit of the financial statements of the Fund and the Master Fund will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•
Notwithstanding anything in the foregoing to the contrary, if a Member, after giving effect to the repurchase, would continue to hold at least 5% of the aggregate value of its Units as of the Valuation Date, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date, provided that if the Fund (through the Offshore Fund) has requested the repurchase of all or a portion of its Master Fund Interest by the Master Fund in order to fund the repurchase of Units, such payment may be postponed until 10 business days after the applicable Master Fund Payment Date.  Such payment shall be in an amount equal to the excess, if any, of (i) the aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above, based upon information known to the Fund as of the date of the Final Payment, over (ii) the Initial Payment.  If, based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall decrease such Member’s capital account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s capital account balance by the amount of any underpayment and issue for no additional consideration a number of Units having an aggregate value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits and, if applicable, the making of a corresponding adjustment to the Fund’s capital account balance in the Master Fund.

The repurchase of Units is subject to regulatory requirements imposed by the SEC.  The Fund’s repurchase procedures are intended to comply with such requirements.  However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.  Following the commencement of an offer to repurchase Units, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Managers, that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for either the Fund or the Master Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances.

Each Member whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date (and thereafter if the Member retains Units following such repurchase) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the capital account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Member’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) the portion of the Offshore Fund’s Master Fund Interest that the Fund has requested to have repurchased (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Units.

Payments for repurchased Units are expected to cause the Fund to request the Offshore Fund to request the repurchase of a portion of its Master Fund Interest which, in turn, may require the Master Fund to liquidate Master Fund Investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover; provided, however, that where the Board and the Master Fund Board determine to make Discount Repurchase Offers as described above, the consequences of such premature liquidation may be wholly or partially mitigated.  The Fund and Master Fund may, but need not, maintain cash or borrow money to meet repurchase requests.  Such a practice could increase the Fund’s or the Master Fund’s, as applicable, operating expenses and impact the ability of the Fund and the Master Fund to achieve their investment objective.

A 2.00% early repurchase fee (the “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units.  Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis.  Therefore, Units repurchased will be deemed to have been taken from the earliest capital contribution made by such Member (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Member (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero.  An Early Repurchase Fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Units.  However, the Master Fund is permitted to allocate to the Master Fund members, including the Offshore Fund, whose Master Fund Interests are repurchased, costs and charges imposed by Portfolio Funds or otherwise incurred in connection with Master Fund Investments, if the Adviser determines to liquidate such interests as a result of repurchase tenders by Master Fund members and such charges are imposed on the Master Fund.  In the event that any such charges are allocated to the Offshore Fund by the Master Fund and subject to applicable law, the Fund may allocate such charges to the Members whose repurchase tenders resulted in the repurchase of a portion of the Master Fund Interest by the Offshore Fund that resulted in such charges.  Additionally, as described above, the Board may offer to repurchase at a discount to net asset value under certain circumstances.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $25,000.  Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion.  The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.

In the event that the Adviser or any of its affiliates holds Units in its capacity as a Member, such Units may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Members.

Mandatory Redemption by the Fund

In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) that Member or person’s Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units by such Member may be harmful or injurious to the business or reputation of the Fund, the Master Fund or the Adviser, or may subject the Fund, the Offshore Fund, the Master Fund or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member.

TRANSFERS OF UNITS

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion.  Units held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of Units unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.  See “ELIGIBLE INVESTORS.”  Notice of a proposed transfer of Units must also be accompanied by a properly completed subscription document in respect of the proposed transferee.  In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.  The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, the balance of the capital account of each of the transferee and transferor is less than $25,000.  Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member, will be entitled to the allocations and distributions allocable to the Units so acquired, to transfer the Units in accordance with the terms of the LLC Agreement and to tender the Units for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement.  If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser, the Offshore Fund, the Master Fund, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the LLC Agreement or any misrepresentation made by that Member in connection with any such transfer.

The Master Fund LLC Agreement has terms regarding transfers of Master Fund Interests by the Master Fund’s members that are substantially similar to those described above.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Fund, the Offshore Fund and the Master Fund will calculate its net asset value as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”).  In determining its net asset value, each of the Fund, the Offshore Fund and the Master Fund will value its investments as of the relevant Determination Date.  The net asset value of the Fund, the Offshore Fund and the Master Fund will equal, unless otherwise noted, the value of the total assets of the Fund, the Offshore Fund, and the Master Fund, respectively, less all of each entity’s respective liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

Because the Fund invests all or substantially all of its assets in the Master Fund (through the Offshore Fund), the value of the assets of the Fund will depend on the value of its pro rata interest in the Master Fund Investments. The Adviser will oversee the valuation of the Fund’s investments on behalf of the Fund and the valuation of the Master Fund Investments on behalf of the Master Fund.  The Board and the Master Fund Board have approved valuation procedures for the Fund and the Master Fund, which are in substance identical (the “Valuation Procedures”).

The Valuation Procedures provide that the Master Fund will value its investments in Portfolio Funds and direct private equity investments at fair value.  The fair value of such investments as of each Determination Date ordinarily will be the carrying amount (book value) of the Master Fund’s interest in such investments as determined by reference to the most recent balance sheet, statement of capital account or other valuation provided by the relevant Portfolio Fund Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Master Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Portfolio Fund Manager’s valuations and the relevant Determination Date.

In reviewing the valuations provided by Portfolio Fund Managers, the Valuation Procedures require the consideration of all relevant information reasonably available at the time the Master Fund values its portfolio.  The Adviser will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of a particular Portfolio Fund or direct private equity investment.  In accordance with the Valuation Procedures, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the net asset value reported by the relevant Portfolio Fund Manager, or whether to adjust such value to reflect a premium or discount to such net asset value.  Any such decision will be made in good faith, and subject to the review and supervision of the Master Fund Board.

For example, Portfolio Fund Managers may value investments in Portfolio Funds and direct private equity investments at cost.  The Valuation Procedures provide that, where cost is determined to best approximate the fair value of the particular security under consideration, the Adviser may approve such valuations.  In other cases, the Adviser may be aware of sales of similar securities to third parties at materially different prices, or of other circumstances indicating that cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such cases, the Master Fund’s investment will be revalued in a manner that the Adviser, in accordance with the Valuation Procedures, determines in good faith best approximates market value.  The Master Fund Board will be responsible for ensuring that the Valuation Procedures are fair to the Master Fund and consistent with applicable regulatory guidelines.

Notwithstanding the above, the Portfolio Fund Managers may adopt a variety of valuation bases and provide differing levels of information concerning Portfolio Funds and direct private equity investments, and there will generally be no liquid markets for such investments.  Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated.  None of the Master Fund Board, the Board or the Adviser will be able to confirm independently the accuracy of valuations provided by the Portfolio Fund Managers (which are generally unaudited).

To the extent the Fund or the Master Fund holds securities or other instruments that are not investments in Portfolio Funds or direct private equity investments, the Fund or the Master Fund, as applicable, will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued at the last sale price or the official closing price on the exchange or system where such securities are principally traded for the business day as of the relevant Determination Date.  If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded.  Over-the-counter securities not quoted on the Nasdaq Stock Market will be valued at the last sale price on the relevant Determination Date or, if no sale occurs, at the last bid price, in the case of securities held long, or the last ask price, in the case of securities held short, at the time net asset value is determined.  Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers, in accordance with the Valuation Procedures.

Fixed-income securities with a remaining maturity of 60 days or more for which accurate market quotations are readily available will normally be valued according to dealer-supplied bid quotations or bid quotations from a recognized pricing service.  Fixed-income securities for which market quotations are not readily available or are believed by the Adviser not to reflect market value will be valued based upon broker-supplied quotations in accordance with the Valuation Procedures, provided that if such quotations are unavailable or are believed by the Adviser not to reflect market value, such fixed-income securities will be valued at fair value in accordance with the Valuation Procedures, which may include the utilization of valuation models that take into account spread and daily yield changes on government securities in the appropriate market (e.g., matrix pricing).  High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Adviser at amortized cost, which the Board and the Master Fund Board have determined to approximate fair value.  All other instruments held by the Master Fund will be valued in accordance with the Valuation Procedures.

If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Adviser not to reflect the market value, the Adviser will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures.  In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

The Adviser and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund or the Master Fund.  Consequently, the fees charged to the Fund or the Master Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Investment Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Master Fund’s net asset value.  Similarly, expenses of the Fund are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund’s net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund’s net asset value and the Fund if the judgments of the Master Fund Board, the Board, the Adviser, or the Portfolio Fund Managers regarding appropriate valuations should prove incorrect.  Also, Portfolio Fund Managers will generally only provide determinations of the net asset value of Portfolio Funds periodically, in which event it will not be possible to determine the Master Fund’s net asset value, and therefore the Fund’s net asset value, more frequently.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund will maintain a separate capital account on its books for each Member.  As of any date, the capital account of a Member shall be equal to the net asset value per Unit as of such date, multiplied by the number of Units held by such Member.  Any amounts charged or debited against a Member’s capital account under the Fund’s ability to allocate special items, and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund.  Any amounts credited to a Member’s capital account under the Fund’s ability to allocate special items and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.

Allocation of Special Items — Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Fund, directly or indirectly, that are attributable to any Member, as determined by the Fund, will be debited against the capital account of that Member as of the close of the accounting period during which the Fund paid or incurred those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes.  If the amount of those taxes is greater than the Member’s capital account as of the close of the accounting period, then the Member and any successor to the Member’s Units is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess.  The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member.

Any expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Fund, will generally be charged to only those Members on whose behalf the expenditures or items are paid or incurred or whose circumstances gave rise to such expenditures or items.  These charges or items will be debited to the capital accounts of the applicable Members as of the close of the accounting period during which the items were paid or accrued by the Fund.

Reserves

Appropriate reserves may be created, accrued, and charged against net asset value and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund or the Board.  Reserves will be in such amounts (subject to increase or reduction) that the Fund or the Board may deem necessary or appropriate.  The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those investors who, as determined by the Board were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time and any such Member or former Member will be obligated to pay the amount of any such charge.

If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distribution or repurchases of Units) that was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior accounting periods and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all Members at the time of payment or receipt, then such amount will be proportionately charged or credited, as appropriate, to those parties who were Members during such prior accounting period or periods.

Notwithstanding the foregoing (i) no former Member will be obligated to make a payment exceeding the amount of such Member’s capital account at the time to which the charge relates, and (ii) no such demand will be made after the expiration of three years from the date on which such party ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member as described above, the deficiency will be charged proportionately to the capital accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the capital accounts of the current Members.

The Master Fund LLC Agreement has terms relating to reserves that are substantially similar to the foregoing.

CERTAIN TAX CONSIDERATIONS

The following summary describes certain tax aspects of an investment in the Fund.  It is contemplated that the investors in the Fund will be entities, such as IRAs and other tax-qualified retirement plans, that are generally tax-exempt for U.S. federal income tax purposes and foreign persons.  This summary does not discuss the tax consequence for other kinds of investors, such as individuals, or taxable entities.  The summary is based solely on current tax law, and there is no assurance that the relevant tax law, or interpretations of it, will not be changed in the future, in some cases retroactively.  This summary is not binding on any tax authority.

The summary is not, in any event, intended to be a substitute for individual tax advice from your own tax advisor.  You should consult your own tax advisor with respect to the tax consequences of an investment in the Fund, in light of your own individual circumstances.

The Fund and the Master Fund

The Fund has received an opinion of Drinker Biddle & Reath LLP, legal counsel to the Fund, that based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations, as in effect on the date of the opinion, other current applicable authority, and certain representations of the Fund, the Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, a “publicly traded partnership” may be taxable as a corporation for federal income tax purposes.  A publicly traded partnership is any partnership the interests of which are traded on an established securities market or which are “readily tradable on a secondary market (or the substantial equivalent thereof).”  Under applicable Treasury Regulations, interests in a partnership are readily tradable on the substantial equivalent of a secondary market if, taking into account all facts and circumstances, the partners are readily able to buy, sell, exchange or redeem their interests in a manner that is economically comparable to trading on an established securities market.  The applicable Treasury Regulations further provide that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer making a market in the interests, (ii) any person regularly makes available to the public bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices, (iii) interest holders in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests in the partnership through a public means of obtaining or providing information of offers to buy, sell or exchange interests in the partnership, or (iv) prospective buyers or sellers of interests in the partnership otherwise have an opportunity to buy or sell interests in a time frame and with the regularity and continuity that is comparable to the foregoing.  A plan of redemptions, such as the Fund’s plan to repurchase Units, whereby holders of interests in a partnership have readily available, regular, and ongoing opportunities to dispose of their interests, can be substantially equivalent to a secondary market under these rules.

Under the LLC Agreement, transfers of Units by Members, other than repurchases by the Fund, are generally restricted to “private transfers” and other transfers that cannot cause the Fund to be a publicly traded partnership.

The Treasury Regulations contain a safe harbor with respect to transfers pursuant to certain redemption plans.  The Fund’s plan to offer to repurchase Units on at most four days per year, with a Valuation Date no earlier than 60 days after the Expiration Date, at a price equal to the value of the Units as of the Valuation Date, is considerably more limiting than the timing and pricing delay provisions of the redemption plan safe harbor.  However, the Fund will not qualify for the redemption plan safe harbor in any year if more than 10% of the value of the Units are transferred (exclusive of “private transfers”) during that year.  Because the Fund may offer to repurchase more than 10% of the value of the Units in any year, the Fund may, in any year, fail to qualify for the redemption plan safe harbor.

Notwithstanding that the Fund may not qualify for the redemption plan safe harbor (or any other safe harbor) in any taxable year, the Treasury Regulations specifically provide that the failure to qualify for a safe harbor is disregarded for purposes of determining whether Units are publicly traded under a facts and circumstances analysis, and the Fund’s transfer restrictions and restricted redemption rights make the position of the Unit holders very different from the economic position that they would have been in if the Units were traded on a securities market.  Based on the foregoing and other relevant considerations, the Fund received an opinion of tax counsel, that under a facts and circumstances analysis, the Fund will not be treated as a publicly traded partnership. The Master Fund has received an opinion of counsel that, for federal income tax purposes, the Master Fund will be treated as a partnership and not as an association taxable as a corporation, and that based on a “facts and circumstances” analysis, similar to that set forth above for the Fund, the Master Fund will not be treated as a publicly traded partnership taxable as a corporation.

As partnerships, the Fund and the Master Fund will not be subject to federal income tax.  Each of them will file annual partnership information returns with the Service, reporting the results of operations.

The Offshore Fund

Under current Cayman Islands tax law, no Cayman Islands income tax will apply to income earned by the Offshore Fund, and no Cayman Islands withholding or other income tax will apply to distributions made by the Offshore Fund to the Fund or other income or gain recognized by the Fund with respect to its investment in the Offshore Fund.

For U.S. federal income tax purposes, the Offshore Fund will be treated as a foreign corporation.  As such, the Offshore Fund will generally be subject to U.S. federal corporate income tax and branch profits tax with respect to any income effectively connected with a U.S. trade or business, and will generally be subject to 30% withholding tax with respect to dividends and certain other kinds of passive income from U.S. sources.

The Master Fund will invest a significant portion of its assets in Portfolio Funds that will generally be entities treated as partnerships for U.S. federal income tax purposes.  Income earned by those Portfolio Funds will flow through the Master Fund to the Offshore Fund.  The Portfolio Funds will, in turn, invest in portfolio companies that may be corporations or partnerships for U.S. federal income tax purposes.

In the case of portfolio companies that are partnerships doing business in the United States, income or gain from those investments that passes through to the Offshore Fund will be taxable to the Offshore Fund at regular U.S. federal corporate income tax rates of up to 35% as income or gain effectively connected with a U.S. trade or business.  In addition, a 30% branch profits tax will generally apply with respect to amounts earned from a portfolio company that is treated as a partnership when those amounts are ultimately distributed to the Offshore Fund.  State and local corporate income taxes will also apply in some cases, depending on the locations where the portfolio companies do business.

With respect to those portfolio companies that are corporations for U.S. federal income tax purposes, the Offshore Fund will generally not be subject to U.S. federal income tax on gains on sale of the stock of such corporations (except in the case of certain corporations whose principal assets consist of U.S. real property).  In the event of any dividends paid by such corporations, however, U.S. federal income tax at a 30% rate will generally apply to the Offshore Fund’s allocable share of the dividends.

Additionally, investments in portfolio companies in foreign jurisdictions may give rise to income subject to withholding or other taxes in those jurisdictions.  No foreign tax credit will be available to the Fund or investors in the Fund as a result of the payment of any such foreign taxes.

Legislation has been introduced that would treat certain offshore corporations that are managed or controlled in the United States as U.S. corporations for federal income tax purposes.  If this legislation were to pass, the Offshore Fund would be subject to U.S. federal income tax.

Investors that Are Tax-Qualified Retirement Plans or Other Tax-Exempt Entities

Tax-qualified pension and profit-sharing plans (including Keogh or HR-10 plans), traditional and Roth individual retirement accounts described in Section 408 and 403(A) of the Code (“IRAs”), educational institutions, and other investors exempt from taxation under Section 501 of the Code are generally exempt from U.S. federal income tax except to the extent that they recognize unrelated business taxable income (“UBTI”).  Neither the activities of the Master Fund nor the activities of Portfolio Funds in which it invests or their portfolio companies will generate UBTI for investors in the Fund, nor will debt incurred by any of those entities generate UBTI either.

Because all shares of the Offshore Fund will be owned by the Fund, which is a U.S. person for U.S. federal income tax purposes, the Offshore Fund will be considered a controlled foreign corporation (a “CFC”) for U.S. federal income tax purposes.  Income of a CFC is taxable as UBTI to a tax-exempt entity only if the income consists of certain kinds of insurance income as defined in Section 512(b)(17) of the Code.  The Offshore Fund does not expect to generate any such insurance income.  Accordingly, it is not anticipated that UBTI will be generated for investors in the Fund as a result of the CFC rules.

If an investor incurs debt to finance the acquisition of a Unit, that acquisition indebtedness will separately cause income and gain from the Fund to become UBTI under the rules applicable to debt-financed income.  Each investor should consult its own tax adviser to determine whether any particular indebtedness of that investor may give rise to such debt-financed income as a result of an investment in the Fund.

The foregoing discussion is intended to apply primarily to exempt organizations that are tax-qualified plans. The UBTI of certain other exempt organizations may be computed in accordance with special rules. Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts” that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs in a manner similar to taxable investors. Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income. As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income. For these reasons, the Fund is not an appropriate investment for a charitable remainder trust

Foreign Investors

A foreign person considering acquiring Units in the Fund should consult his own tax adviser regarding the tax consequences of an investment in the Fund under the laws of his country of citizenship, residence or incorporation and under U.S. federal, state and local tax law.

A foreign investor will generally not be subject to U.S. tax on gain on a sale or repurchase of the investor’s Units, on distributions from the Fund, on gain on a sale or repurchase of the Fund’s interest in the Offshore Fund or on gain or income recognized by the Offshore Fund or the Master Fund.

A foreign investor will also not be subject to U.S. tax on the investor’s allocable share of dividends from the Offshore Fund to the Fund unless the dividends constitute U.S.-source dividend income.  Dividends from the Offshore Fund will not be treated as U.S.-source unless 25% or more of the Offshore Fund's gross income from all sources for the three-year period ending with the close of the year preceding the declaration of the dividends (or for the part of the three-year period that the Offshore Fund was in existence) was effectively connected with the conduct of a U.S. trade or business.  If the 25% threshold is equaled or exceeded, dividends the Offshore Fund distributes to the Fund will be treated as U.S.-source dividend income in an amount that bears the same ratio to the dividends as the gross income of the Offshore Fund for the three-year period (or relevant part) that was effectively connected with the conduct of a U.S. trade or business bears to the Offshore Fund’s gross income from all sources.

For these purposes, the gross income of the Offshore Fund will consist of its proportionate share of the gross income of the Master Fund, and gross income will include both gross income earned directly and gross income earned through one or more pass-through entities such as the Portfolio Funds and underlying portfolio companies that are structured as partnerships for U.S. federal income tax purposes.  Whether the 25% threshold is equaled or exceeded during any three-year period will depend on the extent to which the investments by the Master Fund are made in the form of pass-through entities that conduct U.S. trades or businesses and on the relative amount of gross income attributable to any such pass-through U.S. trades or businesses as compared to other gross income of the Master Fund.

A foreign investor’s allocable share of U.S.-source dividend income of the Fund will be subject to U.S. federal withholding tax at a 30% rate.  Any such withholding tax may be reduced or eliminated under a tax treaty between the United States and the foreign Member’s country of residence, provided that the foreign Member furnishes the Fund with a properly completed Form W-8BEN that claims the benefit of the treaty and includes a U.S. taxpayer identification number for the Member.

If dividends from the Offshore Fund constitute U.S.-source dividend income, that may also result in certain foreign Members becoming subject to the requirements of Sections 1471-74 of the Code, enacted by the Foreign Account Tax Compliance Act of 2010, which will apply beginning in 2013.  Under those provisions, foreign financial institutions and most other foreign entities will be required to provide the U.S. Internal Revenue Service with certain information regarding their U.S. account holders or investors, if any, and to comply with certain other requirements if they wish to avoid 30% withholding tax on their allocable share of the Fund’s U.S.-source dividend income and gain on shares of stock that generate U.S.-source dividend income.

THE TAX AND OTHER MATTERS DESCRIBED IN THIS MEMORANDUM DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements on employee benefit plans to which ERISA applies, and on those persons who are fiduciaries with respect to such plans.  The Code imposes certain requirements on certain other plans (such as individual retirement accounts and Keogh plans) (and their fiduciaries) that, although not subject to ERISA, are subject to certain similar rules of the Code.  (Such employee benefit plans subject to ERISA and such other plans, collectively, “Plans.”)  In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.  Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets generally be held in trust, and that the indicia of ownership of Plan assets be maintained within the jurisdiction of district courts of the United States.  Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.  In addition, a Plan fiduciary should consider whether an investment in the Fund will result in any UBTI to the Plan.  See “CERTAIN TAX CONSIDERATIONS.”

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries.  These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ investment in the entity.  Certain prospective Plan investors may currently maintain relationships with the Adviser and/or entities that are affiliated with the Fund or Master Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund and Master Fund are each registered as an investment company under the Investment Company Act, the assets of the Fund and Master Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund.  Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF UNITS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE UNITS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

BY PURCHASING UNITS, EACH OF THE PLAN UNIT HOLDERS WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) THE INVESTMENT BY SUCH PLAN UNIT HOLDER IN THE FUND IS PRUDENT FOR THE PLAN (TAKING INTO ACCOUNT ANY APPLICABLE LIQUIDITY AND DIVERSIFICATION REQUIREMENTS OF ERISA), (B) THE INVESTMENT IN THE FUND IS PERMITTED UNDER ERISA, THE CODE, OTHER APPLICABLE LAW AND THE GOVERNING PLAN DOCUMENTS, (C) NEITHER THE ADVISER NOR ANY OF ITS AFFILIATES HAS ACTED AS A FIDUCIARY UNDER ERISA WITH RESPECT TO SUCH PURCHASE, (D) NO ADVICE PROVIDED BY THE ADVISER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY SUCH PLAN UNIT HOLDER IN CONNECTION WITH SUCH PURCHASE AND (E) THE PURCHASE, HOLDING AND DISPOSITION OF THE UNITS WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF OTHER LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

ELIGIBLE INVESTORS

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act.  To qualify, a natural person must generally have (i) a net worth, or joint net worth with that person’s spouse, of $2,000,000, or (ii) a net worth of $1,000,000 (excluding the value of that person’s primary residence) and have at least $1,000,000 of his or her assets under the investment management of the Adviser or its affiliates, and a company must generally have total assets in excess of $5,000,000.  The SEC has issued notice that it intends to exclude the value of a client’s primary residence from the net worth test of Rule 205-3 under the Advisers Act. Should revised requirements of a “qualified client” under Rule 205-3 take effect, new investors in the Fund will be required to meet such definition(s). The SEC has not issued a final rule on these proposals and, accordingly, the proposed rules are subject to revision.

In addition, Units are generally being offered only to investors that are either (i) U.S. persons for U.S. federal income tax purposes, and that are exempt from U.S. federal income taxation (including tax-deferred accounts that are not subject to U.S. federal income taxation) (such persons being referred to in this Memorandum as tax-exempt or tax-deferred investors) or (ii) non-U.S. persons that meet eligibility standards as defined by the Fund pursuant to applicable law in the relevant jurisdictions.  Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.”  The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.  Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to any additional purchase.

PURCHASING UNITS

Purchase Terms

The minimum initial investment in the Fund by any investor is $50,000, and the minimum additional investment in the Fund by any Member is $10,000.  However, the Fund, in its sole discretion, may accept investments below these minimums.  The purchase price of Units sold on the Initial Closing on May 1, 2010 was $1,000 per Unit and thereafter the purchase price for Units will be based on the net asset value per Unit as of the date such Units are purchased.  Fractions of Units will be issued to one one-thousandth of a Unit.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.  The Board may also suspend or terminate offerings of Units at any time, including, without limitation, in the event that the Master Fund has suspended or terminated offerings of Master Fund Interests.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units will be payable in cash.  Each initial or subsequent purchase of Units will be payable in one installment which will generally be due (i) four business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month (the “Acceptance Date”), where funds are remitted by wire transfer, or (ii) ten business days prior to the Acceptance Date, where funds are remitted by check.  A prospective investor must also submit a completed investor certification at least five business days before the Acceptance Date.  The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Units in the Fund at any time.  Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Member until cleared funds have been received.  In the event that cleared funds and/or a properly completed investor certification are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and investor certification for processing in the next offering.

Pending any offering, funds received from prospective investors will be placed in an escrow account with UMB Fund Services, Inc., the Fund’s escrow agent.  On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.  Any interest earned with respect to such escrow account will be paid to the Master Fund and allocated pro-rata among Members.

ADDITIONAL INFORMATION

Applicability of Investment Company Act Limitations

For purposes of the Fund’s investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Fund’s leverage limitations, the Fund will “look through” to the Master Fund.  The Master Fund Investments, however, are not subject to the Fund’s or the Master Fund’s investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Code.

Futures Transactions

Each of the Fund and the Master Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a commodity pool operator under the CEA.  The Commodity Futures Trading Commission has proposed rulemaking which, if enacted, could limit or eliminate exemptions relied upon by the Fund.

Pursuant to regulations and/or published positions of the SEC, the Master Fund may also be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

SUMMARY OF THE LLC AGREEMENT

An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the LLC Agreement that is included as Appendix A to this Memorandum.  A prospective investor and his or her advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions.  The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.  In addition, except as indicated below, the Master Fund LLC Agreement generally contains provisions that are substantially similar to the provisions described herein.

Members; Additional Classes of Units

Persons who purchase Units will be Members of the Fund.  The Adviser may invest in the Fund as a Member through separate capital accounts.

In addition, to the extent permitted by the Investment Company Act, the Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Units offered in this Memorandum.  The issuance of such additional classes of Units may require the Fund to obtain exemptive relief from the SEC.

Liability of Members

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member, or the Board may reduce any amount payable by the Fund to a Member in respect of a redemption of Units, in accordance with the LLC Agreement in certain circumstances. See “REPURCHASES OF UNITS—Periodic Repurchases” and “CAPITAL ACCOUNTS AND ALLOCATIONS—Reserves.”

Limitation of Liability; Indemnification

The LLC Agreement provides that the members and former members of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance or gross negligence of the duties involved in the conduct of their office or as otherwise required by applicable law.  The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund.  None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s capital account or for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors.  The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required under the Investment Company Act.  However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Member materially adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

Term, Dissolution, and Liquidation

The Fund shall be dissolved:

(1)
upon the affirmative vote to dissolve the Fund by either (i) a majority of the members of the Board, or (ii) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

(2)	as required by operation of law.

Upon the occurrence of any event of dissolution, one or more members of the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more members of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “CAPITAL ACCOUNTS AND ALLOCATIONS.”

Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed:  (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Members; and (iii) finally to the Members (including the Adviser) proportionately in accordance with the balances in their respective capital accounts.  Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Members, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.  The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Members.

REPORTS TO MEMBERS

Members will receive annual tax information necessary for completion of U.S. federal, state and local tax returns.  The Fund will furnish to Members such information as soon as reasonably practicable after receipt of the necessary information from the Master Fund Investments by the Master Fund.  However, in the likely event that the Master Fund does not receive all of the necessary underlying information on a timely basis, the Fund will be unable to provide such annual tax information to the Members for any given taxable year until after April 15 of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state and local level.

The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.  Members also will be sent reports regarding the Fund’s operations each quarter. In addition, the Fund will distribute a Schedule K-1 to Members in respect of each tax year, which will contain certain annual tax information.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on March 31.  The Fund’s taxable year is the 12-month period ending on December 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

The Board has selected PricewaterhouseCoopers LLP of 1201 Louisiana, Suite 2900, Houston, TX 77002, as the independent registered public accountants of the Fund.  PricewaterhouseCoopers LLP also serves as the independent registered public accountants of the Master Fund.

Drinker Biddle & Reath LLP, One Logan Square, Ste. 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund, the Independent Managers (of the Fund and the Master Fund) and the Master Fund.

INQUIRIES

Inquires concerning the Fund and the Units (including procedures for purchasing Units) should be directed to:  Partners Group (USA) Inc. at 1-877-748-7209.

TABLE OF CONTENTS OF SAI

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APPENDIX A

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of Partners Group Private Equity (TEI), LLC (the “Fund”) is dated and effective as of February 18, 2010 by and among Partners Group (USA) Inc., each member of the Board of Managers of the Fund, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member.

WITNESSETH:

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of December 14, 2009 and filed with the Secretary of State of the State of Delaware on December 14, 2009;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

The following definitions shall be equally applicable to both the singular and plural forms of the defined terms.  For purposes of this Agreement:

Section 1.1           “Administration Agreement” means the administration agreement entered into between the Administrator and the Fund under which the Administrator will provide certain administrative services to the Fund in exchange for certain fees, as amended or restated from time to time.

Section 1.2           “Administration Fee” means the fee paid to the Administrator for its services out of the Fund’s assets.

Section 1.3           “Administrator” means UMB Fund Services, Inc., or any person who may hereafter, directly or indirectly, succeed or replace UMB Fund Services, Inc. as the administrator of the Fund.

Section 1.4           “Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder from time to time, or any successor law.

Section 1.5           “Affiliate” means “affiliated person” as such term is defined in the Investment Company Act.

Section 1.6           “Agreement” means this Limited Liability Company Agreement, as amended or restated from time to time.

Section 1.7           “Board of Managers” means the Board of Managers established pursuant to Section 2.6 hereof.

Section 1.8           “Capital Account” means, with respect to each Member, the capital account established and maintained on behalf of such Member pursuant to Section 5.4 hereof.

Section 1.9           “Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

Section 1.10         “Certificate” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Section 1.11         “Code” means the United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section 1.12         “Confidential Information” shall have the meaning set forth in Section 8.10.

Section 1.13         “Delaware Act” means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section 1.14         “Discount Repurchase Offer” shall have the meaning set forth in Section 4.4(d).

Section 1.15         “Early Repurchase Fee” shall have the meaning set forth in Section 4.4.

Section 1.16         “Expiration Date” means a date set by the Board of Managers occurring no sooner than 20 business days after the commencement date of a repurchase offer, provided that such Expiration Date may be extended by the Board of Managers in its sole discretion.

Section 1.17         “Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations described under Section 3.7 of this Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

Section 1.18         “Final Payment” shall have the meaning set forth in Section 4.4.

Section 1.19         “Fiscal Year” means the period beginning on the commencement of operations of the Fund and ending on the first March 31 following such date, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall designate another fiscal year for the Fund.

Section 1.20         “Form N-2” means the Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Section 1.21         “Fund” means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Section 1.22         “Independent Managers” means those Managers who are not “interested persons” of the Fund as such term is defined in the Investment Company Act.

Section 1.23         “Initial Closing Date” means the first date on or as of which a Member other than Partners Group is admitted to the Fund.

Section 1.24         “Initial Payment” shall have the meaning set forth in Section 4.4.

Section 1.25         “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.26         “Investment Management Agreement” means the investment management agreement entered into between the Master Fund and the investment adviser of the Master Fund, as amended or restated from time to time.

Section 1.27         “Investment Percentage” means as of any date of determination a percentage established for each Member on the Fund’s books determined by dividing the number of Units owned by such Member as of such date of determination by the aggregate number of Units owned by all Members as of such date of determination.

Section 1.28         “Losses” shall have the meaning set forth in Section 3.7.

Section 1.29         “Manager” means each natural person who serves on the Board of Managers and any other natural person who, from time to time, pursuant to the terms of this Agreement shall serve on the Board of Managers.  Each Manager shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Section 1.30         “Master Fund” means Partners Group Private Equity (Master Fund), LLC, or any other investment fund in which, upon approval by the Board of Managers and any necessary approval of the Members pursuant to the Investment Company Act, the Fund invests, directly or indirectly, all or substantially all of its assets.

Section 1.31         “Master Fund Payment Date” shall have the meaning set forth in Section 4.4.

Section 1.32         “Member” means any person who shall have been admitted to the Fund as a member in such person’s capacity as a member of the Fund.  For purposes of the Delaware Act, the Members shall constitute a single class or group of members.

Section 1.33         “NAV per Unit” as of any date of determination, shall be equal to the Net Asset Value of the Fund as of such date, divided by the number of Units outstanding on such date.

Section 1.34         “Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

Section 1.35         "Offshore Fund" means Partners Group Private Equity (Offshore), LDC, or a substitute or successor entity.

Section 1.36         “Organizational Member” means Partners Group.

Section 1.37         “Partners Group” means Partners Group (USA) Inc.

Section 1.38         “Person” or “person” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

Section 1.39         “Placement Agent” means Foreside Fund Services, LLC, or any person who may hereafter directly or indirectly succeed or replace Foreside Fund Services, LLC as the placement agent of the Fund.

Section 1.40         “Placement Agent Agreement” means the placement agent agreement entered into between the Placement Agent and the Fund, as amended or restated from time to time.

Section 1.41         “Portfolio Fund” means a pooled investment vehicle or registered investment company.

Section 1.42         “Portfolio Fund Manager” means a portfolio manager of a Portfolio Fund.

Section 1.43         “Promissory Note” shall have the meaning set forth in Section 4.4.

Section 1.44         “Repurchase Date” means the day after the Valuation Date.

Section 1.45         “Securities” means securities (including, without limitation, equities, debt obligations, options, other “securities” as that term is defined in Section 2(a)(36) of the Investment Company Act), and other financial instruments of United States and non-U.S. entities and commodities, including, without limitation, capital stock; shares of beneficial interests; partnership interests and similar financial instruments; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, U.S. Government securities and debt securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements including brokerage account agreements relating to or securing such transactions; equipment lease certificates, equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; open and closed-end registered and unregistered investment companies; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

Section 1.46         “Securities Transactions” shall have the meaning set forth in Section 2.5.

Section 1.47         “Servicing Agent” means Partners Group, or any person who may hereafter directly or indirectly succeed or replace Partners Group as the servicing agent of the Fund.

Section 1.48         “Servicing Agreement” means the servicing agreement entered into between the Servicing Agent and the Fund, as amended or restated from time to time.

Section 1.49        “Servicing Fee” means the fee paid to the Servicing Agent out of the Fund’s assets.

Section 1.50         “Transfer” means the assignment, transfer, sale, encumbrance, pledge or other disposition of any Units or portion of Units or beneficial or other interest in the Fund; “Transferors,” Transferees,” and verbs, adverbs or adjectives such as “Transfers,” “Transferred” and “Transferring” shall have correlative meanings.

Section 1.51         “Units” means the units of membership interest in the Fund.

Section 1.52         “Valuation Date” means a date on which the value of Units being repurchased will be determined by the Board of Managers in its sole discretion and which date shall be approximately 65 days, but in no event earlier than 60 days, after the Expiration Date for such repurchase.

Section 1.53         Pronouns.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD OF MANAGERS

Section 2.1          Formation of Limited Liability Company.  The Organizational Member and any other person designated by the Board of Managers are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware.  The Board of Managers shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

Section 2.2          Name.  Subject to the limited license granted under the Investment Management Agreement, the name of the Fund shall be “Partners Group Private Equity (TEI), LLC” or such other name as the Board of Managers hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.  The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board of Managers.

Section 2.3          Principal and Registered Office.  The Fund shall have its principal office, c/o Partners Group (USA) Inc., at 450 Lexington Avenue, 39th Floor, New York, NY 10017, or at such other place designated from time to time by the Board of Managers.  The Fund shall have its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have the Corporation Service Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers in accordance with the Delaware Act.

Section 2.4     Duration.  The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

Section 2.5           Business of the Fund.

(a) The business of the Fund is (i) to invest all or substantially all of its assets directly or indirectly (through the Offshore Fund) in the Master Fund, which, (x) directly or through the purchase of interests in Portfolio Funds, purchases, sells (including short sales), invests and trades in Securities (collectively, “Securities Transactions”) and (y) engages in financial or derivative transactions relating thereto or otherwise, (ii) upon approval by the Board of Managers and subject to any necessary approval of the Members pursuant to the Investment Company Act, to purchase interests in Portfolio Funds directly or engage in Securities Transactions directly, and (iii) to engage in any financial or derivative transactions relating thereto or otherwise and to exercise such rights and powers as are permitted to be exercised by limited liability companies under the Delaware Act.  The officers of the Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out the Fund’s objectives or business.

(b) The Fund shall operate as a closed-end management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

Section 2.6     The Board of Managers.

(a) Prior to the Initial Closing Date, the Organizational Member may, in its sole discretion, designate and elect persons to serve as Managers on the Board of Managers.  Following the effectiveness of this Agreement, each Manager shall agree to be bound by all of the terms of this Agreement applicable to Managers.  The Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers by Members, designate as a Manager any person who shall agree to the provisions of this Agreement pertaining to the obligations of Managers.  The number of Managers shall be fixed from time to time by the Board of Managers.

(b) Each Manager shall serve as a Manager for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 hereof.  If any vacancy in the position of a Manager occurs, the remaining Managers may appoint a person to serve in such capacity, provided such appointment is in accordance with the Investment Company Act, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members.  The Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so when required by the Investment Company Act, within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

(c) In the event that no Manager remains, Partners Group (or its designee) shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section 2.7      Members.  The Board of Managers may admit one or more Members as of the beginning of each calendar month or at such other times as the Board of Managers may determine.  A Person may be admitted to the Fund as a Member without having signed this Agreement.  This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member.  The Board of Managers, in its sole and absolute discretion, may reject requests to purchase Units.  The Board of Managers may, in its sole discretion, suspend or terminate the offering of Units at any time.  The books and records of the Fund shall be revised to reflect the name and Capital Contribution of each Member that is admitted to the Fund.

Section 2.8           Organizational Member.  The initial Capital Contribution to the Fund by the Organizational Member shall be converted to Units as set forth in Section 5.2.  Upon the admission to the Fund of any additional Member pursuant to Section 2.7, the Organizational Member shall be entitled to the return of all or a portion of its Capital Contribution, if any, without interest or deduction, and to withdraw from the Fund.

Section 2.9          Both Managers and Members.  A Member may at the same time be a Manager and a Member, or the investment adviser to the Master Fund and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

SECTION 2.10     Limited Liability.  Except as otherwise provided under applicable law or in this Agreement, each Member will be liable for the debts, obligations and liabilities of the Fund only to the extent of its Capital Account balance.  To the fullest extent permitted under applicable law, the Managers and Partners Group shall not be liable for the Fund’s debts, obligations and liabilities.

ARTICLE III

MANAGEMENT

Section 3.1           Management and Control.

(a) Management and control of the business of the Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder.  No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board of Managers.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each Manager of a closed-end management investment company registered under the Investment Company Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the Investment Company Act.  The Managers may make Capital Contributions and own Units.  Nothing herein shall prohibit a Manager from being a Member.

(b) Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

(c) The Board of Managers may delegate to any Person, including without limitation the officers of the Fund designated pursuant to Section 3.2(c) or any committee of the Board of Managers, any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

Section 3.2           Actions by the Board of Managers.

(a) Unless otherwise provided in this Agreement, the Board of Managers shall act only:  (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the Investment Company Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the Investment Company Act, in person or by telephone) or (ii) by the written consent of a majority of the Managers without a meeting, if permissible under the Investment Company Act.

(b) The Board of Managers may designate from time to time a chairman who shall preside at all meetings.  Meetings of the Board of Managers may be called by the chairman, the president of the Fund, or any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine.  Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.  Managers may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the Investment Company Act.  A majority of the Managers then in office shall constitute a quorum at any meeting.

 (c) The Board of Managers may designate from time to time agents and employees of the Fund or other Persons, including without limitation employees of Partners Group or its Affiliates, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund with such titles as the Board of Managers shall determine.

Section 3.3      Meetings of Members.

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Meetings of the Members may be called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast by all Members as determined pursuant to clause (b) of this Section 3.3, and may be held at such time, date and place as the Board of Managers shall determine.  The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the Investment Company Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage (expressed as a numeral to the third decimal place).  The Board of Managers shall establish a record date not less than 10 nor more than 120 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section 3.4     Custody of Assets of the Fund.  The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the Investment Company Act and the Advisers Act.

Section 3.5     Other Activities.

(a) None of the Managers shall be required to devote his or her full time to the affairs of the Fund, but each shall devote such time as may reasonably be required to perform his or her obligations under this Agreement.

(b) Any Member or Manager, or any of their Affiliates, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as managers, officers, employees, advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No other Member or Manager shall have any rights in or to such activities, or any profits derived therefrom.

Section 3.6     Duty of Care.

(a) No Manager, former Manager, officer or former officer of the Fund shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance or gross negligence involved in the conduct of such person’s office or as otherwise required by applicable law.

(b) A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Fund, any other Member or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

Section 3.7     Indemnification.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b) Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e) In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(g) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h) To the extent permitted by applicable law, the Servicing Agent, the Placement Agent and the Administrator, and any other party serving as the servicing agent, the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Servicing Agreement, the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Section 3.8     Fees, Expenses and Reimbursement.

(a) The Board of Managers may cause the Fund to compensate each Manager who is not an officer or employee of Partners Group or any of its Affiliates for his or her services hereunder.  In addition, the Fund shall reimburse the Managers for reasonable travel and other out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b) The Fund shall bear all expenses incurred in its business or operations, other than those specifically assumed by another person.  Expenses to be borne by the Fund include, but are not limited to, the following:

(i)  fees and expenses in connection with the organization of the Fund and the offering and issuance of Units;

(ii)  all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate action, travel associated with due diligence and monitoring activities and enforcing the Fund’s rights in respect of such investments;

(iii)  quotation or valuation expenses;

(iv)  the Servicing Fee and the Administration Fee;

(v)   brokerage commissions;

(vi)   interest and fees on any borrowings by the Fund;

(vii)  professional fees (including, without limitation, expenses of consultants, experts and specialists);

(viii) research expenses;

(ix)    fees and expenses of outside tax or legal counsel (including fees and expense associated with the review of documentation for prospective investments by the Fund), including foreign counsel;

(x)     accounting, auditing and tax preparation expenses;

(xi)    fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units;

(xii)   taxes and governmental fees (including tax preparation fees);

(xiii)  fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund;

(xiv)  all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund;

(xv)   bank service fees;

(xvi)  costs and expenses relating to the amendment of this Agreement or the Fund’s other organizational documents;

(xvii) expenses of preparing, amending, printing, and distributing confidential memoranda, Statements of Additional Information (and any supplements or amendments thereto), reports, notices, websites, other communications to Members, and proxy materials;

(xviii) expenses of preparing, printing, and filing reports and other documents with government agencies;

(xix)   expenses of Members’ meetings, including the solicitation of proxies in connection therewith;

(xx)    expenses of corporate data processing and related services;

(xxi)   Member recordkeeping and Member account services, fees, and disbursements;

(xxii)  expenses relating to investor and public relations;

(xxiii) fees and expenses of the members of the Board of Managers who are not employees of Partners Group or its Affiliates;

(xxiv) insurance premiums;

(xxv)  Extraordinary Expenses; and

(xxvi) all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

Partners Group and each of its Affiliates shall be entitled to reimbursement from the Fund for any of the above expenses that they pay on behalf of the Fund.

(c) The Fund may, alone or in conjunction with Partners Group, its Affiliates or any investment vehicles or accounts for which Partners Group or any Affiliate of Partners Group acts as general partner, managing member or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

ARTICLE IV

TERMINATION OF STATUS OF MANAGERS;

TRANSFERS AND REPURCHASES

Section 4.1     Termination of Status of a Manager.  The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days’ prior written notice to the other Managers, unless the other Managers waive such notice); (iv) shall be removed under Section 4.2; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; (viii) shall have reached the mandatory age for retirement of a Manager that may from time to time be established by the Board of Managers; or (ix) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

Section 4.2     Removal of the Managers.  Any Manager may be removed with or without cause either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section 4.3     Transfer of Units of Members.

(a) A Member’s Units or any other beneficial or other interest in the Fund may be Transferred only (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of such Member or (ii) with the consent of the Fund, which may be withheld in its sole discretion.

(b) The Fund may not consent to a Transfer unless: (i) the person to whom such Transfer is made (or each of such person’s beneficial owners if such a person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the Investment Company Act, or a business development company as defined under the Advisers Act) is a person whom the Fund believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements; and (ii) the Fund is provided with a properly completed investor certification in respect of the proposed Transferee.  The Fund may also require the Member requesting the Transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Board of Managers as to such matters as the Board of Managers may reasonably request.

(c) Any permitted Transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of the Member shall be entitled to the allocations and distributions allocable to such Units, to tender such Units for repurchase by the Fund and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such Transferee becomes a substituted Member in accordance with the terms of this Agreement, including, without limitation, Section 2.7 hereof.

(d) If a Member Transfers Units with the approval of the Fund and all of the conditions to such Transfer have been satisfied, the Fund shall as promptly as practicable take all necessary actions so that each Transferee or successor to whom such Units are Transferred is admitted to the Fund as a substituted Member, provided that such Transferee shall have executed and delivered either a counterpart of this Agreement or an instrument, in form and substance acceptable to the Fund, that has the legal effect of making the Transferee a party to this Agreement.  Each Transferring Member and Transferee agrees to pay all reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees and disbursements, incurred by the Fund in connection with such Transfer.  Upon the Transfer to another person or persons of all of a Member’s Units, such Member shall cease to be a member of the Fund.

(e) Each Transferring Member shall indemnify and hold harmless the Fund, the Board of Managers, and each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3, and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section 4.4     Repurchase of Units.

(a) Except as otherwise provided in this Agreement, no Member or other person holding Units acquired from a Member has the right to require the Fund to withdraw, redeem or tender to the Fund for repurchase all or some of its Units.  The Board of Managers may, from time to time and in its sole discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Units from Members, including Partners Group or its Affiliates, pursuant to written tenders by Members.  The Board of Managers, in its sole discretion, will determine the aggregate value of Units to be repurchased, which may be a percentage of the value of the Fund’s outstanding Units.  In determining whether the Fund should offer to repurchase Units from Members pursuant to written requests and the amount of Units to be repurchased, the Board of Managers may consider the following factors, among others:

(i) whether the Master Fund is making a contemporaneous repurchase offer for interests therein, and the aggregate value of interests the Master Fund is offering to repurchase;

(ii)  whether any Members have requested to tender Units to the Fund;

(iii)  the working capital and liquidity requirements of the Fund;

(iv)  the relative sizes of the repurchase requests and the Fund;

(v)  the past practice of the Fund in repurchasing Units;

(vi) the condition of the securities market and the economy generally, as well as political, national or international developments or current affairs; and

(vii)  the anticipated tax consequences of any proposed repurchases of Units.

Each repurchase offer will be limited to the repurchase of approximately 5% of the Units (but in no event to exceed the repurchase of 20% of the Units per quarter).

(b) Partners Group and each of its Affiliates may tender all or some of its Units as a Member or Organizational Member, as applicable, under Section 4.4(a) hereof, without notice to the other Members.

(c) If the Board of Managers determines in its sole discretion that the Fund will offer to repurchase Units, the Board of Managers will provide written notice to Members.  Such notice will include:  (i) the commencement date of the repurchase offer; (ii) the Expiration Date on which repurchase requests must be received by the Fund; and (iii) other information Members should consider in deciding whether and how to participate in such repurchase opportunity.

(d) The amount due to any Member whose Units are repurchased shall, subject to the terms of this Agreement (including, without limitation, Section 4.4(a)), be an amount equal to the NAV per Unit as of the Valuation Date, multiplied by the number of such Member’s Units being repurchased, after reduction for all fees, including any Servicing Fee, Administration Fee or Early Repurchase Fee, any required tax withholding  and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased, provided that, subject to applicable law, the Board of Managers may offer to purchase Units at a discount to the NAV per Unit (a “Discount Repurchase Offer”).  Payment by the Fund to each Member, upon repurchase of such Member’s Units shall be made in the form of a promissory note (a “Promissory Note”).  Such payment shall be made as promptly as practicable following the Expiration Date.  Any in-kind distribution of Securities will be valued in accordance with Section 7.4 hereof.  The determination of the value of the Units as of the Valuation Date shall be subject to adjustment based upon the results of the annual audit of the Fund’s financial statements for the Fiscal Year in which such Valuation Date occurred.  A Member who tenders some but not all of his Units for repurchase will be required to maintain a minimum Capital Account balance equal to the amount set forth, from time to time, in the Fund's Form N-2.  The Board of Managers may, in its sole discretion, waive this minimum Capital Account balance requirement.  The Fund may reduce the amount to be repurchased from a Member in order to maintain a Member’s minimum Capital Account balance.

(e) Each Promissory Note issued pursuant to clause (d) of this Section 4.4, which shall be non-interest bearing and non-transferable, and shall provide, among other terms determined by the Fund, in its sole discretion, for the following payments.  The initial payment in respect of the Promissory Note (the “Initial Payment”) shall be in an amount equal to at least 95% of the estimated aggregate value of the repurchased Units, determined as of the Valuation Date.  The Initial Payment shall be made on or before the fifteenth business day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of the Offshore Fund's interest in the Master Fund, in order to fund the repurchase of the Units, the Initial Payment may be postponed until a reasonable time after the Fund has received at least 95% of the aggregate amount so requested to be repurchased by the Fund from the Master Fund (the “Master Fund Payment Date”).  The second and final payment in respect of a Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment.

(f) Notwithstanding anything in this Section 4.4 to the contrary, if a Member, after giving effect to the repurchase, would continue to hold at least 5% of the aggregate value of its Units as of the Valuation Date, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date, provided that if the Fund has requested the repurchase of all or a portion of the Offshore Fund's interest in the Master Fund, such payment may be postponed until 10 business days after the applicable Master Fund Payment Date.  Such payment shall be in an amount equal to the excess, if any, of (1) the aggregate value of the repurchased Units, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment.  Notwithstanding anything in this Agreement to the contrary, if, based upon the results of the annual audit of the financial statements of the Fund and the Master Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Member’s Capital Account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s Capital Account balance by the amount of any underpayment and issue for no additional consideration a number of Units having an aggregate value equal to such amount, as applicable.

(g) Notwithstanding anything in this Section 4.4 to the contrary, the Board of Managers shall modify any of the repurchase procedures described in this Section 4.4 if necessary to comply with the regulatory requirements imposed by the Securities Exchange Commission.

(h) Each Member whose Units have been accepted for repurchase will continue to be a Member until the Repurchase Date (and thereafter if the Member retains Units following such repurchase) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the Capital Account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the appreciation or depreciation in the Net Asset Value of the Fund through the Valuation Date, and such Member’s Capital Account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

(i) Upon its acceptance of tendered Units for repurchase, the Fund shall maintain daily on its books a segregated account consisting of cash, liquid securities or the portion of the Fund’s interest in the Master Fund that the Fund has requested to be repurchased (or any combination of them) in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Units.

(j) Notwithstanding anything in this Section 4.4 to the contrary, the Fund may suspend, postpone or terminate a repurchase offer upon the determination of a majority of the Board of Managers (including a majority of Independent Managers) that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, the existence of circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the Net Asset Value or other unusual circumstances.

(k) A 2% early repurchase fee (an “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units, provided that the Early Repurchase Fee may be waived where the Board of Managers determines that doing so is in the best interests of the Fund.

(l) Units of a Member tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis (i.e., the Units repurchased will be deemed to have been taken from the earliest Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation in the Net Asset Value of the Fund) until that Capital Contribution is decreased to zero, and then from each subsequent Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation in the Net Asset Value of the Fund)).

Section 4.5     Mandatory Redemption.  The Fund may effect a mandatory redemption at Net Asset Value of Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board of Managers determines or has reason to believe, each in its sole discretion, that:

(a) all or a portion of its Units have been Transferred to, or have vested in, any person, by operation of law as described in Section 4.3(a)(i) hereof;

(b) ownership of the Units by such Member or other person will cause the Fund or the Master Fund to be in violation of, or subject the Fund, the Master Fund or the Master Fund’s investment adviser to, additional registration or regulation under the securities, commodities or other laws of the United States or any other jurisdiction;

(c) continued ownership of the Units may be harmful or injurious to the business or reputation of the Fund, the Master Fund or the Master Fund’s investment adviser or may subject the Fund, the Master Fund, or any Members or members of the Master Fund to an undue risk of adverse tax or other fiscal consequences;

(d) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or

(e) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board of Managers determines that doing so is in the best interests of the Fund and is in a manner as will not discriminate unfairly against any Member.

ARTICLE V

CAPITAL

Section 5.1     Contributions to Capital.

(a) The minimum initial contribution of each Member (other than Partners Group) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund's Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion.  The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a Capital Contribution.  The Managers shall not be entitled to make Capital Contributions as Managers of the Fund, but may make Capital Contributions as Members.  Partners Group and its Affiliates may make Capital Contributions as Members.

(b) Members may make additional Capital Contributions, effective as of such times as the Board of Managers in its sole discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to this Agreement.  The minimum additional Capital Contribution of each Member (other than Partners Group and its Affiliates) shall be the amount set forth, from time to time, in the Fund’s Form N-2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion.  No Member shall be obligated to make any additional Capital Contribution except to the extent otherwise provided in this Agreement.

(c) Except as otherwise permitted by the Board of Managers, (i) initial and any additional Capital Contributions by any Member shall be payable in cash, and (ii) initial and any additional Capital Contributions in cash shall be payable in one installment in readily available funds prior to the date of the proposed acceptance of the Capital Contribution.

Section 5.2     Issuance of Units.  The purchase price per Unit for Units issued on the closing date of the initial Capital Contributions by Members other than the Organizational Member (the “Initial Closing Date”) shall be $1000.  The amount of the Capital Account Balance of the Organizational Member as of the Initial Closing Date shall be converted into Units by dividing such amount by 1000, and issuing to such Person a number of Units that is equal to such quotient.  Units issued in exchange for Capital Contributions following the Initial Closing Date will be issued at a price per Unit equal to the NAV per Unit at the date of such issuance.  Each Unit will carry equal rights and privileges with each other Unit.  Fractions of Units may be issued to one one-thousandth of a Unit.

Section 5.3     Rights of Members to Capital.  No Member shall be entitled to interest on his or its Capital Contribution to the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member’s Units pursuant to Section 4.4 hereof or Section 4.5 hereof, (ii) upon a distribution pursuant to Section 5.8 hereof, or (iii)  upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof.  No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

Section 5.4     Capital Accounts.  The Fund shall maintain a separate Capital Account on its books for each Member.  As of any date, the Capital Account of a Member shall be equal to the NAV per Unit as of such date, multiplied by the number of Units then held by such Member.  Any amounts charged or debited against a Member’s Capital Account under Sections 5.5 and 5.6, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board of Managers determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund.  Any amounts credited to a Member’s Capital Account under Sections 5.5 and 5.6, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board of Managers determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.

Section 5.5     Allocation of Certain Withholding Taxes and Other Expenditures.

(a) Any withholding taxes or other tax obligations incurred by the Fund, directly or indirectly, that are attributable to any Member, as determined by the Board of Managers, shall be debited against the Capital Account of such Member as of the close of the accounting period during which the Fund pays or incurs such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes.  If the amount of any such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay upon demand to the Fund, as a Capital Contribution to the Fund, the amount of such excess.  The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the Investment Company Act, any material expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Board of Managers, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items.  Such charges or items shall be debited from the Capital Accounts of the applicable Members.

Section 5.6     Reserves.

(a) Appropriate reserves may be created, accrued and charged against the Net Asset Value and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Fund or the Board of Managers, such reserves to be in the amounts which the Board of Managers, in its sole discretion deems necessary or appropriate.  The Board of Managers may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Units of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to the Capital Accounts of those Members who, as determined by the Board of Managers, in its sole discretion, were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

(b) To the extent permitted under applicable law, if at any time an amount is paid or received by the Fund (other than Capital Contributions, distributions or repurchases of Units) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Units of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior accounting periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior accounting period or periods.

(c) To the extent permitted by applicable law, if any amount is required by paragraph (a) or (b) of this Section 5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required.  In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Member.  To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

Section 5.7     Tax Allocations.  For each taxable year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior taxable years (or relevant portions thereof).  Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations.

Section 5.8     Distributions.

(a) The Board of Managers, in its sole discretion, may authorize the Fund to make distributions in cash or in kind  at any time to all of the Members on a pro rata basis in accordance with the Members’ Investment Percentages.  Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the value of the asset distributed to the Member exceeds the percentage of the value of the asset equal to the Member’s Investment Percentage.

(b) Notwithstanding anything to the contrary contained herein, none of the Managers or the Members (including Partners Group and its Affiliates), nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their Units if such distribution would violate the Delaware Act or other applicable law.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

Section 6.1     Dissolution.

(a) The Fund shall be dissolved upon the occurrence of any of the following events:

(i) upon the affirmative vote to dissolve the Fund by either (A) a majority of the Managers, or (B) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

(ii) as required by operation of law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

Section 6.2     Liquidation of Assets.

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, one or more Managers or Partners Group, acting as liquidator under appointment by the Board of Managers (or, if the Board of Managers does not appoint one or more Managers or Partners Group to act as liquidator or is unable to perform this function, another liquidator elected by Members holding a majority of the total number of votes eligible to cast by all Members), shall liquidate, in an orderly manner, the business and administrative affairs of the Fund.  The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amounts as the Board of Managers or the liquidator, as applicable, deems appropriate in its sole discretion) shall, subject to the Delaware Act, be distributed in the following manner:

(i) in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii) such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii) the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the accounting  period ending on the date of the distributions under this Section 6.2(a)(iii).

(b) Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund, if the Board of Managers or other liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation; provided, however, that if any in-kind distribution is to be made the assets distributed in kind shall be valued pursuant to Section 7.4 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above.

(c) If the Board of Managers determines that it is in the best interest of the Members, the Board of Managers may, in its sole discretion, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.

ARTICLE VII

ACCOUNTING, TAX MATTERS AND VALUATIONS

Section 7.1     Accounting and Reports.

(a) The Fund shall adopt for tax accounting purposes any accounting method which the Board of Managers shall decide in its sole discretion is in the best interests of the Fund.  The Fund’s accounts shall be maintained in U.S. currency.

(b) As soon as reasonably practicable after receipt of the necessary information from the Master Fund (which is contingent on the Master Fund’s receipt of the necessary information from its investments in Portfolio Funds or otherwise) and any Portfolio Funds the Fund may invest in directly, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Units as is necessary for Members to complete federal, state and local income tax or information returns.

(c) Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall send to each Member a semi-annual report and an annual report (as applicable) containing the information required by the Investment Company Act.  The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles (or, if permitted by relevant law and approved by the Board of Managers, in accordance with international financial reporting standards).  The Fund may also furnish to each Member such other periodic reports and information regarding the affairs of the Fund as it deems necessary or appropriate in its sole discretion.

(d) Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund.  No act of the Fund, Partners Group, or any other Person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

Section 7.2     Determinations By the Board of Managers.  All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

Section 7.3     Tax Matters.

(a) The Fund shall prepare and file a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Fund.

(b) The Board of Managers shall have the exclusive authority and discretion on behalf of and in the name of the Fund to (i) prepare and file all necessary tax returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Fund and withhold amounts with respect thereto from funds otherwise distributable to any Member; (ii) make any and all tax elections permitted to be made under the Code, and any applicable state, local or foreign tax law; and (iii) determine the tax treatment of any Fund transaction or item for purposes of completing the Fund’s federal, state, local or foreign tax returns.

(c) If the Fund is required to withhold taxes on any distribution or payment to, or pay or incur any tax with respect to any income allocable to or otherwise on account of any Member, the Fund may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.

(d) The Board of Managers intends to treat any Member whose Units are repurchased in full as a partner of the Fund for federal income tax purposes until the date of the Final Payment under Section 4.4 hereof or under Section 4.5 hereof, in respect of the repurchased Units.

(e) The Board of Managers intends for the Fund to be treated as a partnership for U.S. federal income tax purposes.  Notwithstanding anything herein to the contrary, neither the Fund nor the Board of Managers shall make an election (i.e., check-the-box) under Treasury Regulation Section 301.7701-3 for the Fund to be classified for federal income tax purposes as an association taxable as a corporation.

(f) Partners Group shall be designated on the Fund’s annual federal information tax return, and have full powers and responsibilities, as the “tax matters partner” of the Fund for purposes of Section 6231(a)(7) of the Code.  In the event the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the tax matters partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

Section 7.4     Valuation of Assets.

(a) Except as may be required by the Investment Company Act, the Fund shall calculate its Net Asset Value as of the close of business on the last day of each calendar month and at such other times as the Managers shall determine.  Except as may be required by the Investment Company Act, the Managers will value or cause to have valued any Securities or other assets and liabilities of the Fund in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the Investment Company Act.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b) The Net Asset Value of the Fund, including the value of the Fund’s interest in the Master Fund (which is based on the valuation of the Master Fund’s investments in Portfolio Funds and otherwise, as determined pursuant to this Section 7.4), shall be conclusive and binding on all of the Members and all parties claiming through or under them.

(c) The following guidelines shall apply for purposes of determining the Net Asset Value of the Fund:

(i) The amount payable to a Member or former Member whose Units are repurchased pursuant to Article IV shall be treated as a liability of the Fund, until paid, from (but not prior to) the beginning of the Valuation Date for such Units.

(ii) The amount to be received by the Fund on account of any Capital Contributions pursuant to Article II or Article V shall be treated as an asset of the Fund from (but not before) the beginning of the accounting period on the effective date of such Capital Contributions.

(iii) Distributions made pursuant to Section 5.8 shall be treated as an advance and as an asset of the Fund, until the last day of the month in which the date of distribution occurs or until any earlier date determined by the Managers.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1     Amendment of Limited Liability Company Agreement.

(a) Except as otherwise provided in this Section 8.1, this Agreement shall be amended, in whole or in part, with the approval of a majority of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the Investment Company Act), and, if required by the Investment Company Act, the approval of the Members by such vote as is required by the Investment Company Act.

(b) Any amendment to this Agreement that would:

(i)     increase the obligation of a Member to make any Capital Contribution;

(ii)    reduce the Capital Account of a Member other than in accordance with Article V hereof; or

(iii)   modify the events causing the dissolution of the Fund,

may be made only if (x) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (y) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(ii) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender all of his or her Units for repurchase by the Fund.

(c) Without limiting the generality of the foregoing, the power of the Board of Managers to amend this Agreement at any time without the consent of the Members includes, but is not limited to, the power to:

(i) restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(ii) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to change the name of the Fund in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(iii) amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. federal income tax purposes as a partnership that is not a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

Section 8.2     Special Power of Attorney.

(a) Each Member hereby irrevocably makes, constitutes and appoints Partners Group and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i) any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(ii) any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(iii) all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of Partners Group and any liquidator of the Fund’s assets, appointed pursuant to Section 6.2 hereof, and as such:

(i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting this power-of-attorney, regardless of whether the Fund, the Board of Managers or any liquidator shall have had notice thereof; and

(ii) shall survive the delivery of a Transfer by a Member of all or any portion of such Member’s Units, except that where the Transferee thereof has been approved by the Board of Managers for admission to the Fund as a substituted Member, or upon withdrawal of a Member from the Fund pursuant to a repurchase of Units or otherwise, this power-of-attorney given by the Transferor shall terminate.

Section 8.3     Notices.  Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund); or, if to the Fund, the Board of Managers, or Partners Group, in writing (either by way of facsimile or registered mail) and sent as follows, or to such other address as the parties may agree from time to time:

If to Partners Group:

Partners Group (USA) Inc.
450 Lexington Avenue, 39th floor
New York, NY 10017
Attention:  Executive Office
Re: Notice, Partners Group Private Equity (TEI), LLC
Facsimile: (212) 763 4701
Telephone: (212) 763 4700

with a copy to:

Partners Group
Zugerstrasse 57
CH-6341 Baar-Zug, Switzerland
Attention:  Executive Office
Re: Notice, Partners Group Private Equity (TEI), LLC
Facsimile: +41 41 768 85 58
Telephone: +41 41 768 85 85

If to the Fund or to the Board of Managers:

Partners Group Private Equity (TEI), LLC
James F. Munsell, Chairman
c/o Partners Group (USA) Inc.
450 Lexington Avenue, 39th floor
New York, NY 10017

Re: Notice, Partners Group Private Equity (TEI), LLC
Facsimile: (212) 763 4701
Telephone: (212) 763 4700

Notices to a Member shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopier or other electronic means.  Notices to the Fund, the Board of Managers, or Partners Group shall be effective on the close of business on the day upon which it is actually received.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section 8.4     Agreement Binding Upon Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section 8.5     Applicability of Investment Company Act and Form N-2.  The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the Investment Company Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the Investment Company Act and the Form N-2.

Section 8.6     Choice of Law; Arbitration.

(a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b) Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below.  Each Member understands that:

(i) arbitration is final and binding on the parties;

(ii) the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(iii) pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv) the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(v) a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c) All controversies referred in this Section 8.6 shall be determined at the election of the Fund by arbitration before an arbitration panel convened by The Financial Industry Regulatory Authority, to the fullest extent permitted by law.  The parties may also select any national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law.  Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered.  Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until:  (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court.  The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Section 8.7     Not for Benefit of Creditors.  The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, Partners Group and the Fund.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

Section 8.8     Consents.  Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

Section 8.9     Merger and Consolidation.

(a) The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act:  (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section 8.10     Confidentiality.

(a) A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Units, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board of Managers (the “Confidential Information”).

(b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member or any other Confidential Information without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

(c) Each Member recognizes that in the event that this Section 8.10 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(d) Notwithstanding anything to the contrary in this Agreement, the Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board of Managers reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

(e) Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities and tax laws, each Member (and any employee, representative or other agent thereof) shall not disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of Units (including the tax treatment and tax structure of any Fund or Master Fund transactions) and any transaction described in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Units (including the tax treatment and tax structure of any Fund or Master Fund transactions) and any transaction described in this Agreement, and does not include information relating to the identity of the Fund or its Affiliates.  Nothing in this paragraph shall be deemed to require the Fund to disclose to any Member any information that the Fund is permitted or is required to keep confidential in accordance with this Agreement or otherwise.

Section 8.11    Certification of Non-Foreign Status.  Each Member or Transferee of Units from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board of Managers may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status.  Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

Section 8.12    Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section 8.13    Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  It is hereby acknowledged and agreed that, to the extent permitted by applicable law, the Fund, without the approval of any Member, may enter into written agreements with Members affecting the terms hereof or of any application in order to meet certain requirements of such Members.  The parties hereto agree that any terms contained in any such agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any subscription agreement.

Section 8.14    Discretion.  Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, to the fullest extent permitted by law, whenever in this Agreement a person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section 8.15    Counterparts.  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 8.16    THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGE A-21 AND A-22 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.10 ON PAGE A-22 AND A-23.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARTNERS GROUP (USA) INC.

By:	/s/ Scott Higbee
Name: Scott Higbee
Title: President

By:	/s/ Brooks Lindberg
Name: Brooks Lindberg
Title: Vice President & Secretary

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

MANAGERS:

The undersigned hereby acknowledges that it understands and agrees to the provisions of this Agreement pertaining to the obligations of Managers.

By:	/s/ James F. Munsell
Name: James F. Munsell
Title: Manager

By:	/s/ Robert J. Swieringa
Name: Robert J. Swieringa
Title: Manager

By:	/s/ Urs Wietlisbach
Name: Urs Wietlisbach
Title: Manager

STATEMENT OF ADDITIONAL INFORMATION

Partners Group Private Equity (TEI), LLC

Dated December 16, 2011

c/o Partners Group (USA) Inc.
1114 Avenue of the Americas
37th Floor
New York, NY  10036
Limited Liability Company Units

1-877-748-7209

This Statement of Additional Information (“SAI”) is not an offering memorandum.  This SAI relates to and should be read in conjunction with the confidential private placement memorandum (the “Memorandum”) of Partners Group Private Equity (TEI), LLC (the “Fund”) dated December 16, 2011, as it may be further amended or supplemented from time to time.  A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell units of limited liability company interests in the Fund (“Units”) and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

INVESTMENT POLICIES AND PRACTICES

The investment objective of the Fund, Partners Group Private Equity (Offshore), LDC (the “Offshore Fund”) and Partners Group Private Equity (Master Fund), LLC (the “Master Fund”), in which the Fund will invest all or substantially all of its assets (via investing in the Offshore Fund), as well as the principal investment strategies of the Master Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum.  Certain additional information regarding the investment program of the Fund, the Offshore Fund and the Master Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund.  At the present time the Units are the only outstanding voting securities of the Fund.  As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Members of the Fund, duly called, (i) of 67% or more of the Units  represented at such meeting, if the holders of more than 50% of  the  outstanding  Units  are  present  in  person  or represented by proxy or (ii) of more than 50% of the outstanding Units, whichever is less.  The Offshore Fund and the Master Fund have adopted substantially similar fundamental policies to those of the Fund, which may only be changed by approval of the Board of Managers of the Fund (the “Board”), in the case of the Offshore Fund, and by the affirmative vote of a majority of the outstanding voting securities of the Master Fund, which are its limited liability company interests (the “Master Fund Interests”), in the case of the Master Fund.  No other policy is a fundamental policy of the Fund, the Offshore Fund or the Master Fund, except as expressly stated.  Within the limits of the fundamental policies of the Fund and the Master Fund, the management of the Fund and the Master Fund has reserved freedom of action.  The Fund may not:

(1)
Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority.

(2)
Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority.  This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(3)
Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the disposition of its portfolio securities.

(4)
Make loans, except through purchasing fixed-income securities (including whole loans, whether senior or subordinated, “PIK” securities, other mezzanine securities or participations in any of the foregoing), lending portfolio securities, or entering into repurchase agreements in a manner consistent with the investment policies of the Fund, or as otherwise permitted under the Investment Company Act.  This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(5)
Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies or partnerships that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.

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(6)
Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) may make such investments as otherwise permitted by the Investment Company Act.

(7)
Invest 25% or more of the value of its total assets in the securities of issuers that the Adviser determines are engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation.  This investment restriction does not apply to investments by the Fund or the Master Fund in Portfolio Funds or the Fund’s investment in the Master Fund (or in another comparable investment pool).  The Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries. The Fund will not invest 25% or more of its assets in a Portfolio Fund that it knows concentrates its assets in a single industry.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.  The Fund’s and the Master Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Portfolio Funds, but will apply to investments made by the Fund directly (or any account consisting solely of the Fund’s assets).  While neither the Fund nor the Master Fund has any specific limits on its portfolio turnover, due to the nature of their investment strategies they are no expected to have significant turnover.

The investment objective of the Fund and the Offshore Fund is not a fundamental policy of either fund.  The Fund and the Offshore Fund may change its investment objective by approval of the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.  Similarly, the investment objective of the Master Fund is not a fundamental policy of the Master Fund and may be changed by the Board of Managers of the Master Fund (the “Master Fund Board”) without the vote of a majority of the Master Fund’s outstanding Master Fund Interests.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE MASTER FUND AND THE PORTFOLIO FUNDS AND RELATED RISKS

As discussed in the Memorandum, the Fund pursues its investment objective by investing all or substantially all of its assets in the Offshore Fund, which in turn invests all or substantially all of its assets in the Master Fund.  The Offshore Fund serves solely as an intermediate entity through which the Fund invests in the Master Fund.  The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the Fund’s investable assets.  The Master Fund in turn invests its assets in (i) direct investments in the equity and/or debt of operating companies; (ii) Portfolio Funds; and (iii) Listed Private Equity.  This section provides additional information about various types of investments and investment techniques that may be employed by the Master Fund or by Portfolio Funds in which the Master Fund invests.  Many of the investments and techniques described in this section may be based in part on the existence of a public market for the relevant securities. To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Master Fund or of the Portfolio Funds; however, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Master Fund may make. Accordingly, the descriptions in this section cannot be comprehensive.  Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that the Master Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above), and (iii) that all such investments will be subject to related risks, which can be substantial.

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Equity Securities

The Master Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers.  The Master Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities.  Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the private equity focus of the Fund and the Master Fund, there is expected to be no liquid market for a majority of such investments.

Common Stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity.  Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure.  Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors.  Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid.  Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities

Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula.  In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted, or exchanged.  Convertible securities have unique investment characteristics in that they generally: (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. The Master Fund’s and/or the Portfolio Funds’ investments in convertible securities are expected to primarily be in private convertible securities, but may be in public convertible securities.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock).  The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline.  The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value.  If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value.  To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value.  Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.  If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party.  Any of these actions could have a material adverse effect and result in losses to the Master Fund and the Fund.

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Derivative Instruments

Although not a principal investment strategy, the Master Fund or the Portfolio Funds may use financial instruments known as derivatives.  A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity, or other asset.  Following are descriptions of certain derivatives that the Portfolio Funds may use. The same descriptions apply to the Master Fund, mutatis mutandis, to the extent that it engages in derivatives transactions.  Certain risks associated with derivatives are described under “INVESTMENT RELATED RISKS—Derivative Instruments” in the Memorandum.

Options and Futures

A Portfolio Fund may utilize options contracts, futures contracts, and options on futures contracts.  It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When options are purchased over-the-counter, the Portfolio Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract.  Such options may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position.  Over-the-counter options purchased and sold by the Portfolio Fund also may include options on baskets of specific securities.

A Portfolio Fund may purchase call and put options on specific securities or currencies, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective.  A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option.  A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security.  The sale of such an option exposes the Portfolio Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security.  The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option.  The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security.  The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option.  If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written.  The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.  The seller of a put option may also be required to place cash or liquid securities in a segregated account to ensure compliance with its obligation to purchase the underlying security.  The sale of such an option exposes the Portfolio Fund during the term of the option to a decline in price of the underlying security while depriving the Portfolio Fund of the opportunity to invest the segregated assets.

A Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  The Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof.  To close out a position as a purchaser of an option, the Portfolio Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased.  However, if deemed advantageous, the Portfolio Fund would be entitled to exercise the option.

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A Portfolio Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States.  Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States.  Foreign markets, however, may have greater risk potential than domestic markets.  For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract.  Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not.  Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”).  Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country.  Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs.  For these reasons, the Portfolio Funds may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures.  In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges.  In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting from that contract, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, Portfolio Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC.  In addition, certain single stock futures and narrow based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

Trading in futures involves risk of loss to the Portfolio Fund that could materially adversely affect the net asset value of the Master Fund and the Fund.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses, which may result in losses to the Master Fund and the Fund.  In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Portfolio Fund may indirectly hold or control in certain particular futures or options contracts.  Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Portfolio Funds to trade without restriction as long as such Portfolio Funds can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by a Portfolio Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The prices of all derivative instruments, including futures and options prices, are highly volatile.  Price movements of forward contracts, futures contracts, and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Portfolio Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

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A stock index future obligates a Portfolio Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.  An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.  A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and Put Options on Securities Indexes

A Portfolio Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objectives.  A stock index fluctuates with changes in the market values of the stocks included in the index.  Accordingly, successful use by a Portfolio Fund of options on stock indexes will be subject the ability to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment.  This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield Curve Options

A Portfolio Fund may enter into options on the yield “spread” or differential between two securities.  Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments.  Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.  The trading of yield curve options is subject to all of the risks associated with the trading of other types of options.  In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and Warrants

A Portfolio Fund may invest in rights and warrants.  Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that a Portfolio Fund has purchased.  Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period.  Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms.  At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant.  This effect would enable a Portfolio Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Portfolio Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant.  In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security.  If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value.  The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Master Fund and the Fund.  Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment.  The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof.  Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

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Swaps

A Portfolio Fund may enter into equity, interest rate, index, currency rate, total return and/or other types of swap agreements.  These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Fund had invested directly in the asset that yielded the desired return.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

Interest Rate, Mortgage and Credit Swaps

A Portfolio Fund may enter into interest rate swaps.  Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.  Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest.  The notional principal amount, however, is tied to a reference pool or pools of mortgages.  Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

A Portfolio Fund may enter into equity index swaps.  Equity index swaps involve the exchange by a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends.  A Portfolio Fund may purchase cash-settled options on equity index swaps.  A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date.  These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

A Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes.  Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies.  Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency.  Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.  The use of currency swaps is a highly specialized activity that involves special investment techniques and risks.  Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Portfolio Fund’s performance.  If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

Total Return Swaps

A Portfolio Fund may enter into total return swaps.  In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment.  For example, if a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

7

Swaptions

A Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.”  A swaption is an option to enter into a swap agreement.  Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms.  The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed upon terms.

Certain swap agreements into which a Portfolio Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.”  Consequently, the Portfolio Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps consists of the net amount of the payments that the Portfolio Fund is contractually obligated to make.  If the other party to a swap defaults, the Portfolio Fund’s risk of loss consists of the net amount of the payments that the Portfolio Fund contractually is entitled to receive.

Distressed Securities

The Master Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings.  Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses.  Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers.  Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims.  The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets.  It may take a number of years for the market price of such securities to reflect their intrinsic value.  In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Fund of the security in respect to which such distribution was made.

Additional Methods of Investing in Portfolio Funds

The Master Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund.  There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Master Fund or where the Adviser elects for other reasons to invest indirectly in a Portfolio Fund (including, without limitation, restrictions of the Investment Company Act).  On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Master Fund may invest in a Portfolio Fund indirectly, such as by purchasing a structured note or entering into a swap or other contract paying a return tied to the return of a Portfolio Fund.  In the case of a structured note or a swap, a counterparty would agree to pay to the Master Fund a return based on the return of the Portfolio Fund, in exchange for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund.  Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty.  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s, and therefore the Fund’s, investment.  There can be no assurance that the Master Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Master Fund’s, and therefore the Fund’s, value may decrease as a result of such indirect investment.  When the Master Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Master Fund may be subject to additional regulations.

8

BOARDS OF MANAGERS AND OFFICERS

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s limited liability company agreement (“LLC Agreement”).  The business operations of the Master Fund are managed and supervised under the direction of the Master Fund Board, subject to the laws of the State of Delaware and the Master Fund’s limited liability company agreement (“Master Fund LLC Agreement”).  The Offshore Fund has two members: the Fund (which serves as its managing member) and the Adviser (which holds only a nominal non-voting interest).  The managing member of the Offshore Fund has delegated the day to day management, as well as general oversight responsibilities of the Offshore Fund, to the Fund.  Therefore, the Board effectively makes all decisions on behalf of the Offshore Fund.  The Board and the Master Fund Board each has overall responsibility for the management and supervision of the business affairs of the applicable fund on behalf of its members, including the authority to establish policies regarding the management, conduct and operation of its business.  The Board and the Master Fund Board each exercise the same powers, authority and responsibilities on behalf of the applicable fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.  The officers of the Fund and the Master Fund conduct and supervise the daily business operations of the applicable fund.

The members of the Board and the Master Fund Board (each, a “Manager”) are not required to contribute to the capital of the Fund or the Master Fund or to hold interests therein.  A majority of Managers of each of the Board and the Master Fund Board are not “interested persons” (as defined in the Investment Company Act) of either the Fund or the Master Fund (collectively, the “Independent Managers”).

The identity of Managers of the Board and the Master Fund Board and officers of the Fund and the Master Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Managers serve on the Board or the Master Fund Board for terms of indefinite duration.  A Manager’s position in that capacity will terminate if the Manager is removed or resigns or, among other events, upon the Manager’s death, incapacity, retirement or bankruptcy.  A Manager may resign upon written notice to the other Managers of the applicable fund, and may be removed either by (i) the vote of at least two-thirds of the Managers of the applicable fund not subject to the removal vote or (ii) the vote of members of the applicable fund holding not less than two-thirds of the total number of votes eligible to be cast by all members of the applicable fund.  In the event of any vacancy in the position of a Manager, the remaining Managers of the applicable fund may appoint an individual to serve as a Manager so long as immediately after the appointment at least two-thirds of the Managers of such fund then serving have been elected by the members of such fund.  Each of the Board and the Master Fund Board may call a meeting of the applicable fund’s members to fill any vacancy in the position of a Manager of such fund, and must do so if the Managers who were elected by the members of such fund cease to constitute a majority of the Managers then serving on the Board of Managers of such fund.

INDEPENDENT MANAGERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER OR OFFICER

James Frederick Munsell Year of Birth: 1941 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chairman and Manager	Since Inception	Senior Counsel, Cleary Gottlieb Steen & Hamilton LLP (2001-Present); Senior Managing Director, Brock Capital Group LLC (2008-Present).	5

Robert J. Swieringa Year of Birth: 1942 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager	Since Inception	Professor of Accounting, S.C. Johnson Graduate School of Management at Cornell University (1997-Present); Director, The General Electric Company (2002-Present); Anne and Elmer Lindseth Dean, S.C. Johnson Graduate School of Management at Cornell University (1997-2007).	5

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INTERESTED MANAGERS AND OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER OR OFFICER

Urs Wietlisbach Year of Birth: 1961 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager	Since Inception	Partner, Partners Group (1996-Present).	5

Scott Higbee Year of Birth:1973 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	President	Since Inception	Partner, Partners Group (2006-Present); Partners Group (2001-Present); Senior Associate; PricewaterhouseCoopers LLP (1997-1999); Director, Partners Group (USA), Inc. (2006-Present); Director, Partners Group Real Estate LLC (2007-Present).	5

Robert Collins Year of Birth:1976 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Financial Officer	Since Inception	Senior Vice President, Partners Group (2011-Present); Partners Group (2005-Present); Corporate Strategic Planning/M&A, Pfizer, Inc. (2004); Associate Director, UBS Warburg LLC/PaineWebber (1998-2003).	5

Brooks Lindberg Year of Birth:1972 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Compliance Officer	Since Inception	Partner, Partners Group (2008-Present); Partners Group (2002-Present); Paradigm Properties (1998-2000); Director, Partners Group (USA), Inc. (2008-Present); Director, Partners Group Real Estate LLC (2008-Present).	5

Joshua B. Deringer, Year of Birth: 1974 One Logan Square Suite 2000 Philadelphia, PA 19103-6996	Secretary	Since Inception	Partner, Drinker Biddle & Reath LLP (2009-Present); Drinker Biddle & Reath LLP (2001-Present).	5

10

The Board believes that each of the Managers’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Managers lead to the conclusion that each Manager should serve in such capacity.  Among the attributes common to all Managers is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Managers, the Adviser, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Managers.  A Manager’s ability to perform his or her duties effectively may have been attained through the Manager’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences.  In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager.

James Frederick Munsell.  Mr. Munsell has been a Manager since the Fund’s inception.  Mr. Munsell has more than 40 years of legal and business experience.

Robert J. Swieringa.  Mr. Swieringa has been a Manager since the Fund’s inception.  Mr. Swieringa has more than 40 years of business, accounting and academic experience.

Urs Wietlisbach.  Mr. Wietlisbach has been a Manager since the Fund’s inception.  He has more than 20 years of investment management experience.

Specific details regarding each Manager’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board.  The Fund, through the Master Fund, has engaged the Adviser to manage the Fund and the Master Fund on a day-to-day basis.  The Board and the Master Fund Board are responsible for overseeing the Adviser and other service providers in the operations of the Fund and the Master Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the LLC Agreement and Master Fund LLC Agreement.  The Board is currently composed of three members, two of whom are Independent Managers.  The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings.  The Independent Managers have also engaged independent legal counsel to assist them in performing their oversight responsibility.  The Independent Managers will meet with their independent legal counsel in-person prior to and during each quarterly in-person board meeting.  As described below, the Board has established an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

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The Board has appointed James Frederick Munsell, an Independent Manager, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Managers generally between meetings.  The Chairman serves as a key point person for dealings between management and the Managers.  The Chairman may also perform such other functions as may be delegated by the Board from time to time.  The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Managers and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others.  Risk oversight forms will form of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities.  Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs.  The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.  Each of the Adviser and other service providers have their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models.  The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects.  The Board will require senior officers of the Fund, including the President, Chief Financial Officer and Chief Compliance Officer (“CCO”) and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management.  The Board and the Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters.  The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, distributor, sub-administrator and securities lending counterparty.  The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Boards of Managers

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board.  In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit.  The Audit Committee currently consists of each of the Fund’s Independent Managers.  During the fiscal year ended March 31, 2011, the Audit Committee held two meetings.  The Master Fund Board has established an Audit Committee that provides similar functions and currently has the same membership as the Fund’s Audit Committee.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Managers of the Fund.  The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Members for election.  In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Members and evaluate them both in a similar manner, as long as the recommendation submitted by a Member includes at a minimum: the name, address and telephone number of the recommending Member and information concerning the Member’s interests in the Fund in sufficient detail to establish that the Member held Units on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a manager.  The Nominating Committee may solicit candidates to serve as managers from any source it deems appropriate.  With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities.  The Nominating Committee currently consists of each of the Fund’s Independent Managers.  The Nominating Committee did not meet during the fiscal year ended March 31, 2011. The Master Fund Board has established a Nominating Committee that provides similar functions and currently has the same membership as the Fund’s Nominating Committee.

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Manager Ownership of Securities

As of November 1, 2011, none of the Managers owned Units of the Funds or any securities of the other portfolios in the fund complex.

Independent Manager Ownership of Securities

As of November 1, 2011, none of the Independent Managers (or their immediate family members) owned securities of the Adviser, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Adviser.

Manager Compensation

In consideration of the services rendered by the Independent Managers, the Master Fund will pay each Independent Manager a retainer of $35,000 per year. In addition, the Master Fund will pay an additional retainer of $10,000 per year (i) to the Chairman of the Board and the Master Fund Board (Mr. Munsell) and (ii) to the Chairman of the Audit Committee (Mr. Swieringa).  The Fund will bear the cost of this compensation indirectly through its investment in the Master Fund (via the Offshore Fund). The Independent Managers do not receive any pension or retirement benefits.

Managers that are interested persons will be compensated by the Adviser and/or its affiliates and will not be separately compensated by the Fund or the Master Fund.

The following table sets forth certain information regarding the compensation of the Funds’ Managers, estimated for the current fiscal year ending March 31, 2012.

Name of Manager	Aggregate Compensation from the Fund	Total Compensation from Funds and Fund Complex Paid to Managers
James Frederick Munsell	$0	$45,000
Robert J. Swieringa	$0	$45,000
Urs Wietlisbach	$0	$0

CODES OF ETHICS

The Fund, the Master Fund and the Adviser each has adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund, the Master Fund, and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund or the Master Fund.  The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund or the Master Fund, subject to a number of restrictions and controls.  Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  The codes of ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC  20549-0102.

13

INVESTMENT MANAGEMENT AND OTHER SERVICES

The Adviser

Partners Group (USA) Inc. (the “Adviser”), a Delaware corporation, serves as the investment adviser to the Master Fund.  The Adviser is registered with the SEC under the Advisers Act.  Subject to the general supervision of the Master Fund Board, and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Adviser is responsible for the management and operation of the Master Fund and the investment of the Master Fund’s assets.  The Adviser provides such services to the Master Fund pursuant to the Investment Management Agreement.

The Investment Management Agreement became effective as of January 1, 2009, and continued in effect for an initial two-year term.  Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Master Fund or a majority of the Master Fund Board, and (ii) the vote of a majority of the Independent Managers of the Master Fund, cast in person at a meeting called for the purpose of voting on such approval.  At a meeting of the Master Fund Board held on November 19, 2010, by unanimous vote, the Master Fund Board, including a majority of the Independent Managers of the Master Fund approved the continuance of the Investment Management Agreement.  A discussion regarding the basis for the Master Fund Board’s approval of the Investment Management Agreement, or any other investment advisory contracts, is available in the Master Fund’s annual report for the period ended March 31, 2011.

Through its investment in the Master Fund (via the Offshore Fund), the Fund will bear a proportionate share of the Investment Management Fee paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund.  Pursuant to the Investment Management Agreement, the Master Fund will pay the Adviser a monthly Investment Management Fee equal to 1.25% on an annualized basis of the greater of (i) the Master Fund’s net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.  The Investment Management Fee will be paid to the Adviser out of the Master Fund’s assets and will decrease the net profits or increase the net losses of the Master Fund that are credited to or debited against each Master Fund member’s capital account, thereby decreasing the net profits or increasing the net losses of the Fund.  Net asset value means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund; provided that for purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Master Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month.  The Investment Management Fee will be computed based on the net asset value of the Master Fund as of the last day of each month, and will be due and payable in arrears within fifteen business days after the end of the month.

In addition, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each person, including the Fund (through its investment in the Offshore Fund),  that has invested in Master Fund Interests over (ii) the then balance, if any, of that person’s  Loss Recovery Account (as defined below) will be debited from such person’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund maintained solely for the purpose of being allocated the Incentive Allocation (the “Incentive Allocation Account”).

The Master Fund will maintain a memorandum account for each person that has invested in Master Fund Interests, including the Fund (through its investment in the Offshore Fund) (each, a “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Master Fund by the amount of the relevant member’s allocable share of the net losses of the Master Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of such member’s allocable share of the net profits of the Master Fund for the quarter.

The Adviser, at its expense, pays the Placement Agent a fee for certain placement agent-related services, including licensing employees of the Adviser as registered representatives of the Placement Agent to facilitate marketing of Units to financial intermediaries.

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The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction-related expenses, extraordinary expenses, the Incentive Allocation and any acquired fund fees and expenses) do not exceed 3.00% on an annualized basis (the “Expense Limit”).  For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit.  The Expense Limitation Agreement has an initial two year term, provided that it may be terminated by the Adviser or the Fund at any time that the Fund would not exceed the Expense Limit without giving effect to any Waiver.

The Portfolio Management Team

The personnel of the Adviser who currently have primary responsibility for the day-to-day management of the Master Fund’s portfolio (the “Portfolio Management Team”) are Jared Barlow, Robert Collins, Scott Essex, Jennifer Haas, Scott Higbee, David Layton, Nan Leake and Brooks Lindberg.

Other Accounts Managed by the Portfolio Management Team(1)

	Number of Other Accounts Managed and Total Value of Assets by Account Type for Which There is No Performance-Based Fee:			Number of Accounts and Total Value of Assets for Which Advisory Fee is Performance-Based:
	Registered investment companies	Other pooled investment vehicles	Other accounts	Registered investment companies	Other pooled investment vehicles	Other accounts
Jared Barlow	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
Robert Collins	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
Scott Essex	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
Jennifer Haas	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
Scott Higbee	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
David Layton	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
Nan Leake	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Thirteen accounts with a value of $1.54 billion

Brooks Lindberg	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Six accounts with a value of $579.1 million
(1)	Estimate as of September 30, 2011.

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Conflicts of Interest

Members of the Portfolio Management Team are involved in the management of other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles.  Members of the Portfolio Management Team may manage separate accounts or other pooled investment vehicles that may have materially higher or different fee arrangements than the Fund and the Master Fund and may also be subject to performance-based fees.  The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross trading and the allocation of investment opportunities.

The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner.  The Adviser seeks to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and reasonable manner.  To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Management Team

The Adviser is a wholly-owned subsidiary of Partners Group Holding AG (“Partners Group Holding”) and an affiliate of Partners Group AG, the principal operating subsidiary of Partners Group Holding. Partners Group Holding is an employee owned limited liability company. The ownership structure is designed to motivate and retain employees. Current employees own a majority of Partners Group Holding.

The Portfolio Management Team and other employees of the Adviser are compensated with a fixed annual salary, which is typically supplemented by an annual bonus based on individual and team based performance. Key professionals, including the Portfolio Management Team, are additionally compensated through equity participation in Partners Group Holding.

This equity ownership is structured in a manner designed to provide for long-term continuity. Accordingly, the vesting parameters of equity incentives are rather stringent. Any equity or option holder intending to leave the firm has the obligation to render his or her unvested interest back to the company, either in the form of equity shares or options depending upon the extent of ownership interest. As a result, the Adviser believes that members of the Portfolio Management Team have a strong interest to remain with the firm over the long term.

Portfolio Management Team’s Ownership of Securities in the Master Fund

Name of Portfolio Management Team Member:	Dollar Range of Securities Beneficially Owned by Portfolio Management Team member(1):

Jared Barlow	None

Robert Collins	None

Scott Essex	None

Jennifer Haas	None

Scott Higbee	None

David Layton	None

Nan Leake	None

Brooks Lindberg	None

(1)	As of December 1, 2011.

16

BROKERAGE

It is the policy of each of the Fund and the Master Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities.  In most instances, the Master Fund will purchase interests in a Portfolio Fund directly from the Portfolio Fund, and such purchases by the Master Fund may be, but are generally not, subject to transaction expenses.  Nevertheless, the Fund and the Master Fund anticipate that some of their portfolio transactions (including investments in Portfolio Funds by the Master Fund) may be subject to expenses.  The Fund and the Master Fund contemplate that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund and the Master Fund may be conducted through affiliates of the Adviser as permitted under the Investment Company Act. Given the private equity focus of a majority of the Portfolio Funds, significant brokerage commissions are not anticipated to be paid by such funds.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

PricewaterhouseCoopers LLP, of 1201 Louisiana, Suite 2900, Houston, TX 77002, has been selected as independent registered public accountants for the Fund and the Master Fund and in such capacity will audit the Fund’s and the Master Fund’s annual financial statements and financial highlights.

Drinker Biddle & Reath LLP, One Logan Square, Ste 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund, the Master Fund and the Independent Managers.  Joshua B. Deringer, a partner of Drinker Biddle & Reath LLP serves as Secretary of the Fund and the Master Fund.

CUSTODIAN

UMB Bank, N.A. (the “Custodian”), serves as the primary custodian of the assets of the Fund and the Master Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act.  Assets of the Fund, the Master Fund and Portfolio Funds are not held by the Adviser, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd., Kansas City, MO 64106.  The Custodian is an affiliate of UMB Fund Services, Inc., which serves as the Fund’s and the Master Fund’s administrator.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests all or substantially all of its investable assets in the Master Fund (via the Offshore Fund).  The Master Fund invests substantially all of its investable assets in (i) direct investments in the equity and/or debt of operating companies, frequently alongside professional lead investors; (ii) Portfolio Funds; and (iii) Listed Private Equity. The Master Fund’s investments do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is expected to be substantially less than that encountered in connection with registered equity securities. To the extent that the Master Fund receives notices or proxies from Portfolio Funds (or receives proxy statements or similar notices in connection with any other portfolio securities), the Master Fund has delegated proxy voting responsibilities with respect to the Master Fund’s portfolio securities to the Adviser.

In accordance with the proxy voting policy, the Adviser generally handles proxy proposals as set forth below, provided that the Adviser may deviate from such general guidelines if it reasonably determines that doing so is in the best interest of shareholders/interest holders in a particular case.

The Adviser will generally vote in support of management’s nominees for the board of directors, and in favor of proposals that support board independence.  Similarly, the Adviser will generally support the recommendation of the relevant board of directors.  The Adviser generally supports proposals designed to maintain or enhance shareholder/interest holder rights and/or value, such as (i) management proposals for approval of stock/interest repurchase programs or stock splits (including reverse splits) and (ii) proposals supporting shareholder/interest holders rights (a) to vote on shareholder/interest holder rights plans (poison pills), (b) to remove supermajority voting provisions and/or (c) to call special meetings and to act by written consent.

17

The Adviser generally does not support obstacles erected by corporations to prevent mergers or takeovers, as it considers that such actions may depress the corporation’s marketplace value.  Accordingly, the Adviser generally votes against management on proposals such as (i) anti-takeover and related provisions that serve to prevent the majority of shareholder/interest holders from exercising their rights or effectively deter appropriate tender offers and other offers; (ii) shareholder/interest holder rights plans (poison pills) that allow the board of directors to block appropriate offers to shareholder/interest holders or which trigger provisions preventing legitimate offers from proceeding; (iii) reincorporation in a jurisdiction which has more stringent anti-takeover and related provisions; (iv) change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements which benefit management and would be costly to shareholder/interest holders if triggered; and (v) establishment of classified boards of directors.

In addition, the Adviser generally votes against management on proposals such as the following, which have potentially substantial financial or best interest impact: (i) capitalization changes that add “blank check” classes of stock or classes that dilute the voting interests of existing shareholder/interest holders; (ii) amendments to bylaws which would require super-majority shareholder/interest holder votes to pass or repeal certain provisions; (iii) elimination of shareholder/interest holders’ right to call special meetings; (iv) excessive compensation; (v) “other business as properly comes before the meeting”  proposals which extend “blank check” powers to those acting as proxy; and (vi) proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, and nominating committees.

The Adviser evaluates mergers and acquisitions on a case-by-case basis, and will use its discretion to vote in a manner that it believes will maximize shareholder/interest holder value.

The Adviser is generally in favor of properly constructed equity-based compensation arrangements.  The Adviser will support proposals that provide management with the ability to implement compensation arrangements that are both fair and competitive.  However, the Adviser may oppose management proposals that could potentially significantly dilute shareholder/interest holders’ ownership interests in the corporation, or which it considers unreasonable.

With respect to the wide variety of corporate and social policy issues for which voting may be required, the Adviser generally supports proposals that are designed to enhance the economic value of the issuer, provided such policies are not inconsistent with the principles of socially responsible investing adopted by the Adviser.

Matters arising in respect of Portfolio Fund investments or direct investments (such as proposed changes in partnership agreements, loan agreements, etc.), will be considered on a case-by-case basis.  The Adviser will vote on such matters in a manner that is consistent with general policy and principles outlined above.  The basis for the voting decision, including the basis for the determination that the decision is in the best interests of the Adviser’s clients, shall be formalized in writing.

The Fund and the Master Fund are required to file Forms N-PX, with their complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year.  The Fund’s and the Master Fund’s Forms N-PX filing are available:  (i) without charge, upon request, by calling the Fund at 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

18

CONTROL PERSONS AND PRINCIPAL UNITHOLDERS

As of November 30, 2011, the following persons were the only persons who were record owners (or to the knowledge of the Fund, beneficial owners) of 5% or more of the Units.

Name and Address	Number of Units Owned
None	N/A

FINANCIAL STATEMENTS

Financial statements for the Fund, the Offshore Fund and the Master Fund as well as a report by the Fund’s independent registered public accounting firm are available in the Fund’s annual report to Members dated March 31, 2011 and are included in Appendix A to this SAI.  Unaudited financial statements for the Fund and the Master Fund are available in the Fund’s semi-annual report to shareholders dated September 30, 2011 and are included in Appendix A to this SAI.

19

APPENDIX A

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Financial Statements

For the Period from April 1, 2011 to September 30, 2011
(Unaudited)

(Including the Financial Statements of the Partners Group Private Equity (Master Fund), LLC)

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)

For the Period from April 1, 2011 to September 30, 2011
(Unaudited)

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Statement of Assets, Liabilities and Members' Equity - September 30, 2011 (Unaudited)

Assets
Investment in Partners Group Private Equity (Master Fund), LLC, at fair value (cost $87,378,505)	$94,999,960
Receivable for tender	116,004
Withholding Taxes Receivable	18,097
Interest receivable	12

Total Assets	$95,134,073

Liabilities
Repurchase amounts payable	$116,004
Servicing fees payable	158,225
Expense Waiver Recoupment	54,364
Accounting and administration fees payable	22,595
Professional fees payable	5,250
Registration fees payable	5,150
Custodian fees payable	200
Other expenses payable	3,751

Total Liabilities	365,539

Members' Equity	$94,768,534

Members' Equity consists of:
Members' Capital Paid-in	$88,681,572
Accumulated net investment loss	(451,450)
Accumulated net realized gain on investments and foreign currency translation	1,217,106
Accumulated net unrealized appreciation on investments and foreign currency translation	6,127,648
Accumulated Adviser's Incentive Allocation	(806,342)

Total Members' Equity	$94,768,534

Number of Outstanding Units	79,899

Net Asset Value per Unit	$1,186.10

The accompanying notes are an integral part of these Financial Statements.

1

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Statement of Operations
Period from April 1, 2011 through September 30, 2011 (Unaudited)

Fund Investment Income	$44

Fund Operating Expenses
Servicing fees	280,984
Organizational fees	5,358
Accounting and Administration fees	62,037
Custodian fees	1,200
Professional fees	12,699
Registration fees	5,500
Other expenses	19,952
Total Operating Expenses	387,730

Expense waiver recoupment	95,383

Total Fund Operating Expenses	483,113

Investment Income Allocated from Partners Group Private Equity (Master Fund), LLC
Interest	889,146
Expenses	(634,014)
Total Investment Income Allocated from Partners Group Private Equity (Master Fund), LLC	255,132

Net Investment Loss	(227,937)

Net Realized Gain and Change in Unrealized Appreciation on Investments and Foreign
Currency Allocated from Partners Group Private Equity (Master Fund), LLC
Net realized gain from investments	141,306
Net realized gain on foreign currency contracts	32,208
Net realized gain distributions from underlying funds	519,000
Net change in accumulated unrealized appreciation on investments and foreign currency translation	1,915,842

Net Realized Gain and Change in Unrealized Appreciation on Investments and Foreign
Currency Allocated from Partners Group Private Equity (Master Fund), LLC	2,608,356

Adviser's Incentive Allocation	(330,545)

Net Increase in Members' Equity from Operations	$2,049,874

The accompanying notes are an integral part of these Financial Statements.

2

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Statement of Changes in Members' Equity
Period from April 1, 2011 through September 30, 2011 (Unaudited)

Members'
Capital

Members' Capital at April 1, 2011	$54,195,014
Capital contributions	38,961,409
Capital withdrawals	(437,763)
Net investment loss	(227,937)
Net realized gain from investments	141,306
Net realized gain on foreign currency contracts	32,208
Net realized gain distributions from underlying funds	519,000
Net change in accumulated unrealized appreciation on investments and foreign currency translation	1,915,842
Adviser's Incentive Allocation	(330,545)

Members' Capital at September 30, 2011	$94,768,534

Units outstanding, beginning of period	47,209
Units sold	33,059
Units repurchased	369
Units outstanding, end of period	79,899

The accompanying notes are an integral part of these Financial Statements.

3

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Statement of Cash Flows
Period from April 1, 2011 through September 30, 2011 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Increase in Members' Equity from Operations	$2,049,874
Adjustments to reconcile Net Increase in Members' Equity from
Operations to net cash provided by operating activities:
Purchases of interests in Partners Group Private Equity (Master Fund), LLC	(38,523,646)
Net investment loss allocated from Partners Group Private Equity (Master Fund), LLC	(255,132)
Net realized gain from investments allocated from Partners Group Private Equity (Master Fund), LLC	(141,306)
Net realized gain on foreign currency contracts allocated from Partners Group
Private Equity (Master Fund), LLC	(32,208)
Net realized gain distributions from underlying funds allocated from Partners Group
Private Equity (Master Fund), LLC	(519,000)
Net change in accumulated unrealized apreciation on Investments allocated from Partners Group
Private Equity (Master Fund), LLC	(1,664,167)
Adviser's Incentive Allocation	330,545
Increase in receivable for tender from Partners Group Private Equity (Master Fund), LLC	(116,004)
Increase in withholding taxes receivable	(18,097)
Increase in interest receivable	(8)
Decrease in receivable for expense waivers	41,019
Decrease in prepaid assets	5,358
Increase in expense waiver recoupment	54,364
Increase in repurchase amounts payable	116,004
Increase in servicing fees payable	126,532
Increase in professional fees payable	5,250
Increase in accounting and administration fees payable	14,041
Decrease in custodian fees payable	(2,000)
Increase in registration fees payable	3,750
Increase in other expenses payable	1,185
Net Cash Used in Operating Activities	(38,523,646)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Members' capital contributions	38,961,409
Proceeds from Members' capital tenders	(437,763)
Net Cash Provided by Financing Activities	38,523,646

Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at End of Period	$-

The accompanying notes are an integral part of these Financial Statements.

4

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Financial Highlights

		Period from Commencement of
	Period from April 1, 2011 through	Operations - May 1, 2010 through
	September 30, 2011 (unaudtied)	March 31, 2011

Per Unit Operating Performances (1)

NET ASSET VALUE, BEGINNING OF PERIOD	$1,147.98	$1,000.00 (2)

INCOME FROM INVESTMENT OPERATIONS:
Net investment loss	(0.92)	(4.73)
Net realized and unrealized gain on investments	39.04	152.71

Net Increase in Members' Equity from Operations	38.12	147.98

DISTRIBUTIONS TO MEMBERS:
Net change in Members' Equity due to distributions to Members	-	-

NET ASSET VALUE, END OF PERIOD	$1,186.10	$1,147.98

TOTAL NET ASSET VALUE RETURN (3) (4)	3.32%	14.80%

RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	94,769	54,195
Net investment loss to average net assets, excluding Incentive Allocation (5)	(0.60)%	(0.94)%
Ratio of gross expenses to average net assets, excluding Incentive Allocation (5) (6)	2.68%	3.59%
Ratio of expense waiver to average net assets	0.25%	(0.59)%
Ratio of net expenses to average net assets (5)	2.93%	3.00%
Ratio of Incentive Allocation to average net assets (4)	0.22%	1.69%
Portfolio Turnover	4.87%	5.71%

(1)	Selected data for a unit of membership interest outstanding throughout the period.
(2)	The net asset value for the beginning period May 1, 2010 (Commencement of Operations) through March 31, 2011 represents the initial contribution per unit of $1,000.
(3)
Total return based on per unit net asset value reflects the changes in net asset value based on the effects of the performance of the Fund during the period and assumes distributions, if any, were reinvested.

(4)	Not annualized.
(5)	Annualized
(6)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by Management.
(7)	Effective May 1, 2010, the Fund is voluntarily capped at 3.0%. See note 2.d. for a more thorough Expense Limitation Agreement Discussion.

The accompanying notes are an integral part of these Financial Statements.

5

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2011 (unaudited)

1.	Organization

Partners Group Private Equity (TEI), LLC (the “Fund”) invests substantially all of its assets in Partners Group Private Equity (Offshore), Ltd. (the “Offshore Fund”).  The Offshore Fund is a Cayman Islands limited duration company with the same investment objective as the Fund.  The Offshore Fund serves solely as an intermediary entity through which the Fund invests in Partners Group Private Equity (Master Fund), LLC (the “Master Fund”).  The Offshore Fund enables tax-exempt Members (as defined below) to invest without receiving certain income in a form that would otherwise be taxable to such tax-exempt Members regardless of their tax-exempt status.  The Fund owns 100% of the participating beneficial interest of the Offshore Fund.  Where these Notes to Financial Statements discuss the Funds’ investment in the Master Fund, it means its investment in the Master Fund through the Offshore Fund.

The Fund was organized as a limited liability company under the laws of the State of Delaware on December 14, 2009 and commenced operations on May 1, 2010. The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The objective of the Fund is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.  To achieve its objective, the Fund will invest substantially all of its assets into the Master Fund, a limited liability company organized under the laws of the State of Delaware, which is also registered under the 1940 Act.  The Master Fund is managed by Partners Group (USA) Inc. (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended.  A Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Master Fund.  To the fullest extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of such board, or the Adviser. Units of limited liability company interests (“Units”) in the Fund are offered only to investors (“Members”) that represent that they are, an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended, and a “qualified client” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended.  The Fund’s financial statements should be read in conjunction with the Master Fund’s financial statements, which are included as Appendix I.

The percentage of the Master Fund’s beneficial interests owned by the Fund at September 30, 2011, was 35.12%.

2.	Significant Accounting Policies

The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

a. Basis of Accounting

The Fund’s accounting and reporting policies conform with generally accepted accounting principles within the United States (“U.S. GAAP”).

b. Valuation of Investments

The method by which the Fund values the investment in the Master Fund is based on the ownership interests of the Master Fund’s net asset value allocated to the Fund.   Investments held by the Master Fund include direct, primary and secondary private equity investments (collectively, “Private Equity Investments”).  The Master Fund values interests in the Private Equity Investments at fair value in accordance with procedures established by the Board. Private Equity Investments are subject to the terms of their respective Private Equity Investments’ offering documents. Valuations of Private Equity Investments are subject to estimates and are net of management and performance incentive fees or allocations that may be payable pursuant to such offering documents.

c. Allocations from the Master Fund

In accordance with U.S. GAAP, the Fund records its allocated portion of income, expense, realized gains and losses and unrealized appreciation and depreciation allocated from the Master Fund.

d. Fund Level Income and Expenses

Interest income on any cash or cash equivalents held by the Fund is recognized on an accrual basis. Expenses that are specifically attributed to the Fund are accrued and charged to the Fund. Because the Fund bears its proportionate share of the management fees of the Master Fund, the Fund pays no direct management fee to the Adviser. Income and expenses are recorded on an accrual basis.

6

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2011 (unaudited) (continued)

2.	Significant Accounting Policies (continued)

e. Expense Limitation Agreement

Effective February 26, 2010, the Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund.  The Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction-related expenses, extraordinary expenses, the Incentive Allocation (as defined below) and any acquired fund fees and expenses) do not exceed 3.00%, on an annualized basis (the “Expense Limit”).  For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain within the Expense Limit. The Expense Limitation Agreement has an initial two-year term, but it may be terminated by the Adviser or the Fund at any time that the Fund would not exceed the Expense Limit without giving effect to any Waiver.  For the six month period ended September 30, 2011, the Adviser didn’t waive any fees or assume any expenses of the Fund and also recaptured $95,383.  At September 30, 2011, no amounts were subject to recapture by the Adviser.

f. Tax Basis Reporting

Because the Master Fund invests primarily in investments that are treated as partnerships for U.S. Federal tax purposes, the tax character of the Fund’s allocated earnings depends on the tax filings of the Private Equity Investments.  Accordingly, the tax bases of these allocated earnings and the related balances are not available as of the reporting date.

g. Income Taxes

For U.S. Federal income tax purposes, the Fund is treated as a partnership, and each Member in the Fund is treated as the owner of its allocated share of the net assets, income, expenses, and the realized and unrealized gains (losses) of the Fund. Accordingly, no federal, state or local income taxes are paid by the Fund on the income or gains of the Fund since the Members are individually liable for the taxes on their allocated share of such income or gains of the Fund.

The Fund has adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, The Financial Accounting Standards Board (“FASB”) issued Accounting for Uncertainty in Income Taxes which, requires the Adviser to determine whether a tax position of the Fund is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Fund is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of September 30, 2011, the tax years from the year 2010 forward remain subject to examination by the major tax jurisdictions under the statute of limitations.

h. Cash and cash equivalents

Pending investment in the Master Fund, the Fund holds cash and cash equivalents including amounts held in interest bearing deposit accounts.

At times, such amounts may exceed federally insured limits.  The Fund has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on such accounts.

i. Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increases and decreases in Member’s capital from operations during the reporting period. Actual results can differ from those estimates.

7

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2011 (unaudited) (continued)

2.	Significant Accounting Policies (continued)

j. Organization Expenses

Costs incurred in connection with the organization of the Fund were $64,388, of which $59,030 was expensed for the fiscal period ended March 31, 2011.

3.	Fair Value Measurements

In January 2010, the FASB issued Improving Disclosures about Fair Value Measurements, which clarifies existing disclosure and requires additional disclosures for fair value measurements.  Effective for interim and annual reporting periods beginning after December 31, 2009, entities are required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers.  Effective for fiscal years beginning after December 31, 2010, and for interim periods within those fiscal years, entities need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross rather than net basis.  Management continues to evaluate the application of Improving Disclosure about Fair Value Measurements to the Funds, and is not in a position at this time to evaluate the significance of its impact, if any on the Fund’s financial statements.  The Master Fund, in which the Fund invests, is considered a Level 3 security.

4.	Allocation of Members’ Capital

Net profits or net losses of the Fund for each Allocation Period (as defined below) are allocated among and credited to or debited against the capital accounts of the Members. Each Allocation Period begins on the day after the last day of the preceding Allocation Period and ends at the close of business on the first to occur thereafter of: (1) the last day of a calendar month, (2) the last day of a taxable year; (3) the day preceding a day on which interests are purchased, (4) a day on which Units are repurchased by the Fund pursuant to tenders of Units by Members, or (5) a day on which any amount is credited to or debited from the capital account of any Members other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

The Fund maintains a separate capital account on its books for each Member. As of any date, the capital account of a Member shall be equal to the net asset value per Unit as of such date, multiplied by the number of Units held by such Member. Any amounts charged or debited against a Member’s capital account under the Fund’s ability to allocate special items, and to accrue reserves, other than among all Members in accordance with the number of Units held by each Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund. Any amounts credited to a Member’s capital account under the Fund’s ability to allocate special items and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.  As of September 30, 2011, there have been no special items or accrued receivables allocated to Members’ capital accounts.

5.	Subscriptions and Repurchase of Members’ Interests

Units are generally offered for purchase as of the first day of each calendar month, but may be offered more or less frequently as determined by the Board in its sole discretion.

The Board may, from time to time and in its sole discretion, cause the Fund to repurchase Units from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board.  In determining whether the Fund should offer to repurchase Units, the Board considers whether the Master Fund is making a contemporaneous repurchase offer for interests in the Master Fund, as well as a variety of other operational, business and economic factors.  The Adviser anticipates recommending to the Master Fund Board that, under normal circumstances, the Master Fund conduct repurchase offers quarterly on or about each January 1st, April 1st, July 1st and October 1st.  It is anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.

8

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2011 (unaudited) (continued)

6.	Related Party Transactions and Other

The Fund pays the Adviser or one of its affiliates, in its capacity as the servicing agent (the “Servicing Agent”), a monthly servicing fee (the “Servicing Fee”), equal to 0.70% on an annualized basis of the Fund’s net asset value as of each month-end.  The Servicing Fee is paid to the Servicing Agent out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund.  For purposes of determining the Servicing Fee due to the Adviser for any month, net asset value is calculated prior to any reduction for any fees and expenses (of the Fund, the Offshore Fund and the Master Fund) for that month, including, without limitation, the Servicing Fee payable for that month.

An incentive allocation (“Incentive Allocation”) is calculated at the Master Fund level and allocated to the Fund based on the Fund’s ownership interest in the Master Fund.  The Incentive Allocation is equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each member of the Master Fund, including the Fund, over (ii) the then balance, if any, of that Member’s Loss Recovery Account (as defined below) will be debited from such Member’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser). The Advisers’ capital account in the Master Fund is maintained solely for the purpose of allocating the Incentive Allocation.

The Master Fund maintains a memorandum account for each member of the Master Fund, including the Fund (each, a “Loss Recovery Account”).  Each member’s Loss Recovery Account has an initial balance of zero and is (i) increased upon the close of each Allocation Period of the Master Fund by the amount of the relevant member’s allocable share of the net losses of the Master Fund for the Allocation Period, and (ii) decreased (but not below zero) upon the close of such Allocation Period by the amount of such member’s allocable share of the net profits of the Master Fund for the Allocation Period.  The Incentive Allocation is calculated and charged to each Member as of the end of each Allocation Period.  The Allocation Period with respect to a member whose interest in the Master Fund is repurchased or is transferred in part is treated as ending only for the portion of the interest so repurchased or transferred.  In addition, only the net profits of the Master Fund, if any, and the balance of the Loss Recovery Account attributable to the portion of the interest being repurchased or transferred (based on the member’s capital account amount being so repurchased or transferred) is taken into account in determining the Incentive Allocation for the Allocation Period then ending.  The member’s Loss Recovery Account is not adjusted for such member’s allocable share of the net losses of the Master Fund, if any, for the Allocation Period then ending that are attributable to the portion of the interest so repurchased or transferred.  For the period ended September 30, 2011 an Incentive Allocation of $330,545 was credited to the Incentive Allocation Account from the Fund.

UMB Bank, N.A. serves as custodian of the Fund’s cash balances and provides custodial services for the Fund. UMB Fund Services, Inc. serves as administrator and accounting agent to the Fund and provides certain accounting, record keeping and investor related services. For these services the Administrator receives a fixed monthly fee, basis points on net assets, and a monthly fee based on the number of Member accounts as well as reasonable out of pocket expenses.  For the year ended September 30, 2011, the Fund paid $62,037 in administration and accounting fees.

7.	Risk Factors

An investment in the Fund involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund invests substantially all of its available capital in Private Equity Investments.  These investments are generally restricted securities that are subject to substantial holding periods and are not traded in public markets, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

A further discussion of the risks associated with an investment in the Fund is provided in the Master Fund’s Financial Statements, the Confidential Private Placement Memorandum and Statement of Additional Information.

9

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2011 (unaudited) (continued)

8.	Indemnification

In the normal course of business, the Fund enters into contracts that provide general indemnifications.  The Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

9.	Subsequent Events

Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued, and has determined that the following subsequent events require disclosure in the financial statements. Effective October 1, 2011 and November 1, 2011, there were additional capital contributions to the Fund in the amounts of $6,453,935 and $7,887,350, respectively.  In addition, the board accepted tender requests in the amount of $100,000, which will be effective as of December 31, 2011.

10

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited)

Proxy Voting

The Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31.  The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedules

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at http://www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330.

11

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Financial Statements

For the Period from April 1, 2011 to September 30, 2011
(Unaudited)

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)

For the Period from April 1, 2011 to September 30, 2011
(Unaudited)

Schedule of Investments	1-2
Statement of Assets, Liabilities and Members' Equity	3
Statement of Operations	4
Statements of Changes in Members' Equity	5
Statement of Cash Flows	6
Financial Highlights	7
Notes to Financial Statements	8-15
Other Information	16

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)
Schedule of Investments - September 30, 2011 (Unaudited)

INVESTMENT OBJECTIVE AS A PERCENTAGE OF TOTAL MEMBERS' EQUITY - NET ASSETS
Percentages as a percentage of total investments are as follows:

Private Equity Investments (76.91%) a
Direct Investments * (41.66%)
Direct Equity (16.07%)	Investment type	Geographic Region b	Fair Value
ACP Viking Co-Investment, LLC c	Member interest	North America	$2,300,000
AnaCap Calcium L.P. c	Limited partnership interest	Western Europe	3,895,343
ATX Networks Holdings, LLC c	Member interest	North America	90,000
CD&R Univar Co-Investor, L.P. c	Limited partnership interest	North America	2,407,479
Collins Foods Holding Pty, Ltd. c	Common equity	Asia - Pacific	87,442
CT Holdings (International), Ltd.	Common equity	Asia - Pacific	5,551,955
DLJSAP BookCO, LLC c	Member interest	South America	641,788
EQT Marvin Co-Investment, L.P. c	Limited partnership interest	Western Europe	1,255,668
Gemini Global Holdings Investor, LLC c	Common equity	North America	180,000
Gemini Global Holdings Investor, LLC c	Preferred equity	North America	3,420,000
HGI Global Holdings, Inc. c	Common equity	North America	303,357
Kahuna Holdco Pty Limited c	Common equity	Asia - Pacific	1,550,134
KKBS Group Holdings, LLC c	Member interest	North America	65,308
KLFS Holdings, L.P. c	Limited partnership interest	North America	1,700,000
Learning Care Group (US), Inc. c	Warrants	North America	8,804
Mauritius (Luxembourg) Investments S.àr.l. c	Common equity	Western Europe	1,452,321
MPH Acquisition Holdings, LLC c	Member interest	North America	2,500,000
NDES Holdings, LLC c	Member interest	North America	5,000,000
Spring Topco, Ltd. c	Common equity	North America	3,574,460
Surgery Center Holdings, Inc. c	Preferred equity	North America	62,815
Swissport II Co-Invest FCPR c	Common equity	Western Europe	3,480,198
Valhalla Co-Invest, L.P. c	Limited partnership interest	Western Europe	3,954,217
			43,481,289

Direct Debt (25.59%)	Interest	Maturity	Investment type	Geographic Region b	Fair Value
AMC Entertainment, Inc.	Libor + 3.25%	12/15/2016	Senior	North America	2,838,626
ATX Networks Corp.	12.00% + 2.00% PIK	5/12/2016	Mezzanine	North America	944,161
Bausch & Lomb, Inc.	Libor + 3.25%	4/26/2015	Senior	North America	2,860,616
Biomnis	7.00% +2.875% PIK (steps up to Euribor + 5.00% +2.875% PIK)	5/17/2017	Mezzanine	Western Europe	1,729,007
Biomnis	7.00% +2.875% PIK (steps up to Euribor + 5.00% +2.875% PIK)	5/17/2017	Mezzanine	Western Europe	2,820,487
Dynamic Research Corp.	12.00% + 1.00% PIK	6/30/2017	Mezzanine	North America	10,000,000
Global Tel*Link Corporation	Libor + 11.25% (1.75% floor)	5/10/2017	Second lien	North America	4,000,000
HGI Holdings, Inc.	12.50%	10/1/2017	Mezzanine	North America	2,229,063
Kahuna Bidco Pty Limited	BBSY + 5.00% + 3.5% PIK	12/31/2016	Mezzanine	Asia - Pacific	4,736,523
KKBS Holdings LLC	12.00% + 2.00% PIK	12/17/2016	Mezzanine	North America	1,433,367
Last Mile Funding Corp.	12.00% + 2.50% PIK	6/16/2016	Mezzanine	North America	3,031,118
Learning Care Group (US), Inc.	15.00% PIK (2x redemption preference)	6/30/2016	Mezzanine	North America	636,672
Learning Care Group (US) No. 2, Inc.	12.00%	6/30/2016	Senior	North America	2,208,171
Newcastle Coal Infrastructure Group	BBSY + 6.50% (step-ups to 9.0%)	1/22/2023	Senior	Asia - Pacific	3,926,189
Securitas Direct Holding AB	3.75% + 6.75% PIK	9/2/2019	Mezzanine	Western Europe	7,414,482
ServiceMaster Company, The	Libor + 2.50%	7/24/2014	Senior	North America	2,751,336
Starbev Investments S.ar.I	11.00% PIK	12/31/2017	Mezzanine	South America	7,866,334
Surgery Center Holdings, Inc.	12.00% + 3.00% PIK	6/24/2015	Mezzanine	North America	4,574,870
Svensk Utbildning Intressenter Holding AB	Libor (SEK) + 5.00% + 7.00% PIK (2.00% floor)	6/30/2018	Mezzanine	Western Europe	2,573,816
Triactor Acquico AB	Euribor + 6.00% + 6.00% PIK (2.00% floor)	9/27/2017	Mezzanine	Western Europe	640,775
					69,215,613
Total Direct Investments (41.66%)					$112,696,902

Secondary Investments* (34.71%)	Geographic Region b	Fair Value
3i Europartners Vb, L.P.	Western Europe	$1,183,018
Advent International GPE VI, L.P. c	Western Europe	2,713,807
Apax Europe VI - A, L.P. c	Western Europe	517,113
Apax Europe VII - B, L.P. c	Western Europe	604,555
Apollo Investment Fund IV, L.P. c	North America	64,760
Apollo Investment Fund VI, L.P.	North America	2,371,892
Apollo Investment Fund VII, L.P.	North America	1,095,308
Apollo Overseas Partners (Delaware) VII, L.P.	North America	457,231
Ares Corporate Opportunities Fund III, L.P.	North America	204,901
Bain Capital Fund X, L.P. c	North America	11,533,382
Bain Capital X Co-Investment Fund, L.P. c	North America	468,380
Baring Asia Private Equity Fund IV, L.P.	Asia - Pacific	672,251

1

Secondary Investments* (34.71%) (continued)	Geographic Region b	Fair Value
Blackstone Capital Partners V/F, L.P.	North America	$4,259,021
Blackstone Capital Partners V-S, L.P. c	North America	380,130
Candover 2001 Fund UK No. 2, L.P. c	Western Europe	197,276
Candover 2005 Fund, L.P. c	Western Europe	1,162,549
Carlyle Partners IV, L.P.	North America	3,289,602
Carlyle Partners V, L.P.	North America	882,798
Carlyle Partners V/B, L.P.	North America	3,323,993
Citigroup Venture Capital International Growth Offshore I, L.P.	Asia - Pacific	142,994
Citigroup Venture Capital International Growth Offshore II, L.P.	Asia - Pacific	477,158
Citigroup Venture International Growth Partnership II, L.P.	Asia - Pacific	1,445,062
Clayton, Dubilier & Rice Fund VII L.P.	North America	3,329,807
CVC European Equity Partners IV Tandem Fund, L.P.	Western Europe	934,722
CVC European Equity Partners V, L.P.	Western Europe	1,358,079
Duke Street Capital V, L.P.	Western Europe	60,553
Duke Street Capital VI, L.P.	Western Europe	612,434
Fourth Cinven Fund, L.P.	Western Europe	755,415
Green Equity Investors Side V, L.P.	North America	2,079,491
Harvest Partners V, L.P. c	North America	620,556
H.I.G Bayside Debt & LBO Fund II, L.P.	North America	644,552
Highstar Capital III Prism, L.P.	North America	1,984,625
Investcorp Private Equity 2007 Fund, L.P. c	North America	3,862,706
Investcorp Technology Partners III, L.P. c	North America	1,876,500
Irving Place Capital Partners II, L.P.	North America	148,404
Irving Place Capital Partners III, L.P.	North America	1,267,961
KKR European Fund III, L.P. c	Western Europe	3,002,557
Madison Dearborn Capital Partners V, L.P.	North America	5,669,417
Madison Dearborn Capital Partners VI-C, L.P. c	North America	431,856
MidOcean Partners III, L.P.	North America	1,772,721
Montagu III, L.P.	Western Europe	353,779
Palladium Equity Partners III, L.P.	North America	636,352
Permira IV, L.P.	Western Europe	2,791,015
Providence Equity Partners IV, L.P.	North America	235,802
Providence Equity Partners V, L.P. c	North America	1,335,747
Providence Equity Partners VI, L.P.	North America	980,497
Silver Lake Partners III, L.P.	North America	4,011,584
Silver Lake Sumeru Fund, L.P.	North America	426,451
Thomas H. Lee Parallel (DT) Fund VI, L.P. c	North America	2,082,653
Thomas H. Lee Parallel Fund VI, L.P.	North America	1,939,676
TPG Partners V, L.P. c	North America	3,002,641
TPG Partners VI, L.P.	North America	291,563
Warburg Pincus Private Equity IX, L.P.	North America	1,237,908
Warburg Pincus Private Equity X, L.P.	North America	6,705,625
Total Secondary Investments (34.71%)		$93,890,830

Primary Investments* (0.54%)	Geographic Region b	Fair Value
Avista Capital Partners II, L.P.	North America	$1,019,099
Baring Asia Private Equity V, L.P. c	Asia - Pacific	88,219
EQT VI (No. 1) Limited Partnership c	Western Europe	66,650
Patria - Brazilian Private Equity Fund IV, L.P. c	South America	288,476
Total Primary Investments (0.54%)		$1,462,444

Total Private Equity Investments (Cost $185,214,306) (76.91%)		$208,050,176

Short-Term Investments (20.33%)

U.S. Government Treasury Obligations (20.33%)

U.S. Treasury Bill, 0.00%, 10/6/2011 d		$20,000,000
U.S. Treasury Bill, 0.00%, 11/3/2011 d		20,000,000
U.S. Treasury Bill, 0.00%, 11/25/2011 d		15,000,000
Total U.S. Government Treasury Obligations (20.33%)		$55,000,000

Total Short-Term Investments (Cost $55,000,000) (20.33%)		$55,000,000

Total Investments (Cost $240,214,306) (97.24%)		$263,050,176

Other Assets in Excess of Liabilities (2.76%)		7,456,496

Members' Equity (100.00%)		$270,506,672

*Direct private equity investments are private investments directly into the equity or debt of selected operating companies, often together with the management of the company.   Primary investments are investments in newly established private equity partnerships where underlying portfolio companies are not known as of the time of investment.  Secondary investments involve acquiring single or portfolios of assets on the secondary market.

a  Private equity investments are generally issued in private placement transactions and as such are generally restricted as to resale.
b  Geographic region is based on where a Private Equity Investment is headquartered and may be different from where such Private Equity Investment invests or operates.
c   Non-income producing.
d  Each issue shows the rate of the discount at the time of purchase.
Total cost and fair value of restricted portfolio funds as of September 30, 2011 was $185,214,306 and $208,050,176, respectively.

The accompanying notes are an integral part of the Schedule of Investments.

2

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Assets, Liabilities and Members' Equity - September 30, 2011 (Unaudited)

Assets
Investments in portfolio funds, at fair value (cost $185,214,306)	$208,050,176
Investments in short-term investments, at fair value (cost $55,000,000)	55,000,000
Cash	9,891,064
Cash denominated in foreign currencies (cost $46,463)	39,725
Interest receivable	680,695
Receivable for private equity investments sold	284,931
Prepaid Assets	28,001

Total Assets	$273,974,592

Liabilities
Repurchase amounts payable	$2,409,515
Management fee payable	821,504
Professional fees payable	170,592
Managers' fees payable	22,500
Accounting and administration fees payable	35,343
Custodian fees payable	6,202
Other expenses payable	2,264

Total Liabilities	3,467,920

Members' Equity	$270,506,672

Members' Equity consists of:
Members' Capital Paid-in	$243,279,726
Accumulated net investment income	384,593
Accumulated net realized gain	4,012,807
Accumulated net unrealized appreciation on investments and foreign currency translation	22,829,546

Total Members' Equity	$270,506,672

The accompanying notes are an integral part of these Financial Statements.

3

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Operations
Period from April 1, 2011 through September 30, 2011 (Unaudited)

Investment Income
Dividends	$167,495
Interest	2,455,391

Total Investment Income	2,622,886

Operating Expenses
Management fee	1,486,892
Professional fees	192,061
Accounting and administration fees	93,624
Managers' fees	45,000
Insurance expense	27,518
Custodian fees	16,588
Other expenses	11,100
Total Operating Expenses	1,872,783

Net Expenses	1,872,783

Net Investment Income	750,103

Net Realized Gain and Change in Unrealized Appreciation/ (Depreciation) on Investments and Foreign Currency
Net realized gain from investments	407,786
Net realized gain on foreign currency contracts	95,892
Net realized gain distributions from underlying funds	1,540,993
Net change in accumulated unrealized appreciation/ (depreciation) on:
Investments	6,363,111
Foreign currency translation	(398,013)

Net Realized Gain and Change in Unrealized Appreciation/ (Depreciation) on Investments and Foreign Currency	8,009,769

Net Increase in Members' Equity From Operations	$8,759,872

The accompanying notes are an integral part of these Financial Statements.

4

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Changes in Members' Equity
For the periods ended March 31, 2011 and September 30, 2011 (Unaudited)

			Total
		Members'	Members'
	Adviser's Equity	Capital	Capital

Members' Capital at March 31, 2010	$135,777	$28,077,977	$28,213,754
Capital contributions		128,139,484	128,139,484
Capital tenders	(1,236,977)	(5,899,295)	(7,136,272)
Net investment income		257,825	257,825
Net realized gain from investments		-	-
Net realized gain on foreign currency contracts		1,093	1,093
Net realized gain distributions from underlying funds		1,848,889	1,848,889
Net change in accumulated unrealized appreciation on investments and foreign currency translation		15,001,521	15,001,521
Adviser's Incentive Allocation from April 1, 2010 to March 31, 2011	1,710,937	(1,710,937)	-

Members' Capital at March 31, 2011	$609,737	$165,716,557	$166,326,294

Members' Capital at April 1, 2011	$609,737	$165,716,557	$166,326,294
Capital contributions	-	100,377,478	100,377,478
Capital tenders	(1,607,184)	(3,349,789)	(4,956,973)
Net investment income	-	750,103	750,103
Net realized gain from investments	-	407,786	407,786
Net realized gain on foreign currency contracts	-	95,892	95,892
Net realized gain distributions from underlying funds	-	1,540,993	1,540,993
Net change in accumulated unrealized appreciation on investments and foreign currency translation	-	5,965,099	5,965,099
Adviser's Incentive Allocation from April 1, 2011 to September 30, 2011	997,447	(997,447)	-

Members' Capital at September 30, 2011	$-	$270,506,672	$270,506,672

The accompanying notes are an integral part of these Financial Statements.

5

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Cash Flows
For the Period April 1, 2011 through September 30, 2011 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Increase in Members' Equity from Operations	$8,759,872
Adjustments to reconcile Net Increase in Members' Equity from
Operations to net cash used in operating activities:
Net change in accumulated unrealized appreciation on Investments	(6,675,334)
Net change in accumulated unrealized appreciation from foreign currency translation	-
Net realized gain from investments	(407,786)
Purchases of Private Equity Investments	(94,247,951)
Distributions received from Private Equity Investments	7,528,577
Net (purchases) sales of short-term investments	(5,002,808)
Increase in dividends and interest receivable	(323,495)
Increase in receivable for private equity investments sold	(284,931)
Decrease in prepaid assets	16,273
Decrease in investment purchases payable	(4,080,482)
Decrease in due to custodian	(101,187)
Increase in management fee payable	332,622
Decrease in repurchase amounts payable	(2,710,869)
Decrease in organizational fees payable	(66,962)
Decrease in professional fee payable	(31,658)
Increase in accounting and administration fees payable	24,092
Decrease in custodian fees payable	(20,255)
Decrease in other expenses payable	(10,569)
Net Cash Used in Operating Activities	(97,302,851)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Members' capital contributions	100,377,478
Proceeds from Members' capital tenders	(4,956,973)

Net Cash Provided by Financing Activities	95,420,505

Net change in cash and cash equivalents	(1,882,346)

Cash and cash equivalents at beginning of period	11,813,135

Cash and Cash Equivalents at End of Period	$9,930,789

The accompanying notes are an integral part of these Financial Statements.

6

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Financial Highlights

				Period from Commencement
	Period from			of Operations -
	April 1, 2011 through		Year Ended	July 1, 2009 through
	September 30, 2011 (unaudited)		March 31, 2011	March 31, 2010

Total Return Before Incentive Allocation(1)	2.34	%(3)	11.08%	4.30	%(3)

Total Return After Incentive Allocation(1)	1.92	%(3)	9.95%	3.80	%(3)

RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	$270,507		$166,326	$28,214
Net investment gain (loss) to average net assets before Incentive Allocation (4)	0.66%		(0.06)%	(3.02)%
Ratio of gross expenses to average net assets, excluding Incentive Allocation(2) (4)	1.65	%(5)	2.20%	4.96	%(5)
Incentive Allocation to average net assets	0.44	%(3)	1.86%	0.99	%(3)
Ratio of gross expenses and Incentive Allocation to average net assets (2) (4)	2.09	%(5)	4.06%	5.95	%(5)
Expense waivers to average net assets (4)	0.00%		(0.02)%	(1.16)%
Ratio of net expenses and Incentive Allocation to average net assets (4)	2.09%		4.04%	4.79%
Ratio of net expenses to average net assets, excluding Incentive Allocation (4)	1.65	%(5)	2.18%	3.79	% (5)
Portfolio Turnover	4.87	%(3) (5)	5.71%	13.05	% (3) (5)

(1)
Total investment return based on per unit net asset value reflects the changes in net asset value based on the effects of the performance of the Master Fund during the period and adjusted for cash flows related to capital contributions or withdrawals during the period.

(2)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by Management.
(3)	Not annualized.
(4)	Annualized.
(5)	The Organizational Expenses and Incentive Allocation are not annualized

The accompanying notes are an integral part of these Financial Statements.

7

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited)

1.	Organization

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) was organized as a limited liability company under the laws of the State of Delaware on August 4, 2008 and commenced operations on July 1, 2009. The Master Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Master Fund is managed by Partners Group (USA) Inc. (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended.  A Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Master Fund.  To the fullest extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Master Fund, any committee of the Board, or the Adviser.  The objective of the Master Fund is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.

The Master Fund is a master investment portfolio in a master-feeder structure.  Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC, and Partners Group Private Equity (Institutional TEI), LLC, (collectively “the Feeders”) invest substantially all of their assets, directly or indirectly, in the limited liability company interests (“Interests”) of the Master Fund and become members of the Master Fund (“Members”).

2.	Significant Accounting Policies

The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

a. Basis of Accounting

The Master Fund’s accounting and reporting policies conform with generally accepted accounting principles within the United States (“U.S. GAAP”).

b. Valuation of Investments

Investments held by the Master Fund include direct, primary and secondary private equity investments (collectively, “Private Equity Investments”).

Private Equity Investments

The Master Fund values interests in Private Equity Investments at fair value, which ordinarily is based on the value determined by their respective investment managers, in accordance with procedures established by the Board. Private Equity Investments are subject to the terms of their respective offering documents.  Valuations of Private Equity Investments are subject to estimates and are net of management and performance incentive fees or allocations that may be payable pursuant to such offering documents.  If the Adviser determines that the most recent value reported by a Private Equity Investment does not represent fair value or if a Private Equity Investment fails to report a value to the Master Fund, a fair value determination is made under procedures established by and under the general supervision of the Board. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

The following is a summary of the inputs used in valuing the Master Fund's Private Equity Investments at fair value.  The inputs or methodology used for valuing the Master Fund's Private Equity Investments are not necessarily an indication of the risk associated with investing in those investments.  The Master Fund's valuation procedures require evaluation of all relevant factors available at the time the Master Fund values its investments.  The fair values of financial instruments traded in active markets are based on quoted market prices at the end of the reporting period.  The quoted market price used for financial assets held by the Master Fund is the bid price at the end of the reporting period.

8

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited) (continued)

2.	Significant Accounting Policies (continued)
b. Valuation of Investments (continued)

In assessing the fair value of non-traded financial instruments, the Master Fund uses a variety of methods such as time of last financing, earnings and multiple analysis, discounted cash flow and third party valuation, and makes assumptions that are based on market conditions existing at each end of the reporting period.  Quoted market prices or dealer quotes for specific similar instruments are used for long-term debt where appropriate.  Other techniques, such as option pricing models and estimated discounted value of future cash flows, are used to determine fair value for the remaining financial instruments.

Daily Traded Direct Investments

The Master Fund values direct investments traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board at their last sales price, and (2) on NASDAQ will be valued at the NASDAQ Official Closing Price, at the close of trading on the exchanges or markets where such securities are traded for the business day as of the relevant determination date.  If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded.  Securities traded on a foreign securities exchange generally will be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate provided by a recognized pricing service.

Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers.  High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Adviser at amortized cost, which the Boards of Managers have determined to approximate fair value.

The Master Fund has adopted the authoritative guidance under U.S. GAAP for estimating the fair value of investments in investment companies that have calculated net asset value in accordance with the specialized accounting guidance for investment companies. Accordingly, in circumstances in which net asset value of an investment in an investment company is not determinative of fair value, the Master Fund estimates the fair value of such investment using the net asset value of the investment (or its equivalent) without further adjustment, if the net asset value of the investment is determined in accordance with the specialized accounting guidance for Investment Companies as of the reporting entity's measurement date.

c. Cash and Cash Equivalents

Pending investment in Private Equity Investments and in order to maintain liquidity, the Master Fund holds cash, including amounts held in foreign currency and short-term interest bearing deposit accounts.  At times, such amounts may exceed federally insured limits.

The Master Fund has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on such accounts.

d. Foreign Currency Translation

The books and records of the Master Fund are maintained in U.S. dollars.  Generally, assets and liabilities denominated in non-U.S. currencies are translated into U.S. dollar equivalents using valuation date exchange rates, while purchases, realized gains and losses, income and expenses are translated at the transaction date exchange rates.  As of September 30, 2011 the Master Fund has twenty-seven investments denominated in Euros, five investments denominated in Australian Dollars, two investments denominated in Swedish Kronor, one investment denominated in Norwegian Kronor, one investment denominated in British Pounds, and one investment denominated in Hong Kong Dollars.  The Master Fund does not isolate the portion of the results of operations due to fluctuations in foreign exchange rates from changes in fair values of the investments during the period.

9

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited) (continued)

2.	Significant Accounting Policies (continued)
e. Investment Income

The Master Fund initially records distributions of cash or in-kind securities at fair value from Private Equity Investments based on the information from distribution notices when distributions are received. Thus, the Master Fund would recognize within the Statement of Operations its share of realized gains or (losses) and the Master Fund’s share of net investment income or (loss) based upon information received regarding distributions, from managers of the Private Equity Investments. Unrealized depreciation on investments, within the Statement of Operations, includes the Master Fund’s share of unrealized gains and losses, realized undistributed gains, and the Master Fund’s share of undistributed net investment income or (loss) from Private Equity Investments for the relevant period.

f. Master Fund Expenses

The Master Fund bears all expenses incurred, on an accrual basis, in the business of the Master Fund, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Master Fund’s account; legal fees; accounting, auditing, and tax preparation fees; custodial fees; fees for data and software providers; costs of insurance; registration expenses; managers’ fees; and expenses of meetings of the Board.

g. Income Taxes

The Master Fund is treated as a partnership for federal income tax purposes and therefore is not subject to U.S. federal income tax.  For income tax purposes, the individual partners will be taxed upon their distributive share of each item of the Master Fund’s profit and loss.

The Master Fund has adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions.  The Financial Accounting Standards Board (“FASB”) issued Accounting for Uncertainty in Income Taxes which, requires the Adviser to determine whether a tax position of the Master Fund is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Master Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Master Fund is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of September 30, 2011, the tax years from the year 2010 forward remain subject to examination by the major tax jurisdictions under the statute of limitations.

h. Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Master Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in capital from operations during the reporting period. Actual results can differ from those estimates.

3.	Fair Value Measurements

In January 2010, the FASB issued Improving Disclosures about Fair Value Measurements, which clarifies existing disclosure and requires additional disclosures for fair value measurements.  Effective for interim and annual reporting periods beginning after December 31, 2009, entities will be required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers.  Effective for fiscal years beginning after December 31, 2010, and for interim periods within those fiscal years, entities need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross rather than net basis.  Management continues to evaluate the application of Improving Disclosure about Fair Value Measurements to the Master Funds, and is not in a position at this time to evaluate the significance of its impact, if any on the Master Fund’s financial statements.

10

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited) (continued)

3.	Fair Value Measurements (continued)

As required by Fair Value Measurements, investments are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Estimated values may differ from the values that would have been used if a ready market existed or of the investments were liquidated at the valuation date.  Fair Value Measurements established a three-tier hierarchy to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Master Fund’s investments. The inputs are summarized in the three broad levels listed below:

Valuation of Investments

•     Level 1 – Quoted prices are available in active markets for identical investments as of the measurement date.  The type of investment included in Level I include marketable securities that are primarily traded on a securities exchange or over-the-counter.   The fair value is determined to be the last sale price on the determination date, or, if no sales occurred on any such day, the mean between the closing bid and ask prices on such day.  As required by Fair Value Measurements, the Master Fund does not apply a blockage discount to the quoted price for these investments, even in situations where the Master Fund holds a large position and a sale could reasonably impact the quoted price.

•     Level 2 – Pricing inputs are other than quoted prices in active markets (i.e. Level I pricing) and fair value is determined through the use of models or other valuation methodologies through direct or indirect corroboration with observable market data.  Investments which are generally included in this category include corporate notes, convertible notes, warrants and restricted equity securities.  The fair value of legally restricted equity securities is generally may be discounted depending on the likely impact of the restrictions on liquidity and Adviser’s estimates.

•     Level 3 – Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.  The inputs into the determination of fair value require significant management judgment or estimation.  Investments that are included in this category generally include equity investments that are privately owned, as well as convertible notes and warrants that are not actively traded.  The fair value for investment using Level 3 pricing inputs are based on Adviser’s estimates which consider a combination of various performance measurements including the timing of the transaction, the market in which the company operates, comparable market transactions, company performance and projections and various performance multiples as applied to EBITDA or a similar measure of earnings for the latest reporting period and forward earnings, as well as discounted cash flow analysis. When the inputs used to measure fair value may fall into different levels of the fair value hierarchy, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Due to the inherent uncertainty of valuations, estimates values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material.

11

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited) (continued)

3.	Fair Value Measurements (continued)

Investments	Level 1	Level 2	Level 3	Total
Direct Investments*	$-	$-	$112,696,902	$112,696,902
Primary Investments*	-	-	1,462,444	1,462,444
Secondary Investments*	-	-	93,890,830	93,890,830
Short-Term Investments	55,000,000	-	-	55,000,000
Total	$55,000,000	$-	$208,050,176	$263,050,176

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining value:

	Direct Investments	Primary Investments	Secondary Investments	Total
Balance as of April 1, 2011	$61,284,877	$976,299	$51,986,768	$114,247,944
Realized gain	407,786	-	-	407,786
Net change in unrealized appreciation	629,132	(198,636)	6,244,576	6,675,072
Net purchases (sales)	50,375,107	684,781	35,659,486	86,719,374
Net transfers in or out of Level 3	-	-	-	-
Balance as of September 30, 2011	$112,696,902	$1,462,444	$93,890,830	$208,050,176

The amount of the net change in unrealized appreciation/depreciation for the six month period ended September 30, 2011 relating to investments in Level 3 assets still held at September 30, 2011 is $6,675,072, which is included as a component of net change in unrealized appreciation on investments in Private Equity Investments.

*Direct private equity investments are private investments directly into the equity or debt of selected operating companies, often together with the management of the company.   Primary investments are investments in newly established private equity partnerships where underlying portfolio companies are not known as of the time of investment.  Secondary investments involve acquiring single or portfolios of assets on the secondary market.

4.	Allocation of Members’ Capital

Net profits or net losses of the Master Fund for each Allocation Period (as defined below) are allocated among and credited to or debited against the capital accounts of the Members. Each Allocation Period begins on the day after the last day of the preceding Allocation Period and ends at the close of business on the first to occur thereafter of: (1) the last day of a calendar month, (2) the last day of a taxable year; (3) the day preceding a day on which Interests are purchased, (4) a day on which Interests are repurchased by the Master Fund pursuant to tenders of Interests by Members, or (5) a day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

12

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited) (continued)

5.	Subscription and Repurchase of Members’ Interests

Interests are generally offered for purchase as of the first day of each calendar month, except that Interests may be offered more or less frequently as determined by the Board in its sole discretion.

The Board may, from time to time and in its sole discretion, cause the Master Fund to repurchase Interests from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board.  In determining whether the Master Fund should offer to repurchase Interests, the Board considers the recommendation of the Adviser, as well as a variety of other operational, business and economic factors.  The Adviser anticipates recommending to the Master Fund Board that, under normal circumstances, the Master Fund conduct repurchase offers quarterly on or about each January 1st, April 1st, July 1st and October 1st.  The Master Fund does not intend to distribute to the Members any of the Master Fund’s income, but currently expects to reinvest substantially all income and gains allocable to the Members.

6.	Management Fees, Incentive Allocation, and Fees and Expenses of Managers

The Adviser is responsible for providing day-to-day investment management services to the Master Fund, subject to the ultimate supervision of and subject to any policies established by the Board, pursuant to the terms of an investment management agreement with the Master Fund (the "Investment Management Agreement"). Under the Investment Management Agreement, the Adviser is responsible for developing, implementing and supervising the Master Fund's investment program.

In consideration for such services, the Master Fund pays the Adviser a monthly management fee equal to 1/12th of 1.25% (1.25% on an annualized basis) of the greater of (i) the Master Fund’s net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.

In addition, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each Member over (ii) the then balance, if any, of that Member’s Loss Recovery Account (as defined below) will be debited from such Member’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund maintained solely for the purpose of being allocated the Incentive Allocation and thus, does not participate in the Members’ Equity Allocation.

The Master Fund maintains a memorandum account for each Member (each, a “Loss Recovery Account”).  Each Member’s Loss Recovery Account has an initial balance of zero and is (i) increased upon the close of each Allocation Period by the amount of the relevant Member’s allocable share of the net losses of the Master Fund for the Allocation Period, and (ii) decreased (but not below zero) upon the close of such Allocation Period by the amount of such Member’s allocable share of the net profits of the Master Fund for the Allocation Period. The Incentive Allocation is calculated and charged to each Member as of the end of each Allocation Period. The Allocation Period with respect to a Member whose Interest is repurchased or is transferred in part is treated as ending only for the portion of Interests so repurchased or transferred.  In addition, only the net profits of the Master Fund, if any, and the balance of the Loss Recovery Account attributable to the portion of the Interest being repurchased or transferred (based on the Member’s capital account amount being so repurchased or transferred) is taken into account in determining the Incentive Allocation for the Allocation Period then ending.  The Member’s Loss Recovery Account is not adjusted for such Member’s allocable share of the net losses of the Master Fund, if any, for the Allocation Period then ending that are attributable to the portion of the Interest so repurchased or transferred.  For the six month period ended September 30, 2011 an aggregate Incentive Allocation of $997,447 was credited to the Incentive Allocation Account.

Each member of the Board who is not an “interested person” of the Master Fund (the “Independent Board”), as defined by the 1940 Act, receives a fee of $35,000 per year, plus a one-time start-up bonus of $5,000 in connection with the establishment of the Master Fund. In addition, the Master Fund pays an additional fee of $10,000 per year (i) to the Chairman of the Board and to the Chairman of the Audit Committee.  All Board members are reimbursed by the Master Fund for all reasonable out-of-pocket expenses incurred by them in performing their duties.

7.	Accounting, Administration, and Custodial Agreement

In consideration for accounting, administrative, and recordkeeping services, the Master Fund pays UMB Fund Services, Inc.

13

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – September 30, 2011 (unaudited) (continued)

7.	Accounting, Administration, and Custodial Agreement (continued)

(the “Administrator”) a monthly administration fee based on the month-end net asset value of the Master Fund, subject to certain minimums.  The Administrator also provides regulatory administrative services, transfer agency functions, and shareholder services at an additional cost.  For these services the Administrator receives a fixed monthly fee, basis points on net assets, and a monthly fee based on the number of Member accounts as well as reasonable out of pocket expenses. For the six month period ended September 30, 2011, the total administration fee was $93,624.

UMB Bank, N.A. serves as custodian of the Master Fund’s assets and provides custodial services for the Master Fund.

8.	Investment Transactions

Total purchases of Private Equity Investments for the six month period ended September 30, 2011 amounted to $94,247,951. Total distribution proceeds from redemptions of Private Equity Investments for the six month period ended September 30, 2011 amounted to $7,528,577. The cost of investments in Private Equity Investments for U.S. federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from such Private Equity Investments. The Master Fund relies upon actual and estimated tax information provided by the Private Equity Investments as to the amounts of taxable income allocated to the Master Fund as of September 30, 2011.

9.	Indemnification

In the normal course of business, the Master Fund enters into contracts that provide general indemnifications.  The Master Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Master Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

10.	Commitments

As of September 30, 2011, the Master Fund had contributed 75% or $194,701,899 of the total of $259,402,098 in capital commitments to the Private Equity Investments.  Direct Investments contributed $111,598,914 of $114,967,040 in total commitments, Secondary Investments contributed $81,435,383 of $123,727,529 in total commitments, and Primary Investments contributed $1,667,602 of $20,707,529 in total commitments as of September 30, 2011.

11.	Risk Factors

An investment in the Master Fund involves significant risks, including industry risk, liquidity risk, interest rate risk and economic conditions risk, that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund invests substantially all of its available capital in Private Equity Investments. These investments are generally restricted securities that are subject to substantial holding periods and are not traded in public markets, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years.  The Master Fund may have a concentration of investments, as permitted by the private placement offering memorandum, in a particular industry or sector. Investment performance of the sector may have a significant impact on the performance of the Master Fund. The Master Fund’s investments are also subject to the risk associated with investing in private equity securities. The investments in private equity securities are illiquid, can be subject to various restrictions on resale, and there can be no assurance that the Master Fund will be able to realize the value of such investments in a timely manner.

Interests in the Master Fund provide limited liquidity since Members will not be able to redeem Interests on a daily basis because the Master Fund is a closed-end fund. Therefore investment in the Master Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Interests and should be viewed as a long-term investment. No guarantee or representation is made that the investment objective will be met.

A further discussion of the risks associated with an investment in the Master Fund is provided in the Confidential Private Placement Memorandum and Statement of Additional Information.

12.	Subsequent Events

Management has evaluated the impact of all subsequent events on the Master Fund through the date the financial statements were issued, and has determined that the following subsequent events require disclosure in the financial statements. Effective October 1, 2011 and November 1, 2011, there were additional capital contributions to the Fund in the amounts of $12,860,515 and $14,577,036, respectively.  In addition, the board accepted tender requests in the amount of $3,088,845, which will be effective as of December 31, 2011.

14

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited) (continued)

Proxy Voting

The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31. The Master Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedules

The Master Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Master Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at http://www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330.

15

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)
Financial Statements

For the Period from May 1, 2010 (Commencement of Operations) to March 31, 2011

(Including the Financial Statements of the Partners Group Private Equity (Master Fund), LLC)

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC
(a Delaware Limited Liability Company)

For the Period from May 1, 2010 (Commencement of Operations) to March 31, 2011

Report of Independent Registered Public Accounting Firm	1
Statement of Assets, Liabilities and Members' Equity	2
Statement of Operations	3
Statements of Changes in Members' Equity	4
Statement of Cash Flows	5
Financial Highlights	6
Notes to Financial Statements	7-10
Fund Management	11-12
Other Information	13-15
Financial Statements of Partners Group Private Equity (Master Fund), LLC	Appendix I

Report of Independent Registered Public Accounting Firm

To the Board of Managers and Members of
Partners Group Private Equity (TEI), LLC:

In our opinion, the accompanying consolidated statement of assets, liabilities, and members’ equity, and the related consolidated statements of operations and of changes in members' equity and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Partners Group Private Equity (TEI), LLC (the "Fund") at March 31, 2011, and the results of its operations, the changes in its members’ equity, its cash flows and the financial highlights for the period May 1, 2010 (commencement of operations) through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

May 27, 2011

PricewaterhouseCoopers LLP, 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201 T: (214) 999-1400, F: (214) 754-7991, www.pwc.com/us

1

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC*
(a Delaware Limited Liability Company)
Consolidated Statement of Assets, Liabilities and Members' Equity - March 31, 2011

Assets
Investment in Partners Group Private Equity (Master Fund), LLC, at fair value (cost $49,437,078)	$54,195,046
Interest receivable	4
Receivable for expense waivers	41,019
Prepaid organizational fees	5,358

Total Assets	$54,241,427

Liabilities
Servicing fees payable	$31,693
Accounting and administration fees payable	8,554
Custodian fees payable	2,200
Registration fees payable	1,400
Other expenses payable	2,566

Total Liabilities	$46,413

Members' Equity	$54,195,014

Members' Equity consists of:
Members' Equity paid-in	$50,157,926
Accumulated net investment loss	(223,513)
Accumulated net realized gain on investments and foreign currency translation	524,592
Accumulated net unrealized appreciation on investments and foreign currency translation	4,211,806
Accumulated Adviser's Incentive Allocation	(475,797)

Total Members' Equity	$54,195,014

Number of Outstanding Units	47,209

Net Asset Value per Unit	$1,147.98

* Consolidated Statement. See note 1 of the Financial Statements.

The accompanying notes are an integral part of these Financial Statements.

2

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC*
(a Delaware Limited Liability Company)
Consolidated Statement of Operations
Period from Commencement of Operations - May 1, 2010 through March 31, 2011

Fund Investment Income	74

Fund Operating Expenses
Servicing fees	$179,112
Accounting and Administration fees	73,338
Organizational expense	59,030
Registration fees	12,975
Custodian fees	2,200
Professional fees	1,777
Other expenses	12,108
Total Operating Expenses	$340,540

Expense Waivers	$(95,383)

Total Fund Net Operating Expenses	$245,083

Investment Income Allocated from Partners Group Private Equity (Master Fund), LLC
Interest	$541,883
Expenses	(520,313)
Total Investment Income Allocated from Partners Group Private Equity (Master Fund), LLC	$21,570

Net Investment Loss	$(223,513)

Net Realized Gain and Change in Unrealized Appreciation on Investments and Foreign Currency allocated from Partners Group Private Equity (Master Fund), LLC
Net realized gain on foreign currency contracts	$247
Net realized gain distributions from Private Equity Investments	524,345
Net change in accumulated unrealized appreciation on investments and foreign currency translation	4,211,806

Net Realized Gain and Change in Unrealized Appreciation on Investments and Foreign Currency allocated from Partners Group Private Equity (Master Fund), LLC	$4,736,398

Adviser's Incentive Allocation	$(475,797)

Net Increase in Members' Equity from Operations	$4,037,088

* Consolidated Statement. See note 1 of the Financial Statements.

The accompanying notes are an integral part of these Financial Statements.

3

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC*
(a Delaware Limited Liability Company)
Consolidated Statement of Changes in Members' Equity
Period from Commencement of Operations - May 1, 2010 through March 31, 2011

Members'
Equity

Members' Equity at May 1, 2010	$-
Capital contributions	50,157,926
Net investment loss	(223,513)
Net realized gain on foreign currency contracts	247
Net realized gain distributions from Private Equity Investments	524,345
Net change in accumulated unrealized appreciation on investments and foreign currency translation	4,211,806
Adviser's Incentive Allocation	(475,797)
Members' Equity at March 31, 2011	$54,195,014

Units outstanding at May 1, 2010	-
Units sold	47,209
Units redeemed	-
Units outstanding at March 31, 2011	47,209

* Consolidated Statement. See note 1 of the Financial Statements.

The accompanying notes are an integral part of these Financial Statements.

4

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC*
(a Delaware Limited Liability Company)
Consolidated Statement of Cash Flows
Period from Commencement of Operations - May 1, 2010 through March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net Increase in Members' Equity from Operations	$4,037,088
Adjustments to reconcile Net Increase in Members' Equity from Operations to net cash used in operating activities:
Purchases of interests in Partners Group Private Equity (Master Fund), LLC	(50,157,926)
Net investment income allocated from Partners Group Private Equity (Master Fund), LLC	(21,570)
Net realized gain on foreign currency contracts allocated from Partners Group Private Equity (Master Fund), LLC	(247)
Net realized gain distributions from Private Equity Investments allocated from Partners Group Private Equity (Master Fund), LLC	(524,345)
Net change in accumulated unrealized appreciation on investments and foreign currency translation allocated from Partners Group Private Equity (Master Fund), LLC	(3,966,755)
Adviser's Incentive Allocation	475,797
Increase in interest receivable	(4)
Increase in receivable for expense waivers	(41,019)
Increase in prepaid assets	(5,358)
Increase in servicing fees payable	31,693
Increase in accounting and administration fees payable	8,554
Increase in registration fees payable	1,400
Increase in custodian fees payable	2,200
Increase in other expenses payable	2,566
Net Cash Used in Operating Activities	$(50,157,926)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' capital contributions	$50,157,926
Net Cash Provided by Financing Activities	$50,157,926

Net change in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at End of Period	$-

* Consolidated Statement. See note 1 of the Financial Statements.

The accompanying notes are an integral part of these Financial Statements.

5

PARTNERS GROUP PRIVATE EQUITY (TEI), LLC*
(a Delaware Limited Liability Company)
Consolidated Financial Highlights

Period from Commencement of
Operations - May 1, 2010 through
March 31, 2011

Per Unit Operating Performances (1)

NET ASSET VALUE, BEGINNING OF PERIOD (2)	$1,000.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment (loss)	(4.73)
Net realized and unrealized gain on investments	152.71

Net Increase in Members' Equity from Operations	147.98

DISTRIBUTIONS TO MEMBERS:
Net change in Members' Equity due to distributions to Members	-

NET ASSET VALUE, END OF PERIOD	$1,147.98

TOTAL RETURN (3) (4)	14.80%

RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	54,195
Net investment (loss) to average net assets, excluding Incentive Allocation (5)	(0.94)%
Ratio of gross expenses to average net assets, excluding Incentive Allocation (5) (6)	3.59%
Ratio of expense waiver to average net assets	(0.59)%
Ratio of net expenses to average net assets, excluding Incentive Allocation (5) (7)	3.00%
Ratio of Incentive Allocation to average net assets (5)	1.69%
Portfolio Turnover	5.71%
* Consolidated Statement. See note 1 of the Financial Statements.

(1)	Selected data for a unit of membership interest outstanding throughout the period.

(2)	The net asset value for the beginning period May 1, 2010 (Commencement of Operations) through March 31, 2011 represents the initial contribution per unit of $1,000.

(3)
Total return based on per unit net asset value reflects the changes in net asset value based on the effects of the performance of the Fund during the period and assumes distributions, if any, were reinvested.

(4)	Not annualized

(5)	Annualized

(6)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by management.

(7)	Effective May 1, 2010, the Fund is voluntarily capped at 3.0%. See note 2.d. for a more thorough Expense Limitation Agreement discussion.

The accompanying notes are an integral part of these Financial Statements.

6

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2011

1.	Organization

Partners Group Private Equity (TEI), LLC (the “Fund”) invests substantially all of its assets in Partners Group Private Equity (Offshore), Ltd. (the “Offshore Fund”).  The Offshore Fund is a Cayman Islands limited duration company with the same investment objective as the Fund.  The Offshore Fund serves solely as an intermediary entity through which the Fund invests in Partners Group Private Equity (Master Fund), LLC (the “Master Fund”).  The Offshore Fund enables tax-exempt Members (as defined below) to invest without receiving certain income in a form that would otherwise be taxable to such tax-exempt Members regardless of their tax-exempt status.  The Fund owns 100% of the participating beneficial interest of the Offshore Fund.  Where these Notes to Financial Statements discuss the Funds’ investment in the Master Fund, it means its investment in the Master Fund through the Offshore Fund.

The Fund was organized as a limited liability company under the laws of the State of Delaware on December 14, 2009 and commenced operations on May 1, 2010. The Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The objective of the Fund is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.  To achieve its objective, the Fund will invest substantially all of its assets into the Master Fund, a limited liability company organized under the laws of the State of Delaware, which is also registered under the 1940 Act.  The Master Fund is managed by Partners Group (USA) Inc. (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended.  A Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Master Fund.  To the fullest extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of such board, or the Adviser. Units of limited liability company interests (“Units”) in the Fund are offered only to investors (“Members”) that represent that they are, an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended, and a “qualified client” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended.  The Fund’s financial statements should be read in conjunction with the Master Fund’s financial statements, which are included as Appendix I.

The percentage of the Master Fund’s beneficial interests owned by the Fund at March 31, 2011, was 32.58%.

2.	Significant Accounting Policies

The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

a. Basis of Accounting

The Fund’s accounting and reporting policies conform with generally accepted accounting principles within the United States (“U.S. GAAP”).

b. Valuation of Investments

The method by which the Fund values the investment in the Master Fund is based on the ownership interests of the Master Fund’s net asset value allocated to the Fund.   Investments held by the Master Fund include direct, primary and secondary private equity investments (collectively, “Private Equity Investments”).  The Master Fund values interests in the Private Equity Investments at fair value in accordance with procedures established by the Board. Private Equity Investments are subject to the terms of their respective Private Equity Investments’ offering documents. Valuations of Private Equity Investments are subject to estimates and are net of management and performance incentive fees or allocations that may be payable pursuant to such offering documents.

c. Allocations from the Master Fund

In accordance with U.S. GAAP, the Fund records its allocated portion of income, expense, realized gains and losses and unrealized appreciation and depreciation allocated from the Master Fund.

d. Fund Level Income and Expenses

Interest income on any cash or cash equivalents held by the Fund is recognized on an accrual basis. Expenses that are specifically attributed to the Fund are accrued and charged to the Fund. Because the Fund bears its proportionate share of the management fees of the Master Fund, the Fund pays no direct management fee to the Adviser. Income and expenses are recorded on an accrual basis.

7

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2011 (continued)

2.	Significant Accounting Policies (continued)

e. Expense Limitation Agreement

Effective February 26, 2010, the Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund.  The Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction-related expenses, extraordinary expenses, the Incentive Allocation (as defined below) and any acquired fund fees and expenses) do not exceed 3.00%, on an annualized basis (the “Expense Limit”).  For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain within the Expense Limit. The Expense Limitation Agreement has an initial two-year term, but it may be terminated by the Adviser or the Fund at any time that the Fund would not exceed the Expense Limit without giving effect to any Waiver.  For the ten month period ended March 31, 2011, the Adviser waived fees of $95,383, all of which is subject to recoupment through March 31, 2014.

f. Tax Basis Reporting

Because the Master Fund invests primarily in investments that are treated as partnerships for U.S. Federal tax purposes, the tax character of the Fund’s allocated earnings depends on the tax filings of the Private Equity Investments.  Accordingly, the tax bases of these allocated earnings and the related balances are not available as of the reporting date.

g. Income Taxes

For U.S. Federal income tax purposes, the Fund is treated as a partnership, and each Member in the Fund is treated as the owner of its allocated share of the net assets, income, expenses, and the realized and unrealized gains (losses) of the Fund. Accordingly, no federal, state or local income taxes are paid by the Fund on the income or gains of the Fund since the Members are individually liable for the taxes on their allocated share of such income or gains of the Fund.

The Fund has adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, The Financial Accounting Standards Board (“FASB”) issued Accounting for Uncertainty in Income Taxes which, requires the Adviser to determine whether a tax position of the Fund is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Fund is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of March 31, 2011, the tax years from the year 2010 forward remain subject to examination by the major tax jurisdictions under the statute of limitations.

h. Cash and cash equivalents

Pending investment in the Master Fund, the Fund holds cash and cash equivalents including amounts held in interest bearing deposit accounts.

At times, such amounts may exceed federally insured limits.  The Fund has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on such accounts.

i. Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increases and decreases in Member’s capital from operations during the reporting period. Actual results can differ from those estimates.

8

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2011 (continued)

2.	Significant Accounting Policies (continued)

j. Organization Expenses

Costs incurred in connection with the organization of the Fund were $64,388, of which $59,030 was expensed for the fiscal period ended March 31, 2011.

3.	Fair Value Measurements

In January 2010, the FASB issued Improving Disclosures about Fair Value Measurements, which clarifies existing disclosure and requires additional disclosures for fair value measurements.  Effective for interim and annual reporting periods beginning after December 31, 2009, entities are required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers.  Effective for fiscal years beginning after December 31, 2010, and for interim periods within those fiscal years, entities need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross rather than net basis.  Management continues to evaluate the application of Improving Disclosure about Fair Value Measurements to the Funds, and is not in a position at this time to evaluate the significance of its impact, if any on the Fund’s financial statements.  The Master Fund, in which the Fund invests, is considered a Level 3 security.

4.	Allocation of Members’ Capital

Net profits or net losses of the Fund for each Allocation Period (as defined below) are allocated among and credited to or debited against the capital accounts of the Members. Each Allocation Period begins on the day after the last day of the preceding Allocation Period and ends at the close of business on the first to occur thereafter of: (1) the last day of a calendar month, (2) the last day of a taxable year; (3) the day preceding a day on which interests are purchased, (4) a day on which Units are repurchased by the Fund pursuant to tenders of Units by Members, or (5) a day on which any amount is credited to or debited from the capital account of any Members other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

The Fund maintains a separate capital account on its books for each Member. As of any date, the capital account of a Member shall be equal to the net asset value per Unit as of such date, multiplied by the number of Units held by such Member. Any amounts charged or debited against a Member’s capital account under the Fund’s ability to allocate special items, and to accrue reserves, other than among all Members in accordance with the number of Units held by each Member, shall be treated as a partial redemption of such Member’s Units for no additional consideration as of the date on which the Board determines such charge or debit is required to be made, and such Member’s Units shall be reduced thereby as appropriately determined by the Fund. Any amounts credited to a Member’s capital account under the Fund’s ability to allocate special items and to accrue reserves, other than among all Members in accordance with the number of Units held by each such Member, shall be treated as an issuance of additional Units to such Member for no additional consideration as of the date on which the Board determines such credit is required to be made, and such Member’s Units shall be increased thereby as appropriately determined by the Fund.  As of March 31, 2011, there have been no special items or accrued receivables allocated to Members’ capital accounts.

5.	Subscriptions and Repurchase of Members’ Interests

Units are generally offered for purchase as of the first day of each calendar month, but may be offered more or less frequently as determined by the Board in its sole discretion.

The Board may, from time to time and in its sole discretion, cause the Fund to repurchase Units from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board.  In determining whether the Fund should offer to repurchase Units, the Board considers whether the Master Fund is making a contemporaneous repurchase offer for interests in the Master Fund, as well as a variety of other operational, business and economic factors.  The Adviser anticipates recommending to the Master Fund Board that, under normal circumstances, the Master Fund conduct repurchase offers quarterly on or about each January 1st, April 1st, July 1st and October 1st.  It is anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers conducted by the Master Fund.

9

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2011 (continued)

6.	Related Party Transactions and Other

An incentive allocation (“Incentive Allocation”) is calculated at the Master Fund level and allocated to the Fund based on the Fund’s ownership interest in the Master Fund.  The Incentive Allocation is equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each member of the Master Fund, including the Fund, over (ii) the then balance, if any, of that Member’s Loss Recovery Account (as defined below) will be debited from such Member’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser). The Advisers’ capital account in the Master Fund is maintained solely for the purpose of allocating the Incentive Allocation.

The Master Fund maintains a memorandum account for each member of the Master Fund, including the Fund (each, a “Loss Recovery Account”).  Each member’s Loss Recovery Account has an initial balance of zero and is (i) increased upon the close of each Allocation Period of the Master Fund by the amount of the relevant member’s allocable share of the net losses of the Master Fund for the Allocation Period, and (ii) decreased (but not below zero) upon the close of such Allocation Period by the amount of such member’s allocable share of the net profits of the Master Fund for the Allocation Period.  The Incentive Allocation is calculated and charged to each Member as of the end of each Allocation Period.  The Allocation Period with respect to a member whose interest in the Master Fund is repurchased or is transferred in part is treated as ending only for the portion of the interest so repurchased or transferred.  In addition, only the net profits of the Master Fund, if any, and the balance of the Loss Recovery Account attributable to the portion of the interest being repurchased or transferred (based on the member’s capital account amount being so repurchased or transferred) is taken into account in determining the Incentive Allocation for the Allocation Period then ending.  The member’s Loss Recovery Account is not adjusted for such member’s allocable share of the net losses of the Master Fund, if any, for the Allocation Period then ending that are attributable to the portion of the interest so repurchased or transferred.  For the period ended March 31, 2011 an Incentive Allocation of $475,797 was credited to the Incentive Allocation Account from the Fund.

UMB Bank, N.A. serves as custodian of the Fund’s cash balances and provides custodial services for the Fund. UMB Fund Services, Inc. serves as administrator and accounting agent to the Fund and provides certain accounting, record keeping and investor related services. For these services the Administrator receives a fixed monthly fee, basis points on net assets, and a monthly fee based on the number of Member accounts as well as reasonable out of pocket expenses.  For the year ended March 31, 2011, the Fund paid $73,338 in administration and accounting fees.

7.	Risk Factors

An investment in the Fund involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund invests substantially all of its available capital in Private Equity Investments.  These investments are generally restricted securities that are subject to substantial holding periods and are not traded in public markets, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

A further discussion of the risks associated with an investment in the Fund is provided in the Master Fund’s Financial Statements, the Confidential Private Placement Memorandum and Statement of Additional Information.

8.	Indemnification

In the normal course of business, the Fund enters into contracts that provide general indemnifications.  The Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

9.	Subsequent Events

Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued, and has determined that the following subsequent events require disclosure in the financial statements. Effective April 1, 2011 and May 1, 2011, there were additional capital contributions to the Fund in the amounts of $8,339,225 and $4,845,275, respectively.  In addition, the board accepted tender requests in the amount of $154,406, which will be effective as of June 30, 2011.

10

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Fund Management (unaudited)

The identity of the Board Members and brief biographical information as of March 31, 2011 is set forth below.  The Fund’s Statement of Additional Information includes additional information about the Board members and is available, without charge, by calling 1-877-748-7209.

INDEPENDENT MANAGERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGERS	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGERS OR OFFICER
James Frederick Munsell Year of Birth: 1941 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Chairman and Manager	Since Inception	Senior Counsel, Cleary Gottlieb Steen & Hamilton LLP (2001-Present); Senior Managing Director, Brock Capital Group LLC (2008-Present).	5
Robert J. Swieringa Year of Birth: 1942 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Manager	Since Inception	Professor of Accounting, S.C. Johnson Graduate School of Management at Cornell University (1997-Present); Director, The General Electric Company (2002-Present); Anne and Elmer Lindseth Dean, S.C. Johnson Graduate School of Management at Cornell University (1997-2007).	5

INTERESTED MANAGERS AND OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGERS	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGERS OR OFFICER
Urs Wietlisbach Year of Birth: 1961 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Manager	Since Inception	Partner, Partners Group (1996-Present). Director, Partners Group Holdings (AG) (1996-Present)	5

11

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Fund Management (unaudited) (continued)

INTERESTED MANAGERS AND OFFICERS (continued)

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGER OR OFFICER
Scott Higbee Year of Birth:1973 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	President	Since Inception	Partner, Partners Group (2006-Present); Partners Group (2001-Present); Senior Associate; PricewaterhouseCoopers LLP (1997-1999); Director, Partners Group (USA), Inc. (2006-Present); Director, Partners Group Real Estate LLC (2007-Present).	5
Robert Collins Year of Birth:1976 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Chief Financial Officer	Since Inception	Vice President, Partners Group (2008-Present); Partners Group (2005-Present); Corporate Strategic Planning/M&A, Pfizer, Inc. (2004); Associate Director, UBS Warburg LLC/PaineWebber (1998-2003).	5
Brooks Lindberg Year of Birth:1972 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Chief Compliance Officer	Since Inception	Partner, Partners Group (2008-Present); Partners Group (2002-Present); Paradigm Properties (1998-2000); Director, Partners Group (USA), Inc. (2008-Present); Director, Partners Group Real Estate LLC (2008-Present).	5
Joshua B. Deringer Year of Birth: 1974 One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996	Secretary	Since Inception	Partner, Drinker Biddle & Reath LLP (2009-Present); Drinker Biddle & Reath LLP (2001-Present).	5
* The Fund Complex consists of the Master Fund, Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC and Partners Group Private Equity ((Institutional TEI), LLC.

12

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited)

Proxy Voting

The Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31.  The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedules

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at http://www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330.

13

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited)

Privacy Policy

FACTS	WHAT DOES PARTNERS GROUP PRIVATE EQUITY (TEI), LLC DO WITH YOUR PERSONAL INFORMATION?
Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:
•           Social Security number
•           account balances
•           account transactions
•           transaction history
•           wire transfer instructions
•           checking account information
When you are no longer our customer, we continue to share your information as described in this notice.

How?
All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers ' personal information; the reasons Partners Group Private Equity (TEI), LLC chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Partners Group Private Equity (TEI), LLC share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For nonaffiliates to market to you	No	We don’t share
Questions?	Call 1-877-748-7209

14

Partners Group Private Equity (TEI), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited)

What we do
How does Partners Group Private Equity (TEI), LLC protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law.  These measures include computer safeguards and secured files and buildings.

Privacy Policy (continued)
How does Partners Group Private Equity (TEI), LLC collect my personal information?
We collect your personal information, for example, when you

▪      open an account
▪      provide account information
▪      give us your contact information
▪      make a wire transfer
▪      tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only

▪sharing for affiliates’ everyday business purposes – information about your creditworthiness
▪affiliates from using your information to market to you
▪sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates
Companies related by common ownership or control.  They can be financial and nonfinancial companies.

▪      Our affiliates include companies with a Partners Group name,  such as Partners Group (USA) Inc. investment adviser to the Fund and other funds, and Partners Group AG.

Nonaffiliates
Companies not related by common ownership or control.  They can be financial and nonfinancial companies.

▪      Partners Group Private Equity (TEI), LLC doesn’t share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ Partners Group Private Equity (TEI), LLC doesn’t jointly market.

15

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)

Financial Statements

For the Year Ended March 31, 2011

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)

For the Year Ended March 31, 2011

Report of Independent Registered Public Accounting Firm	1
Schedule of Investments	2-3
Statement of Assets, Liabilities and Members' Equity	4
Statement of Operations	5
Statements of Changes in Members' Equity	6
Statement of Cash Flows	7
Financial Highlights	8
Notes to Financial Statements	9-15
Fund Management	16-17
Other Information	18-21

Report of Independent Registered Public Accounting Firm

To the Board of Managers and Members of
Partners Group Private Equity (Master Fund), LLC:

In our opinion, the accompanying statement of assets, liabilities, and members’ equity, and the related statements of operations and of changes in members' equity and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Partners Group Private Equity (Master Fund), LLC (the "Fund") at March 31, 2011, the results of its operations and its cash flows for the year then ended, and the changes in its members’ equity and the financial highlights for the year then ended and for the period July 1, 2009 through March 31, 2010, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2011, provide a reasonable basis for our opinion.

May 27, 2011

PricewaterhouseCoopers LLP, 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201 T: (214) 999-1400, F: (214) 754-7991, www.pwc.com/us

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)
Schedule of Investments - March 31, 2011

INVESTMENT OBJECTIVE AS A PERCENTAGE OF TOTAL MEMBERS' EQUITY - NET ASSETS
Percentages as a percentage of total investments are as follows:

Private Equity Investments (68.69%) a
Direct Investments * (36.85%)
Direct Equity (18.05%)			Investment type	Geographic Region b	Fair Value
EQT Marvin Co-Investment, L.P. c			Limited partnership interest	Western Europe	$1,016,164
AnaCap Calcium L.P. c			Limited partnership interest	Western Europe	4,016,150
ATX Networks Holdings, LLC c			Member interest	North America	90,000
ACP Viking Co-Investment, LLC c			Member interest	North America	2,300,000
Collins Foods Holding Pty, Ltd. c			Common equity	Asia - Pacific	286,719
DLJSAP BookCO, LLC c			Member interest	South America	641,759
HGI Global Holdings, Inc. c			Common equity	North America	210,000
Mauritius (Luxembourg) Investments S.àr.l. c			Common equity	Western Europe	1,290,098
KKBS Group Holdings, LLC c			Member interest	North America	125,000
Learning Care Group (US) Inc. c			Warrants	North America	30,952
KLFS Holdings, L.P. c			Limited partnership interest	North America	1,700,000
MPH Acquisition Holdings, LLC c			Member interest	North America	2,500,000
Spring Topco, Ltd. c			Common equity	North America	5,465,101
Surgery Center Holdings, Inc. c			Preferred equity	North America	56,058
Swissport II Co-Invest FCPR c			Common equity	Western Europe	3,689,478
CD&R Univar Co-Investor, L.P. c			Limited partnership interest	North America	2,403,940
Valhalla Co-Invest, L.P. c			Limited partnership interest	Western Europe	4,197,576
					30,018,995

Direct Debt (18.80%)	Interest	Maturity	Investment type	Geographic Region b	Fair Value
Global Tel*Link Corporation	Libor + 11.25% (1.75% floor)	5/10/2017	Second lien	North America	4,000,000
KKBS Holdings LLC	12.00% + 2.00% PIK	12/17/2016	Mezzanine	North America	1,300,556
The ServiceMaster Company	Libor + 2.50%	7/24/2014	Senior	North America	2,935,998
Collins Foods Finance Pty Limited	8.00% + 8.00% PIK	12/28/2013	Mezzanine	Asia - Pacific	3,155,081
Triactor Acquico AB	Euribor + 6.00% + 6.00% PIK (2.00% floor)	9/27/2017	Mezzanine	Western Europe	647,302
Surgery Center Holdings, Inc.	12.00% + 3.00% PIK	6/24/2015	Mezzanine	North America	383,475
Learning Care Group (US) No. 2, Inc.	12.00%	6/30/2016	Senior	North America	2,206,070
Learning Care Group (US) Inc.	15.00% PIK (2x redemption preference)	6/30/2016	Mezzanine	North America	730,115
ATX Networks Corp.	12.00% + 2.00% PIK	5/12/2016	Mezzanine	North America	933,138
Bausch & Lomb, Inc.	Libor + 3.25%	4/26/2015	Senior	North America	2,981,793
HGI Holdings, Inc.	12.50%	10/1/2017	Mezzanine	North America	2,100,000
Newcastle Coal Infrastructure Group	BBSY + 6.50% (step-ups to 9.0%)	1/22/2023	Senior	Asia - Pacific	4,202,855
Svensk Utbildning Intressenter Holding AB	Libor (SEK) + 5.00% + 7.00% PIK (2.00% floor)	6/30/2018	Mezzanine	Western Europe	2,693,633
AMC Entertainment, Inc.	Libor + 3.25%	12/15/2016	Senior	North America	2,995,866
					31,265,882
Total Direct Investments (36.85%)					61,284,877

Secondary Investments* (31.25%)				Geographic Region b	Fair Value
3i Europartners Vb, L.P.				Western Europe	$733,268
Advent International GPE VI, L.P. c				Western Europe	1,805,389
Apollo Investment Fund IV, L.P. c				North America	229,704
Apollo Investment Fund VI, L.P.				North America	1,122,310
Apollo Investment Fund VII, L.P.				North America	882,119
Apollo Overseas Partners (Delaware) VII, L.P.				North America	342,282

2

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)
Schedule of Investments - March 31, 2011
(continued)

Ares Corporate Opportunities Fund III, L.P.	North America	222,312
Baring Asia Private Equity Fund IV, L.P. c	Asia - Pacific	614,797
Blackstone Capital Partners V, L.P.	North America	3,965,160
Blackstone Capital Partners V-S, L.P. c	North America	382,283
Candover 2001 Fund UK No. 2, L.P. c	Western Europe	277,543
Candover 2005 Fund, L.P. c	Western Europe	707,051
Carlyle Partners IV, L.P.	North America	3,614,289
Carlyle Partners V, L.P.	North America	4,136,954
Citigroup Venture Capital International Growth Offshore I, L.P.	Asia - Pacific	117,563
Citigroup Venture Capital International Growth Offshore II, L.P.	Asia - Pacific	406,925
Citigroup Venture International Growth Partnership II, L.P.	North America	1,238,725
CVC European Equity Partners IV Tandem Fund, L.P.	Western Europe	1,009,139
CVC European Equity Partners V, L.P.	Western Europe	1,326,399
Duke Street Capital V, L.P.	Western Europe	86,812
Duke Street Capital VI, L.P.	Western Europe	627,309
Fourth Cinven Fund, L.P. c	Western Europe	791,278
Green Equity Investors Side V, L.P.	North America	1,907,411
H.I.G Bayside Debt & LBO Fund II, L.P. c	North America	663,807
Highstar Capital III Prism, L.P.	North America	1,839,517
Investcorp Private Equity 2007 Fund, L.P. c	North America	2,953,566
Irving Place Capital Partners II, L.P.	North America	152,200
Irving Place Capital Partners III, L.P.	North America	1,138,005
KKR European Fund III, L.P. c	Western Europe	2,313,575
Madison Dearborn Capital Partners V, L.P. c	North America	2,493,888
Montagu III, L.P.	Western Europe	352,520
Palladium Equity Partners III, L.P.	North America	512,171
Silver Lake Partners III, L.P.	North America	3,514,816
Silver Lake Sumeru Fund, L.P.	North America	310,619
Thomas H. Lee Parallel Fund VI, L.P.	North America	1,659,055
TPG Partners VI, L.P.	North America	268,704
Warburg Pincus Private Equity IX, L.P. c	North America	1,368,127
Warburg Pincus Private Equity X, L.P.	North America	5,899,176
Total Secondary Investments (31.25%)		51,986,768

Primary Investments* (0.59%)	Geographic Region b	Fair Value
Avista Capital Partners II, L.P.	North America	$923,941
Baring Asia Private Equity V, L.P. c	Asia - Pacific	52,358
Total Primary Investments (0.59%)		976,299

Total Private Equity Investments (Cost $97,774,509) (68.69%)		114,247,944

Short-Term Investments (30.06%)
U.S. Government Treasury Obligations (30.06%)

U.S. Treasury Bill, 0.09%, 4/21/2011 d		9,999,500
U.S. Treasury Bill, 0.05%, 5/12/2011 d		9,999,453
U.S. Treasury Bill, 0.12%, 4/7/2011 d		9,999,800
U.S. Treasury Bill, 0.07%, 5/5/2011 d		9,999,386
U.S. Treasury Bill, 0.06%, 6/2/2011 d		9,998,790
Total U.S. Government Treasury Obligations (30.06%)		49,996,929

Total Short-Term Investments (Cost $49,997,192) (30.06%)		49,996,929

Total Investments (Cost $147,771,701) (98.75%)		164,244,873

Other Assets in Excess of Liabilities (1.25%)		2,081,421

Members' Equity (100.00%)		$166,326,294

*Direct private equity investments are private investments directly into the equity or debt of selected operating companies, often together with the management of the company.   Primary investments are investments in newly established private equity partnerships where underlying portfolio companies are not known as of the time of investment.  Secondary investments involve acquiring single or portfolios of assets on the secondary market.

a  Private equity investments are generally issued in private placement transactions and as such are generally restricted as to resale.
b  Geographic region is based on where a Private Equity Investment is headquartered and may be different from where such Private Equity Investment invests or operates.
c   Non-income producing.
d  Each issue shows the rate of the discount at the time of purchase.
e  Represents 7-day effective yield as of March 31, 2011.
Total cost and fair value of restricted portfolio funds as of March 31, 2011 was $97,774,509 and $114,247,944, respectively.

The accompanying notes are an integral part of the Schedule of Investments.

3

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Assets, Liabilities and Members' Equity - March 31, 2011

Assets
Private Equity Investments, at fair value (cost $97,774,509)	$114,247,944
Short-term investments, at fair value (cost $49,997,192)	49,996,929
Cash and cash equivalents	11,559,045
Cash denominated in foreign currencies (cost $137,185)	254,090
Interest receivable	357,200
Prepaid assets	44,274

Total Assets	$176,459,482

Liabilities
Repurchase amounts payable	$5,120,384
Investment purchases payable	4,080,482
Management fee payable	488,882
Professional fees payable	202,250
Due to Custodian	101,187
Organizational expense payable	66,962
Custodian fees payable	26,457
Board of Managers fees payable	22,500
Other expenses payable	12,833
Accounting and administration fees payable	11,251

Total Liabilities	$10,133,188

Members' Equity	$166,326,294

Members' Equity consists of:
Members' Equity paid-in	$147,859,221
Accumulated net investment loss	(365,510)
Accumulated net realized gain on investments and foreign currency translation	1,968,136
Accumulated net unrealized appreciation on investments and foreign currency translation	16,864,447

Total Members' Equity	$166,326,294

The accompanying notes are an integral part of these Financial Statements.

4

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Operations
For the Year Ended March 31, 2011

Investment Income
Dividends	$201,500
Interest	1,745,502
Miscellaneous income	170

Total Investment Income	$1,947,172

Operating Expenses
Management fee	$1,219,606
Professional fees	442,630
Board of Managers' fees	90,000
Accounting and administration fees	86,624
Insurance expense	54,898
Organizational expense	35,473
Custodian fees	24,508
Other expenses	63,510
Total Operating Expenses	$2,017,249

Expense Waivers	$(15,680)

Total Net Operating Expenses	$2,001,569

Net Investment Income	$(54,397)

Net Realized Gain and Change in Unrealized Appreciation on Investments and Foreign Currency

Net realized gain on foreign currency contracts	$1,093
Net realized gain distributions from underlying funds	1,848,889
Net change in accumulated unrealized appreciation on:
Investments	14,923,458
Foreign currency translation	390,285

Net Realized Gain and Change in Unrealized Appreciation on Investments and Foreign Currency	$17,163,725

Net Increase in Members' Equity from Operations	$17,109,328

The accompanying notes are an integral part of these Financial Statements.

5

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Changes in Members' Equity
For the periods ended March 31, 2010 and March 31, 2011

			Total
	Advisers	Members'	Members'
	Equity	Equity	Equity

Members' Equity at July 1, 2009	$-	$-	$-
Capital contributions	-	26,910,000	26,910,000
Capital withdrawals	-	(53,991)	(53,991)
Net investment loss	-	(311,113)	(311,113)
Net realized gain from investments	-	935	935
Net realized gain on foreign currency contracts	-	5,884	5,884
Net realized gain distributions from Underlying Funds	-	111,335	111,335
Net change in accumulated unrealized appreciation on investments and foreign currency translation	-	1,550,704	1,550,704
Adviser's Incentive Allocation from July 1, 2009 to March 31, 2010	135,777	(135,777)	-

Members' Equity at March 31, 2010	$135,777	$28,077,977	$28,213,754
Capital contributions	$-	$128,139,484	$128,139,484
Capital withdrawals	(1,236,977)	(5,899,295)	(7,136,272)
Net investment income	-	(54,397)	(54,397)
Net realized gain on foreign currency contracts		1,093	1,093
Net realized gain distributions from Underlying Funds	-	1,848,889	1,848,889
Net change in accumulated unrealized appreciation on investments and foreign currency translation	-	15,313,743	15,313,743
Adviser's Incentive Allocation from April 1, 2010 to March 31, 2011	1,710,937	(1,710,937)	-

Members' Equity at March 31, 2011	$609,737	$165,716,557	$166,326,294

The Advisers' Capital account in the Fund is maintained soley for the purpose of allocating the Incentive Allocation.

The accompanying notes are an integral part of these Financial Statements.

6

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Statement of Cash Flows
For the Year Ended March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net Increase in Members' Equity from Operations	$17,109,328
Adjustments to reconcile Net Increase in Members' Equity from Operations to net cash used in operating activities:
Net change in accumulated unrealized appreciation on investments	(14,916,551)
Net change in accumulated unrealized appreciation from foreign currency translation	(5,917)
Purchases of Private Equity Investments	(97,321,140)
Distributions received from Private Equity Investments	2,796,512
Net (purchases) sales of short-term investments	(27,063,200)
Decrease in proceeds from distributions	2,287
Increase in dividends and interest receivable	(354,148)
Increase in prepaid assets	(136)
Increase in investment purchases payable	4,080,482
Increase in due to custodian	101,187
Increase in management fee payable	433,035
Increase in repurchase amounts payable	5,120,384
Increase in organizational expense payable	19,260
Increase in professional fee payable	92,155
Increase in accounting and administration fees payable	3,668
Increase in custodian fees payable	20,157
Increase in other expenses payable	10,988
Net Cash Used in Operating Activities	$(109,871,649)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' capital contributions	$128,139,484
Members' capital withdrawals	(7,136,272)

Net Cash Provided by Financing Activities	$121,003,212

Net change in cash and cash equivalents	$11,131,563

Cash and cash equivalents at beginning of period	681,572

Cash and Cash Equivalents at End of Period	$11,813,135

The accompanying notes are an integral part of these Financial Statements.

7

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)
Financial Highlights

		Period from Commencement
		of Operations -
	Year Ended	July 1, 2009 through
	March 31, 2011	March 31, 2010

Total Return Before Incentive Allocation(1)	11.08%	4.30	%(3)

Total Return After Incentive Allocation(1)	9.95%	3.80	%(3)

RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	$166,326	$28,214

Net investment gain (loss) to average net assets, excluding Incentive Allocation	(0.06)%	(3.02	)%(4)
Ratio of gross expenses to average net assets, excluding Incentive Allocation(2)	2.20%	4.96	%(4) (5)
Incentive Allocation to average net assets	1.86%	0.99	%(3)
Ratio of gross expenses and Incentive Allocation to average net assets(2)	4.06%	5.95	%(4) (5)
Expense waivers to average net assets	(0.02)%	(1.16	)%(4)
Ratio of net expenses and Incentive Allocation to average net assets	4.04%	4.79	%(4)
Ratio of net expenses to average net assets, excluding Incentive Allocation	2.18%	3.79	%(4) (5)

Portfolio Turnover	5.71%	13.05	%(3) (5)

(1)
Total investment return based on per unit net asset value reflects the changes in net asset value based on the effects of the performance of the Master Fund during the period and adjusted for cash flows related to capital contributions or withdrawals during the period.

(2)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by management.
(3)	Not annualized
(4)	Annualized
(5)	The Organizational Expenses and Incentive Allocation are not annualized

The accompanying notes are an integral part of these Financial Statements.

8

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011

1.	Organization

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) was organized as a limited liability company under the laws of the State of Delaware on August 4, 2008 and commenced operations on July 1, 2009. The Master Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Master Fund is managed by Partners Group (USA) Inc. (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended.  A Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Master Fund.  To the fullest extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Master Fund, any committee of the Board, or the Adviser.  The objective of the Master Fund is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.

The Master Fund is a master investment portfolio in a master-feeder structure.  Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC, and Partners Group Private Equity (Institutional TEI), LLC, (collectively “the Feeders”) invest substantially all of their assets, directly or indirectly, in the limited liability company interests (“Interests”) of the Master Fund and become members of the Master Fund (“Members”).

2.	Significant Accounting Policies

The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

a. Basis of Accounting

The Master Fund’s accounting and reporting policies conform with generally accepted accounting principles within the United States (“U.S. GAAP”).

b. Valuation of Investments

Investments held by the Master Fund include direct, primary and secondary private equity investments (collectively, “Private Equity Investments”).

Private Equity Investments

The Master Fund values interests in Private Equity Investments at fair value, which ordinarily is based on the value determined by their respective investment managers, in accordance with procedures established by the Board. Private Equity Investments are subject to the terms of their respective offering documents.  Valuations of Private Equity Investments are subject to estimates and are net of management and performance incentive fees or allocations that may be payable pursuant to such offering documents.  If the Adviser determines that the most recent value reported by a Private Equity Investment does not represent fair value or if a Private Equity Investment fails to report a value to the Master Fund, a fair value determination is made under procedures established by and under the general supervision of the Board. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

The following is a summary of the inputs used in valuing the Master Fund's Private Equity Investments at fair value.  The inputs or methodology used for valuing the Master Fund's Private Equity Investments are not necessarily an indication of the risk associated with investing in those investments.  The Master Fund's valuation procedures require evaluation of all relevant factors available at the time the Master Fund values its investments.  The fair values of financial instruments traded in active markets are based on quoted market prices at the end of the reporting period.  The quoted market price used for financial assets held by the Company is the bid price at the end of the reporting period.

9

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011 (continued)

2.	Significant Accounting Policies (continued)
b. Valuation of Investments (continued)

In assessing the fair value of non-traded financial instruments, the Company uses a variety of methods such as time of last financing, earnings and multiple analysis, discounted cash flow and third party valuation, and makes assumptions that are based on market conditions existing at each end of the reporting period.  Quoted market prices or dealer quotes for specific similar instruments are used for long-term debt where appropriate.  Other techniques, such as option pricing models and estimated discounted value of future cash flows, are used to determine fair value for the remaining financial instruments.

Daily Traded Direct Investments

The Master Fund values direct investments traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board at their last sales price, and (2) on NASDAQ will be valued at the NASDAQ Official Closing Price, at the close of trading on the exchanges or markets where such securities are traded for the business day as of the relevant determination date.  If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded.  Securities traded on a foreign securities exchange generally will be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate provided by a recognized pricing service.

Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers.  High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Adviser at amortized cost, which the Boards of Managers have determined to approximate fair value.

The Master Fund has adopted the authoritative guidance under U.S. GAAP for estimating the fair value of investments in investment companies that have calculated net asset value in accordance with the specialized accounting guidance for investment companies. Accordingly, in circumstances in which net asset value of an investment in an investment company is not determinative of fair value, the Master Fund estimates the fair value of such investment using the net asset value of the investment (or its equivalent) without further adjustment, if the net asset value of the investment is determined in accordance with the specialized accounting guidance for Investment Companies as of the reporting entity's measurement date.

c. Cash and Cash Equivalents

Pending investment in Private Equity Investments and in order to maintain liquidity, the Master Fund holds cash, including amounts held in foreign currency and short-term interest bearing deposit accounts.  At times, such amounts may exceed federally insured limits.

The Master Fund has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on such accounts.

d. Foreign Currency Translation

The books and records of the Master Fund are maintained in U.S. dollars.  Generally, assets and liabilities denominated in non-U.S. currencies are translated into U.S. dollar equivalents using valuation date exchange rates, while purchases, realized gains and losses, income and expenses are translated at the transaction date exchange rates.  As of March 31, 2011 the Master Fund has four investments denominated in Euros, four investments denominated in Australian Dollars, two investments denominated in Swedish Kronor, one investment denominated in Norwegian Kronor, and one investment denominated in British Pounds.  The Master Fund does not isolate the portion of the results of operations due to fluctuations in foreign exchange rates from changes in fair values of the investments during the period.

10

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011 (continued)

2.	Significant Accounting Policies (continued)

e. Investment Income

The Master Fund initially records distributions of cash or in-kind securities at fair value from Private Equity Investments based on the information from distribution notices when distributions are received. Thus, the Master Fund would recognize within the Statement of Operations its share of realized gains or (losses) and the Master Fund’s share of net investment income or (loss) based upon information received regarding distributions, from managers of the Private Equity Investments. Unrealized depreciation on investments, within the Statement of Operations, includes the Master Fund’s share of unrealized gains and losses, realized undistributed gains, and the Master Fund’s share of undistributed net investment income or (loss) from Private Equity Investments for the relevant period.

f. Master Fund Expenses

The Master Fund bears all expenses incurred, on an accrual basis, in the business of the Master Fund, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Master Fund’s account; legal fees; accounting, auditing, and tax preparation fees; custodial fees; fees for data and software providers; costs of insurance; registration expenses; managers’ fees; and expenses of meetings of the Board.

g. Organization and Offering Expenses

Costs incurred in connection with the organization of the Fund were $140,291 of which $62,721 was waived on behalf of the Master Fund by the Adviser and will not be borne by the Fund.  $42,097 was expensed for the fiscal period ended March 31, 2010 and the remaining $35,473 was expensed for the fiscal year ended March 31, 2011.

h. Income Taxes

The Master Fund is treated as a partnership for federal income tax purposes and therefore is not subject to U.S. federal income tax.  For income tax purposes, the individual partners will be taxed upon their distributive share of each item of the Master Fund’s profit and loss.

The Master Fund has adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions.  The  Financial Accounting Standards Board (“FASB”) issued Accounting for Uncertainty in Income Taxes which, requires the Adviser to determine whether a tax position of the Master Fund is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Master Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Master Fund is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of March 31, 2011, the tax years from the year 2010 forward remain subject to examination by the major tax jurisdictions under the statute of limitations.

i. Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Master Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in capital from operations during the reporting period. Actual results can differ from those estimates.

3.	Fair Value Measurements

In January 2010, the FASB issued Improving Disclosures about Fair Value Measurements, which clarifies existing disclosure and requires additional disclosures for fair value measurements.  Effective for interim and annual reporting periods beginning after December 31, 2009, entities will be required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers.  Effective for fiscal years beginning after December 31, 2010, and for interim periods within those fiscal years, entities need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross rather than net basis.  Management continues to evaluate the application of Improving Disclosure about Fair Value Measurements to the Master Funds, and is not in a position at this time to evaluate the significance of its impact, if any on the Master Fund’s financial statements.

11

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011 (continued)

3.	Fair Value Measurements (continued)

As required by Fair Value Measurements, investments are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Estimated values may differ from the values that would have been used if a ready market existed or of the investments were liquidated at the valuation date.  Fair Value Measurements established a three-tier hierarchy to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Master Fund’s investments. The inputs are summarized in the three broad levels listed below:

Valuation of Investments

•     Level 1 – Quoted prices are available in active markets for identical investments as of the measurement date.  The type of investment included in Level I include marketable securities that are primarily traded on a securities exchange or over-the-counter.   The fair value is determined to be the last sale price on the determination date, or, if no sales occurred on any such day, the mean between the closing bid and ask prices on such day.  As required by Fair Value Measurements, the Master Fund does not apply a blockage discount to the quoted price for these investments, even in situations where the Master Fund holds a large position and a sale could reasonably impact the quoted price.

•     Level 2 – Pricing inputs are other than quoted prices in active markets (i.e. Level I pricing) and fair value is determined through the use of models or other valuation methodologies through direct or indirect corroboration with observable market data.  Investments which are generally included in this category include corporate notes, convertible notes, warrants and restricted equity securities.  The fair value of legally restricted equity securities is generally may be discounted depending on the likely impact of the restrictions on liquidity and Adviser’s estimates.

•     Level 3 – Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment.  The inputs into the determination of fair value require significant management judgment or estimation.  Investments that are included in this category generally include equity investments that are privately owned, as well as convertible notes and warrants that are not actively traded.  The fair value for investment using Level 3 pricing inputs are based on Adviser’s estimates which consider a combination of various performance measurements including the timing of the transaction, the market in which the company operates, comparable market transactions, company performance and projections and various performance multiples as applied to EBITDA or a similar measure of earnings for the latest reporting period and forward earnings, as well as discounted cash flow analysis. When the inputs used to measure fair value may fall into different levels of the fair value hierarchy, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Due to the inherent uncertainty of valuations, estimates values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material.

12

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011 (continued)

3.	Fair Value Measurements (continued)

Investments	Level 1	Level 2	Level 3	Total
Direct Investments*	$-	$-	$61,284,877	$61,284,877
Primary Investments*	-	-	976,299	976,299
Secondary Investments*	-	-	51,986,768	51,986,768
Short-Term Investments	49,996,929	-	-	49,996,929
Total	$49,996,929	$-	$114,247,944	$164,244,873

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining value:

	Direct Investments	Primary Investments	Secondary Investments	Total
Balance as of April 1, 2010	$994,968	$-	$3,804,627	$4,799,595
Realized gain	-	-	-	-
Net change in unrealized appreciation	5,087,682	118,636	9,405,181	14,611,236
Net purchases	55,202,227	857,663	38,776,960	94,836,850
Net transfers in or out of Level 3	-	-	-	-
Balance as of March 31, 2011	$61,284,877	$976,299	$51,986,768	$114,247,944

The amount of the net change in unrealized appreciation/depreciation for the year ended March 31, 2011 relating to investments in Level 3 assets still held at March 31, 2011 is $14,611,236, which is included as a component of net change in unrealized appreciation on investments in Private Equity Investments.

*
Direct private equity investments are private investments directly into the equity or debt of selected operating companies, often together with the management of the company.   Primary investments are investments in newly established private equity partnerships where underlying portfolio companies are not known as of the time of investment.  Secondary investments involve acquiring single or portfolios of assets on the secondary market.

4.	Allocation of Members’ Capital

Net profits or net losses of the Master Fund for each Allocation Period (as defined below) are allocated among and credited to or debited against the capital accounts of the Members. Each Allocation Period begins on the day after the last day of the preceding Allocation Period and ends at the close of business on the first to occur thereafter of: (1) the last day of a calendar month, (2) the last day of a taxable year; (3) the day preceding a day on which Interests are purchased, (4) a day on which Interests are repurchased by the Master Fund pursuant to tenders of Interests by Members, or (5) a day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

5.	Subscription and Repurchase of Members’ Interests

Interests are generally offered for purchase as of the first day of each calendar month, except that Interests may be offered more or less frequently as determined by the Board in its sole discretion.

13

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011 (continued)

5.	Subscription and Repurchase of Members’ Interests (continued)

The Board may, from time to time and in its sole discretion, cause the Master Fund to repurchase Interests from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board.  In determining whether the Master Fund should offer to repurchase Interests, the Board considers the recommendation of the Adviser, as well as a variety of other operational, business and economic factors.  The Adviser anticipates recommending to the Master Fund Board that, under normal circumstances, the Master Fund conduct repurchase offers quarterly on or about each January 1st, April 1st, July 1st and October 1st.  The Master Fund does not intend to distribute to the Members any of the Master Fund’s income, but currently expects to reinvest substantially all income and gains allocable to the Members.

6.	Management Fees, Incentive Allocation, and Fees and Expenses of Managers

The Adviser is responsible for providing day-to-day investment management services to the Master Fund, subject to the ultimate supervision of and subject to any policies established by the Board, pursuant to the terms of an investment management agreement with the Master Fund (the "Investment Management Agreement"). Under the Investment Management Agreement, the Adviser is responsible for developing, implementing and supervising the Master Fund's investment program.

In consideration for such services, the Master Fund pays the Adviser a monthly management fee equal to 1/12th of 1.25% (1.25% on an annualized basis) of the greater of (i) the Master Fund’s net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment.

In addition, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each Member over (ii) the then balance, if any, of that Member’s Loss Recovery Account (as defined below) will be debited from such Member’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund maintained solely for the purpose of being allocated the Incentive Allocation and thus, does not participate in the Members’ Equity Allocation.

The Master Fund maintains a memorandum account for each Member (each, a “Loss Recovery Account”).  Each Member’s Loss Recovery Account has an initial balance of zero and is (i) increased upon the close of each Allocation Period by the amount of the relevant Member’s allocable share of the net losses of the Master Fund for the Allocation Period, and (ii) decreased (but not below zero) upon the close of such Allocation Period by the amount of such Member’s allocable share of the net profits of the Master Fund for the Allocation Period. The Incentive Allocation is calculated and charged to each Member as of the end of each Allocation Period. The Allocation Period with respect to a Member whose Interest is repurchased or is transferred in part is treated as ending only for the portion of Interests so repurchased or transferred.  In addition, only the net profits of the Master Fund, if any, and the balance of the Loss Recovery Account attributable to the portion of the Interest being repurchased or transferred (based on the Member’s capital account amount being so repurchased or transferred) is taken into account in determining the Incentive Allocation for the Allocation Period then ending.  The Member’s Loss Recovery Account is not adjusted for such Member’s allocable share of the net losses of the Master Fund, if any, for the Allocation Period then ending that are attributable to the portion of the Interest so repurchased or transferred.  For the year ended March 31, 2011 an aggregate Incentive Allocation of $1,710,937 was credited to the Incentive Allocation Account.

Each member of the Board who is not an “interested person” of the Master Fund (the “Independent Board”), as defined by the 1940 Act, receives a fee of $35,000 per year, plus a one-time start-up bonus of $5,000 in connection with the establishment of the Master Fund. In addition, the Master Fund pays an additional fee of $10,000 per year (i) to the Chairman of the Board and to the Chairman of the Audit Committee.  All Board members are reimbursed by the Master Fund for all reasonable out-of-pocket expenses incurred by them in performing their duties.

14

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Notes to Financial Statements – March 31, 2011 (continued)

7.	Accounting, Administration, and Custodial Agreement

In consideration for accounting, administrative, and recordkeeping services, the Master Fund pays UMB Fund Services, Inc. (the “Administrator”) a monthly administration fee based on the month-end net asset value of the Master Fund, subject to certain minimums.  The Administrator also provides regulatory administrative services, transfer agency functions, and shareholder services at an additional cost.  For these services the Administrator receives a fixed monthly fee, basis points on net assets, and a monthly fee based on the number of Member accounts as well as reasonable out of pocket expenses. For the year ended March 31, 2011, the total administration fee was $86,624.

UMB Bank, N.A. serves as custodian of the Master Fund’s assets and provides custodial services for the Master Fund.

8.	Investment Transactions

Total purchases of Private Equity Investments for the year ended March 31, 2011 amounted to $97,633,362. Total distribution proceeds from redemptions of Private Equity Investments for the year ended March 31, 2011 amounted to $2,796,512. The cost of investments in Private Equity Investments for U.S. federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from such Private Equity Investments. The Master Fund relies upon actual and estimated tax information provided by the Private Equity Investments as to the amounts of taxable income allocated to the Master Fund as of March 31, 2011.

9.	Indemnification

In the normal course of business, the Master Fund enters into contracts that provide general indemnifications.  The Master Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Master Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

10.	Commitments

As of March 31, 2011, the Master Fund had contributed 76% or $100,796,504 of the total of $132,404,269 in capital commitments to the Private Equity Investments.  Segregated by category on the Master Fund Schedule of Investments, Direct Investments contributed $55,962,827 of $56,695,173 in total commitments, Secondary Investments contributed $43,854,547 of $70,459,096 in total commitments, and Primary Investments contributed $979,130 of $5,250,000 in total commitments as of March 31, 2011.

11.	Risk Factors

An investment in the Master Fund involves significant risks, including industry risk, liquidity risk, interest rate risk and economic conditions risk, that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund invests substantially all of its available capital in Private Equity Investments. These investments are generally restricted securities that are subject to substantial holding periods and are not traded in public markets, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years.  The Master Fund may have a concentration of investments, as permitted by the private placement offering memorandum, in a particular industry or sector. Investment performance of the sector may have a significant impact on the performance of the Master Fund. The Master Fund’s investments are also subject to the risk associated with investing in private equity securities. The investments in private equity securities are illiquid, can be subject to various restrictions on resale, and there can be no assurance that the Master Fund will be able to realize the value of such investments in a timely manner.

Interests in the Master Fund provide limited liquidity since Members will not be able to redeem Interests on a daily basis because the Master Fund is a closed-end fund. Therefore investment in the Master Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Interests and should be viewed as a long-term investment. No guarantee or representation is made that the investment objective will be met.

A further discussion of the risks associated with an investment in the Master Fund is provided in the Confidential Private Placement Memorandum and Statement of Additional Information.

12.	Subsequent Events

Management has evaluated the impact of all subsequent events on the Master Fund through the date the financial statements were issued, and has determined that the following subsequent events require disclosure in the financial statements. Effective April 1, 2011 and May 1, 2011, there were additional capital contributions to the Fund in the amounts of $27,395,338 and $11,380,031, respectively.  In addition, the board accepted tender requests in the amount of $214,767, which will be effective as of June 30, 2011.

15

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Fund Management (unaudited)

The identity of the Board Members and brief biographical information as of March 31, 2011 is set forth below.  The Master Fund’s Statement of Additional Information includes additional information about the Board Members and is available, without charge, by calling 1-877-748-7209.

INDEPENDENT MANAGERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE MASTER FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGER OR OFFICER
James Frederick Munsell Year of Birth: 1941 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Chairman and Manager	Since Inception	Senior Counsel, Cleary Gottlieb Steen & Hamilton LLP (2001-Present); Senior Managing Director, Brock Capital Group LLC (2008-Present).	5
Robert J. Swieringa Year of Birth: 1942 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Manager	Since Inception	Professor of Accounting, S.C. Johnson Graduate School of Management at Cornell University (1997-Present); Director, The General Electric Company (2002-Present); Anne and Elmer Lindseth Dean, S.C. Johnson Graduate School of Management at Cornell University (1997-2007).	5

INTERESTED MANAGERS AND OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE MASTER FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGER OR OFFICER
Urs Wietlisbach Year of Birth: 1961 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Manager	Since Inception	Partner, Partners Group (1996-Present). Director, Partners Group Holding (AG) (1996-Present)	5

16

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Fund Management (unaudited) (continued)

INTERESTED MANAGERS AND OFFICERS (continued)

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE MASTER FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGER OR OFFICER
Urs Wietlisbach Year of Birth: 1961 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Manager	Since Inception	Partner, Partners Group (1996-Present). Director, Partners Group Holding (AG) (1996-Present)	5
NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE MASTER FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGERS	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGERS OR OFFICER
Scott Higbee Year of Birth:1973 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	President	Since Inception	Partner, Partners Group (2006-Present); Partners Group (2001-Present); Senior Associate; PricewaterhouseCoopers LLP (1997-1999); Director, Partners Group (USA), Inc. (2006-Present); Director, Partners Group Real Estate LLC (2007-Present).	5
Robert Collins Year of Birth:1976 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Chief Financial Officer	Since Inception	Vice President, Partners Group (2008-Present); Partners Group (2005-Present); Corporate Strategic Planning/M&A, Pfizer, Inc. (2004); Associate Director, UBS Warburg LLC/PaineWebber (1998-2003).	5
Brooks Lindberg Year of Birth:1972 c/o Partners Group (USA) Inc. 450 Lexington Avenue 39th Floor New York, NY 10017	Chief Compliance Officer	Since Inception	Partner, Partners Group (2008-Present); Partners Group (2002-Present); Paradigm Properties (1998-2000); Director, Partners Group (USA), Inc. (2008-Present); Director, Partners Group Real Estate LLC (2008-Present).	5
Joshua B. Deringer Year of Birth: 1974 One Logan Square, Ste 2000 Philadelphia, PA 19103-6996	Secretary	Since Inception	Partner, Drinker Biddle & Reath LLP (2009-Present); Drinker Biddle & Reath LLP (2001-Present).	5
* The Fund Complex consists of the Master Fund, Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC and Partners Group Private Equity ((Institutional TEI), LLC.

17

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited)

Proxy Voting

The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31. The Master Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedules

The Master Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Master Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at http://www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC.  Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Approval of Investment Management Agreement

At a meeting of the Board of the Master Fund held on November 19, 2010, by a unanimous vote, the Board of the Master Fund, including a majority of the Managers who are not “interested persons” within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Managers”), approved the Investment Management Agreement (the “Agreement”).

In advance of the meeting, the Independent Managers requested and received extensive materials from the Adviser to assist them in considering the approval of the Agreement. The materials provided by the Adviser contained information including detailed comparative information relating to the performance, advisory fees and other expenses of the Master Fund and the Members of the Master Fund managed by the Adviser (collectively, the “Funds”).

The Board engaged in a detailed discussion of the materials with management of the Adviser. The Independent Managers then met separately with independent counsel to the Independent Managers for a full review of the materials. Following this session, the full Board reconvened and after further discussion determined that the information presented provided a sufficient basis upon which to approve the Agreement.

Discussion of Factors Considered

The Board considered, among other things: (1) the nature and quality of the advisory services expected to be rendered, including, the complexity of the services expected to be provided; (2) the experience and qualifications of the personnel that will be providing such services; (3) the proposed fee structure and the expense ratios in relation to those of other investment companies having comparable investment policies and limitations; (4) the direct and indirect costs that may be incurred by the Adviser and its affiliates in performing advisory services for the Master Fund, the basis of determining and allocating these costs, and the estimated profitability to the Adviser and its affiliates in performing such services; (5) possible economies of scale arising from any anticipated growth of the Funds and the extent to which these would be passed on to the Funds; (6) other compensation or possible benefits to the Adviser and its affiliates arising from their advisory and other relationships with the Master Fund; (7) possible alternative fee structures or bases for determining fees; (8) the fees charged by the Adviser and other investment advisers to similar clients and in comparison to industry fees for similar services; and (9) possible conflicts of interest that the Adviser may have with respect to the Funds.

The Board concluded that the nature, extent and quality of the services to be provided by the Adviser to the Master Fund are appropriate and consistent with the terms of the Master Fund’s LLC Agreement, that the quality of those services are anticipated to be consistent with industry norms and that the Master Fund is likely to benefit from the Adviser’s management of the Master Fund investment program.

18

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited) (continued)

The Board noted that the performance of the Master Fund had been good for the relevant time periods.
The Board also concluded that the Adviser had sufficient personnel, with the appropriate education and experience, to serve the Master Fund effectively and has demonstrated its continuing ability to attract and retain qualified personnel.

The Board considered the anticipated costs of the services provided by the Adviser, and the compensation and benefits received by the Adviser in providing services to the Master Fund.  The Board reviewed the financial statements of the Adviser’s parent.  In addition, the Board considered any direct or indirect revenues which could be received by affiliates of the Adviser.  The Boards concluded that the Adviser’s anticipated fees and profits to be derived from its relationship with the Master Fund in light of the Fund’s expenses, were reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable funds.  The Board also concluded that the overall expense ratios of the Funds were reasonable, taking into account the projected size of the Funds and the quality of services to be provided by the Adviser.

The Board considered the extent to which economies of scale could be realized, and whether fee levels would reflect those economies, noting that as the Funds grew, there would be economies of scale realized.
The Board considered all factors and no one factor alone was deemed dispositive.

Conclusion

After receiving full disclosure of relevant information of the type described above, the Board of Managers of the Master Fund concluded that the compensation and other terms of the Agreement were in the best interests of the Master Fund’s Members.

19

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited) (continued)

Privacy Policy

FACTS	WHAT DOES PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC DO WITH YOUR PERSONAL INFORMATION?
Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:
•           Social Security number
•           account balances
•           account transactions
•           transaction history
•           wire transfer instructions
•           checking account information
When you are no longer our customer, we continue to share your information as described in this notice.

How?
All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers ' personal information; the reasons Partners Group Private Equity (Master Fund), LLC chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Partners Group Private Equity (Master Fund), LLC share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For nonaffiliates to market to you	No	We don’t share
Questions?	Call 1-877-748-7209

20

Partners Group Private Equity (Master Fund), LLC
(a Delaware Limited Liability Company)

Other Information (unaudited) (continued)

What we do
How does Partners Group Private Equity (Master Fund), LLC protect my personal informatCTion?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law.  These measures include computer safeguards and secured files and buildings.

Privacy Policy (continued)
How does Partners Group Private Equity (Master Fund), LLC collect my personal information?
We collect your personal information, for example, when you

▪      open an account
▪      provide account information
▪      give us your contact information
▪      make a wire transfer
▪      tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only

▪sharing for affiliates’ everyday business purposes – information about your creditworthiness
▪affiliates from using your information to market to you
▪sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates
Companies related by common ownership or control.  They can be financial and nonfinancial companies.

▪      Our affiliates include companies with a Partners Group name,  such as Partners Group (USA) Inc. investment adviser to the Fund and other funds, and Partners Group AG.

Nonaffiliates
Companies not related by common ownership or control.  They can be financial and nonfinancial companies.

▪      Partners Group Private Equity (Master Fund), LLC doesn’t share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ Partners Group Private Equity (Master Fund), LLC doesn’t jointly market.

21

PART C:
OTHER INFORMATION

Partners Group Private Equity (TEI), LLC (the “Registrant”)

Item 25.  Financial Statements and Exhibits

(1)	Financial Statements:

Financial Statements are included in the Statement of Additional Information filed herewith.

(2)	Exhibits

(a)(1)	See Appendix A.

(a)(2)	Certificate of Limited Liability Company is incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1).

(e)	Not applicable.

(f)	Not applicable.

(g)	Not applicable.

(h)	Form of Private Placement Agent Agreement is incorporated by reference to Exhibit (h) of the Registrant’s Registration Statement as previously filed on February 26, 2010.

(i)	Not applicable.

(j)	Form of Custodian Services Agreement is incorporated by reference to Exhibit (j) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

(k)(1)	Form of Administration Agreement is incorporated by reference to Exhibit (k)(1) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

(k)(2)	Form of Escrow Agreement is incorporated by reference to Exhibit (k)(2) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

(k)(3)	Form of Fund Servicing Agreement is incorporated by reference to Exhibit (k)(3) of the Registrant’s Registration Statement as previously filed on February 26, 2010.

(k)(4)	Form of Expense Limitation Agreement is incorporated by reference to Exhibit (k)(4) of the Registrant’s Registration Statement as previously filed on February 26, 2010.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Form of Subscription Agreement is incorporated by reference to Exhibit (p) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

(q)	Not applicable.

(r)(1)	Code of Ethics of the Registrant is incorporated by reference to Exhibit (r)(1) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

(r)(2)	Code of Ethics of Partners Group (USA) Inc. is incorporated by reference to Exhibit (r)(2) of the Registrant’s Registration Statement as previously filed on January 12, 2010.

Item 26.  Marketing Arrangements

Not applicable.

Item 27.  Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0

Legal fees	$75,000

Printing fees	$7,500

Blue Sky fees	$18,500

Accounting fees	$0

Total	$101,000

Item 28.  Persons Controlled by or Under Common Control With Registrant

The Board of Managers of the Fund and Partners Group Private Equity (TEI), LLC (the “Feeder Fund”) is identical to the board of managers of certain other pooled investment vehicles (“Other Funds”) that invest in the Master Fund.  In addition, the officers of the Other Funds are substantially identical.  Nonetheless, the Feeder Fund takes the position that it is not under common control with the Other Funds since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29.  Number of Holders of Securities

Title of Class	Number of Record Holders*
Limited Liability Company Interests	940
*  Number of accounts as of September 30, 2011.

Item 30.  Indemnification

Indemnification.

Section 3.7 of the LLC Agreement states:

Indemnification.

(a)           To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.  Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b)           Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e)           In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)           An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(g)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h)           To the extent permitted by applicable law, the Servicing Agent, the Placement Agent and the Administrator, and any other party serving as the servicing agent, the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Servicing Agreement, the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

In addition, the Fund’s various agreements with its service providers provide for indemnification.

Item 31.  Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Master Fund’s Adviser, Partners Group (USA) Inc. (the “Adviser”) together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-68463), and is incorporated herein by reference.

Item 32.  Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of  (1) the Registrant, (2) the Registrant’s Administrator, and (3) the Registrant’s counsel.  The address of each is as follows:

1.            Partners Group Private Equity (TEI), LLC
c/o Partners Group (USA) Inc.
1114 Avenue of the Americas, 37th Floor
New York, NY 10036

2.           UMB Fund Services, Inc.
803 West Michigan Street, Suite A
Milwaukee, WI 53233

3.           Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA  19103-6996

Item 33.  Management Services

Not applicable.

Item 34.  Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 16th day of December, 2011.

Partners Group Private Equity (TEI), LLC

By:	/s/ Scott Higbee
Name: Scott Higbee
Title: President

By:	/s/ Robert Collins
Name: Robert Collins
Title: Chief Financial Officer